As Filed with the Securities Exchange Commission on September 20, 2005

Registration No. 333-105040

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

(Exact name of registrant as specified in its charter)

Illinois	6221	36-4368292
(State of Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

c/o Beeland Management Company, L.L.C.
141 West Jackson Blvd., Suite 1340A
Chicago, Illinois 60604
312/264-4375
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Walter Thomas Price III

Beeland Management Company, L.L.C.

141 West Jackson Blvd., Suite 1340A

Chicago, Illinois 60604
312/264-4375
 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:
James B. Biery
Sidley Austin Brown & Wood LLP
10 South Dearborn Street

Chicago, Illinois 60603

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement Amendment.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement Amendment on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement Amendment shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement Amendment shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

1,362,483 UNITS OF LIMITED PARTNERSHIP INTEREST

Rogers International Raw Materials Fund, L.P. is an index fund that invests and trades in a portfolio of commodity futures and forward contracts.   Beeland Management Company, L.L.C. is the general partner and commodity pool operator of the Index Fund.   James Beeland Rogers, Jr., owns 69.09% of the membership interests in Beeland Management, but is not involved in the daily operations of the firm.

The selling agents are offering units of the Index Fund on a best efforts basis at the net asset value as of the end of each month.  The selling agents are not required to sell any specific number of units.  A minimum investment of $10,000 is required for first time investors.

As of August 31, 2005, the net asset value of a unit that sold for $100 in November 2001, when the Index Fund began trading, was $193.03.  Since there will be a delay between when an investor pays for units and when the unit’s net asset value is determined, an investor will not know the actual purchase price of the units at the time of subscription.  There is no scheduled termination date for this offering of units.  No escrow account will be used in connection with this offering.  The Index Fund will pay Refco Securities, LLC and additional selling agents a subscription fee of 2.5% of the gross proceeds of this offering and Beeland Management an amount equal to 0.50% of the gross proceeds of this offering for wholesaling expenses.

These are speculative, high-risk securities.  Before you decide to invest, read this entire prospectus carefully and consider the “Risk Factors” on page 10.  The risks of this investment include that:

•                  You could lose a substantial portion or all of your investment in the Index Fund.

•                  Commodity trading is speculative and the Rogers International Commodity Index®, upon which the Index Fund’s trading is based, is likely to be volatile and could experience periods of prolonged decline in value.

•                  The Index Fund is subject to numerous conflicts of interest, including those arising from the fact that its trading advisor and general partner are affiliated entities and also serve as the commodity pool operator or commodity trading advisor for other investment products.

•                  The Index Fund will incur substantial fees and expenses which may not be offset by trading profits, including  upfront charges of 3%, a 1% annual management fee and a 1% annual trailing service fee beginning in the 13th month after a unit is issued.

•                  To break even, the Index Fund must generate estimated trading profits of 2.25% at the end of the first year following the issuance of a unit and 0.25% in each subsequent year of an investment to offset estimated expenses.

•                  The Index Fund will not provide any benefit of diversification of your overall portfolio unless the returns from the Index Fund are independent from those of your portfolio.

•                  There are various conditions and restrictions on your ability to redeem units, which include a 10 day written notice requirement.

•                  No public market exists for the units, and none is expected to develop.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

REFCO SECURITIES, LLC

Selling Group Manager

Prospectus dated:            , 2005

WHO MAY INVEST

An investment in the Index Fund is speculative and involves a high degree of risk. The Index Fund is not suitable for all investors nor is it a complete investment program. You should invest only a limited portion of your portfolio in the Index Fund. At a minimum you must have:

•                  a net worth of at least $150,000, exclusive of home, home furnishings and automobiles; or

•                  a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.

A number of states in which the units are offered impose higher minimum financial standards on prospective investors. These state suitability standards are described in “Plan of Distribution—Who May Invest.” These standards are, in each case, only regulatory minimums. Merely because you meet the standards does not mean the investment is suitable for you. If the investment in the Index Fund is being made by a fiduciary account, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who supplies the funds to purchase the units if the donor or grantor is the fiduciary.

You are required to make representations and warranties in connection with this investment. You are encouraged to discuss this investment with your individual financial, legal and tax advisors.

Beeland Management, in its sole discretion, may partially or totally reject any subscription for units.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED BY THIS POOL BEGINNING AT PAGE 22 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, BEGINNING AT PAGE 24.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 10.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS.

FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

i

This prospectus does not include all of the information or exhibits in the Index Fund’s Registration Statement. You can read and copy the entire Registration Statement at the public reference facilities maintained by the SEC in Washington, D.C.

The Index Fund will file quarterly and annual reports with the SEC. You can read and copy these reports at the SEC public reference facility, in Washington, D.C. Please call the sec at 1-800-SEC-0300 for further information.

The Index Fund’s filings are posted on the SEC’s Website at http://www.sec.gov.

Please see the important Privacy Policy on Page 57

MAINE INVESTORS: There are different suitability requirements for residents of Maine.

BEELAND MANAGEMENT COMPANY, L.L.C.

General Partner

141 W. Jackson Blvd., Suite 1340A

Chicago, Illinois 60604

(312) 264-4375

(866) 60-RICIX

STATE SUITABILITY REQUIREMENTS

Listed below (or, in certain cases, in special Supplements attached to the Prospectus) are certain suitability or minimum investment requirements applicable to residents of the states shown. Please read the following list to make sure that you meet the minimum suitability and/or investment requirements for the state in which you reside. (As used below, “net worth” means net worth exclusive of home, home furnishings, and automobiles; “annual income” means annual gross income; and “taxable income” means annual taxable income for federal income tax purposes.)

State	Income Requirements	Net Worth Requirements
All States	Minimum annual gross income of $45,000 if net worth is less than $150,000 and at least $45,000	Minimum of $150,000 or Minimum of $45,000 (with minimum annual gross income of $45,000)

The following additional requirements are applicable if you are a resident of the following states:

Alabama, Alaska, Arizona, Arkansas, California, Indiana, Massachusetts, Michigan, Missouri, Nebraska, North Carolina, Oregon and South Carolina	Minimum annual gross income of $60,000 if net worth is less than $225,000	Minimum of $225,000 or Minimum of $60,000 (with minimum annual gross income of $60,000)

Iowa and Texas	Minimum annual taxable income of $60,000 if net worth is less than $225,000	Minimum of $225,000 or Minimum of $60,000 (with minimum taxable income of $60,000)

Maine	Minimum annual gross income of $50,000 if net worth is less than $200,000.	Minimum of $200,000 or Minimum of $50,000 (with minimum annual gross income of $50,000).

Pennsylvania	Minimum annual taxable income of $50,000 if net worth is less than $175,000. In addition, the investment cannot exceed 10% of investor’s net worth.	Minimum of $175,000 or Minimum of $100,000 (with minimum annual taxable income of $50,000). In addition, the investment cannot exceed 10% of investor’s net worth.

Ohio		Investment may not exceed 10% of the investor’s liquid net worth

TABLE OF CONTENTS

Page

SUMMARY OF THE PROSPECTUS	1

RISK FACTORS	10

Risks Relating to Commodity Trading and Markets and the Index	10

You may lose all of your investment if futures prices, and the Index which are highly unpredictable and volatile, do not increase	10

The Rogers International Commodity Index is likely to be volatile and could suffer from periods of prolonged decline in value	10

Because the Rogers International Commodity Index is highly concentrated in energy oriented raw materials, prolonged decline in value in those commodities would have a negative impact on the Index Fund’s performance	10

Commodity futures have inherent leverage. Leverage magnifies both profits and losses	11

Investing in units might not provide the desired diversification of your overall portfolio	11

Illiquid markets could make it impossible to realize profits or limit losses	11

The Index Fund could have its trading disrupted due to the failure of exchanges or clearinghouses or could lose assets deposited with futures commission merchants or brokers	12

The Index Fund will trade on foreign exchanges that are less regulated than U.S. markets and are subject to risks that do not always apply to U.S. markets	12

Speculative position limits on certain commodity futures in the United States may lead the Index Fund to enter into commodity forward or swap contracts and, in each case, increase the Index Fund’s performance deviation from the Index	12

Forward and Swap trading is conducted in unregulated markets, and creates counterparty risk that generally does not exist in futures trading on U.S. exchanges	12

Other investors replicating the Index may increase competition for its component futures contracts	13

The continued publication of the Index cannot be assured	13

Risks Relating to the Index Fund’s Structure and Organization	13

The operating history of other accounts managed by Beeland Management or Diapason may not be indicative of the Index Fund’s performance	13

The trading methodology utilized by the Index Fund may not be successful under all or any market conditions	13

Substantial fees and expenses are charged regardless of profitability	14

The Index Fund’s performance will deviate from the Index due to Index Fund fees and expenses as well as for other reasons	14

Conflicts of interest exist which may diminish the value of limited partners’ investments	14

The fees and commissions and other terms applicable to the general partner’s business dealings with the Index Fund were not negotiated on an arms-length basis	14

You will be limited in your ability to transfer units	14

The units will not be a liquid investment	15

Since limited partners will not participate in management of the Index Fund’s business, they must rely on Beeland Management to adequately manage the Index Fund’s affairs	15

The Index Fund may terminate early, which could disrupt your overall investment portfolio plan	15

The purchase of units by Beeland Management or its members may create conflicts of interest for them	15

Since the Index Fund will only trade in certain markets, an investment in the Index Fund, alone, may not diversify an investor’s portfolio	15

Exchange trading limits may require the Index Fund to liquidate positions at undesirable times, resulting in reduced profitability	16

Risks Relating to Tax and Other Regulatory Risks	16

Regulations governing the futures market may change and could adversely affect the Index Fund’s operations	16

Since the Index Fund is not a regulated investment company you will not have the protections provided by statutes regulating those companies	16

The IRS may determine that the Index Fund is an association taxable as a corporation in which event you would be deprived of the tax benefits associated with investing in a partnership	16

Limited partners will owe taxes on the Index Fund’s profits but will very likely never receive any distributions from the Index Fund	16

You could owe tax on your share of the Index Fund’s ordinary income despite overall losses	17

If the Index Fund’s tax returns are audited, you may be required to pay back taxes, interest and penalties	17

A change in tax laws could adversely affect the tax treatment of an investment in the Index Fund	17

CONFLICTS OF INTEREST	17

POTENTIAL BENEFITS OF INVESTING IN THE INDEX FUND	19

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER	20

FEES AND EXPENSES OF THE FUND	22

BREAK-EVEN ANALYSIS	24

THE ROGERS INTERNATIONAL COMMODITY INDEX	25

BASIS FOR TRADING	27

THE GENERAL PARTNER	28

THE COMMODITY TRADING ADVISOR	30

SELECTED FINANCIAL INFORMATION	32

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	33

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	35

PERFORMANCE HISTORY OF THE INDEX FUND	38

FUTURES COMMISSION MERCHANT, INTRODUCING BROKER AND DEALERS	39

SOLICITING DEALERS	39

ADMINISTRATOR	39

USE OF PROCEEDS	40

TRANSFERABILITY AND REDEMPTION OF UNITS	41

COMMODITY MARKETS	42

PLAN OF DISTRIBUTION	44

ERISA CONSIDERATIONS	47

FEDERAL INCOME TAX ASPECTS	48

THE LIMITED PARTNERSHIP AGREEMENT	54

PREVENTION OF MONEY LAUNDERING AND PRIVACY POLICY	57

LEGAL MATTERS	57

EXPERTS	58

INDEX TO FINANCIAL STATEMENTS	58

ADDITIONAL INVESTMENT CONSIDERATIONS	82

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SUMMARY OF THE PROSPECTUS

The following is a summary of this offering and of the Rogers International Raw Materials Fund, L.P. This summary is materially complete, but this prospectus contains additional information. You need to read this entire prospectus for more detailed information about this offering and the Index Fund and about any agreement or document discussed in this prospectus.

Rogers International Raw Materials Fund, L.P.

The Index Fund and its Business

Rogers International Raw Materials Fund, L.P. is an Illinois limited partnership. Its principal offices are at 141 W. Jackson Blvd., Suite 1340A, Chicago, Illinois 60604; its telephone number at that location is (312) 264-4375, and its toll-free number is (866) 60-RICIX.

The Index Fund will invest and trade in a portfolio of commodity futures and forward and swap contracts. Futures contracts are contracts made on a commodity exchange which provide generally for the future delivery of various commodities at a specified date, time and place. When traded on an exchange, forward contracts are the equivalent of a futures contract. When not traded on an exchange, forward contracts are contracts for the purchase or sale of a commodity for delivery at a future date, which contain terms and conditions specifically negotiated by the parties. Swap contracts are “off exchange” or “over -the-counter” agreements to exchange cash flows based on a commodity price and contain terms and conditions specifically negotiated by the parties. The Index Fund will invest and trade exclusively on the “long side” of the market. This means that the Index Fund will only buy positions in commodities and will not engage in any short-selling. The Index Fund intends to close out all positions by making an offsetting sale and does not intend to take delivery of the actual commodities. Funds for its business will be obtained only by the sale of units and from the retention of any profits generated from the Index Fund’s trading.

The Index Fund’s trading is designed to replicate the positions which comprise the Rogers International Commodity Index®  (the “Index”), a registered service mark of Beeland Interests, Inc., a Delaware corporation owned by James Beeland Rogers, Jr. There are no “short” positions within the Index.

The Index is a composite, U.S. dollar-based, total return index created by James Beeland Rogers, Jr. in July, 1998. The Index was designed to meet the need for consistent investing in a broad based international vehicle; it represents the value of a basket of commodities consumed in the global economy, ranging from agricultural to energy to metal products. The value of this basket is tracked via futures contracts on 35 different exchange-traded physical commodities, quoted in four currencies, listed on ten exchanges in five countries. Beeland Management uses and publishes the Index and markets products designed to track the Index pursuant to a nonexclusive, worldwide license from Beeland Interests, Inc. The Index aims to be an effective measure of the price action of raw materials not just in the United States but also around the world.

The initial components of the Index and their weightings were chosen by Mr. Rogers based on his perception of the relative importance of the underlying raw materials in international trade and commerce. A committee, referred to as the RICI Committee, formulates and enacts all business assessments and decisions regarding the composition of the Index. Mr. Rogers, as the founder and owner of the Index, chairs the RICI Committee and is the final arbiter of its decisions. Besides Mr. Rogers, representatives of Diapason Commodities Management S.A., Diawa Securities Co. Ltd., and Beeland Management are also members of the RICI Committee. Mr. Rogers has agreed with UBS AG that a representative of UBS AG will become a member of the RICI Committee. Mr. Rogers, as chairman of the committee, is authorized to designate new members of the committee, if necessary.

The RICI Committee meets each December to consider changes in the components and weightings of the Index for the following year. However, while such changes can be made at any time, there are rarely any changes in the components of the Index. Only two minor changes in the Index components have been made in the history of the Index. These changes consisted of the substitution of soybean oil for palm oil in 2002 and soybean meal for flaxseed in 2004. While there are no legal impediments to changing the Index, Beeland Management may not change the investment philosophy of the Index Fund. Commodity contracts will be used for the sole purpose of attempting to track, to the extent reasonably possible, the positions and performance of the Index. The Index is tracked and reported by several financial industry reporting services such as Managed Account Reports (“MAR”) and Bloomberg. The Index is also reported on a website at www.ricix.com. A table showing the current composition of the Index is provided in “The Rogers International Commodity Index” on page 27 of this prospectus. Investors desiring additional information about the Index should contact Refco Securities, LLC or visit www.ricix.com.

The Index Fund’s principal objective is to provide an alternative investment vehicle for investors with diversified investment portfolios. The performance of the Index Fund has exhibited low correlation with the traditional securities markets. In other words, the performance of the Index Fund is largely independent from how the traditional equity and debt markets perform. Accordingly, the Index Fund’s returns will not necessarily increase when those of stocks or bonds increase and will not necessarily decrease when those of stocks or bonds decrease. However, the fact that the Index Fund’s performance has a low correlation with traditional securities markets does not mean that the Index Fund’s performance has a negative correlation with such markets. In other words, the Index Fund will not necessarily perform better when traditional markets decline, or perform worse when the traditional markets are rising. Rather, the Index Fund’s results may parallel either stocks or bonds, or both, during significant periods of time.

Financial statements of the Index Fund and Beeland Management are included in this prospectus beginning on page 58.

General Partner of the Index Fund

The general partner and commodity pool operator of the Index Fund is Beeland Management Company, L.L.C. Beeland Management is an Illinois limited liability company formed in 1997. Its main business office is at 141 W. Jackson Blvd., Suite 1340A, Chicago, Illinois 60604, and its telephone number is (312) 264-4375. Prior to September 30, 2005, Beeland Management had sole responsibility for making and implementing trading decisions on behalf of the Index Fund. As of September 30, 2005, Beeland Management has delegated responsibility for all trading decisions on behalf of the Fund to Diapason Commodities Management S.A., a Swiss share corporation that, like Beeland Management, manages investment products designed to track the Index (“Diapason”). Beeland Management, not the Index Fund, is responsible for paying Diapason’s management fees.James B. Rogers owns a 58% interest in Diapason.

The Commodity Trading Advisor

Diapason Commodities Management S.A., a Swiss share corporation incorporated on December 31, 2003, whose principal place of business is World Trade Center, Av. Gratta-Paille 2, PO BOX 476, 1000 Lausanne 30 Grey, Switzerland, serves as the commodity trading advisor to the Index Fund.

Diapason makes and implements all trading decisions on behalf of the Index Fund, pursuant to a delegation of responsibility by Beeland Management. Diapason does not make trading decisions in the traditional sense. Unlike most other traditional commodity pools, commodity futures will not be bought or sold to take advantage of anticipated price movement. Rather, trading will be effected to ensure that the positions in the Index Fund track, to the extent reasonably possible, the composition of the Index. Generally, if prices of commodities rise more than the fees and expenses of the fund then the value of an investment in the Index Fund should appreciate. Correspondingly, if commodity prices decline, then the value of an investment in the Index Fund should go down. The Index Fund’s success depends on the increasing price of the raw materials represented by the Index. Investors will receive a positive absolute return on investment only if the price of raw materials increases at a rate that exceeds the management fees, subscription fees and other fees and expenses of the Index Fund.

Other than effecting trades to reflect a possible adjustment in the composition of the Index or the weightings among its components, the only regular trading performed by Diapason is for the purpose of rolling contracts from near delivery months to later delivery months in order to ensure that the Index Fund will not take actual delivery of a physical commodity. The Index Fund generally places spread orders when rolling contracts. Each such spread involves simultaneously closing (or selling) the Index Fund’s existing open position in a commodity future and opening a new long position (by purchase) in the same commodity. The order is priced and executed at the net cost difference between the sale and purchase prices. Spread orders are employed by the Index Fund, as opposed to placing independent orders to buy the later month and sell the near month contracts, in order to protect against market risk. Except to purchase or sell contracts to adjust for new subscriptions or sales, respectively, in the Index Fund, trading is limited, as described above, to reflect adjustments in the composition of the Index or to roll contracts from near months to far months.

ORGANIZATIONAL CHART

The Offering

The Index Fund’s Offering	The Index Fund’s units are being publicly offered on a continuous basis in various states where properly registered.

The units are offered by this prospectus, which may be distributed only with written consent from Beeland Management.

Refco Securities, LLC and additional broker-dealers are offering the units on a best efforts basis. An offering on a best efforts basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered and, therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering.

Administrator

DPM Mellon, LLC, Two Worlds Fair Drive, Somerset, New Jersey 08873, performs administrative services for the Index Fund and serves as the Index Fund’s subscription agent and redemption agent. We refer to DPM Mellon, LLC in this prospectus as the administrator.

As the administrator, DPM Mellon, LLC processes new subscriptions, adds new subscribers to the list of limited partners, assigns the appropriate number of units per subscription, computes the net asset value per unit and process all requests for redemptions. The administrator will also be responsible for both receiving funds from and disbursing funds to investors.

The administrator is not a trustee and has no management or oversight responsibilities and no fiduciary duties to the limited partners.

Securities Offered	The units are being offered for sale at the applicable net asset value per unit after applicable sales commissions.

The purchase price for units will be the net asset value per unit as of the close of trading on the trading day preceding the effective date of the purchase. The net asset value per unit is determined by dividing the Index Fund’s net assets (total assets, including the value of its portfolio of futures positions, minus total liabilities of the Index Fund) by the aggregate number of units outstanding as of the time of calculation. Investors may obtain information concerning the net asset value per unit from DPM Mellon, LLC. Its telephone number is (732) 563-0030. In addition, each limited partner can access the www.ricix.com web site for the Index Fund which will report estimated net asset value on a daily basis.

Any sales of units will be effective only on the first business day of a month, and the purchase price for the units will be the net asset value per unit as of the close of trading on the trading day preceding the effective date of the purchase.

A maximum of 1,362,483 units are offered by this prospectus, but the Index Fund may make other offerings.

Minimum Subscriptions	The minimum initial investment is $10,000 for first time investors. Investments above the minimum and all subsequent investments must be made in $1,000 increments.

Beeland Management and its affiliates may purchase units for investment purposes.

In order to invest, you must deliver to DPM Mellon, LLC a subscription agreement, appropriately completed, dated and signed, and a signed counterpart copy of the signature page of the Index Fund’s limited partnership agreement.

A copy of the limited partnership agreement is included as Appendix A and a copy of the subscription agreement is included as Appendix B. You should carefully review these documents because you will make various representations and warranties in those documents.

ERISA Investors	Beeland Management anticipates that the units of the Index Fund will qualify as “publicly traded securities” under Department of Labor regulations.

Suitability Requirements

An investment in the Index Fund is speculative and involves a high degree of risk. The Index Fund is not suitable for all investors nor is it a complete investment program. You should invest only a limited portion of your portfolio in the Index Fund. At a minimum you must have:

• a net worth of at least $150,000, exclusive of home, home furnishings and automobiles; or

• a net worth, similarly calculated, of at least $45,000 and an annual gross income of at least $45,000.

A number of states in which the units are offered impose higher minimum financial standards on prospective investors. These state suitability standards are described in “Plan of Distribution—Who May Invest” on page 46 of the prospectus. These standards are, in each case, only regulatory minimums. Merely because you meet the standards does not mean the investment is suitable for you. If the investment in the Index Fund is being made by a fiduciary account, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who supplies the funds to purchase the units if the donor or grantor is the fiduciary.

Beeland Management may, in its sole discretion, partially or totally reject any subscription for units.

How to Invest	If you wish to invest, you should follow the following steps:

• Carefully read this entire prospectus and discuss how the Index Fund could fit into your portfolio and overall investment plan with your financial consultant.

•     If you decide to invest, sign the counterpart copy of the signature page of the Index Fund’s limited partnership agreement, and complete, date and sign the required subscription agreement, the forms of which are included as Appendix A and B.

•     The Index Fund will accept subscriptions throughout the continuous offering period. The offering can be terminated by Beeland Management at any time. Subject to the minimum initial investment requirement, you may buy units for the net asset value per unit as of the close of trading on the trading date preceding the effective date of the purchase.

•     You may submit your completed, dated and signed subscription agreement and signed counterpart copy of the signature page of the Index Fund’s limited partnership agreement at any time. However, the effective date of a purchase will always be the first business day of the month following the month in which the subscription was received, but only if the subscription is received on or before the fifth day prior to the end of such month. If a subscription is received after the fifth day prior to the end of a month but on or prior to the last day of the month, the effective date of the subscription will be the first business day of the second month following the month in which the subscription was received, unless the subscription is processed in time to allow for an earlier effective date. The number of units you receive will be based on the net asset value of the units as of the close of trading on the last trading day of the month preceding the effective date of the purchase.

Distribution of the Units

Units are being offered by Refco Securities, LLC and additional soliciting dealers on a best efforts basis. Each of these soliciting dealers is registered as a broker-dealer with the SEC and is a member of the National Association of Securities Dealers, Inc.

Beeland Management is required to make and maintain a minimum investment in the Index Fund of 1% of the Index Fund’s net asset value. In addition, members of Beeland Management may, but are not required to, purchase additional units. Soliciting dealers are not required to, but may, purchase units. As a result, Beeland Management cannot guarantee that any specified number of units will be sold or that any specified amount of money will be raised from the offering.

Break-Even Point

In order to “break even” at the end of one year of trading following an investment of $10,000, the Index Fund must earn profits, as shown in the table below. First year performance following investment will necessarily be impacted by substantial upfront charges which will not be incurred in subsequent years. Subsequent year performance will be impacted by an annual service fee of 1.0% of net asset value.

• $225, or 2.25% of the purchase price in the first year, assuming average annual net assets of $10,000.

• $25, or 0.25% of the purchase price in subsequent years, assuming average annual net assets of $10,000.

Risks You Should Consider Before Investing in the Index Fund	Investment in the Index Fund is speculative and involves a high degree of risk. You should be aware that:

• You could lose a substantial portion or all of your investment in the Index Fund.

•     Commodity trading is speculative and the Rogers International Commodity Index, upon which the Index Fund’s trading is based, is likely to be volatile and could experience periods of prolonged decline in value.

•     The Index Fund is subject to numerous conflicts of interest, including those arising from the fact that the trading advisor and the general partner are affiliated entities and also serve as the commodity pool operator or commodity trading advisor for other investment products.

•     The Index Fund will incur substantial fees and expenses which may not be offset by trading profits, including a 3% upfront charge, a 1% annual management fee and, beginning in the 13th month after a unit is issued, a 1% annual trailing service fee. The Index Fund must generate estimated trading profits of 2.25% at the end of the first year following investment to offset estimated expenses and break even.

• The Index Fund will not provide any benefit of diversification to your overall portfolio unless it is profitable and it produces returns that are independent from stock and bond market returns.

•     Your ability to redeem units is limited and no public market will exist for the units. There are conditions and restrictions on assignments of units and on redemptions of units by the Index Fund. You are required to give at least 10 days prior written notice to the administrator of any proposed withdrawals. Units can only be redeemed on the last trading day of any month.

•     Approximately 44% of the component commodities included in the Rogers International Commodity Index are energy oriented, including 35% in crude oil. As a result, a decline in the value of these commodities, or of crude oil alone, could have a negative impact on the Index Fund’s performance.

See “Risk Factors” starting on page 10 for additional risks you should consider.

Fees and Expenses of the Index Fund

The Index Fund will pay substantial fees and expenses and will have to generate substantial profits from trading in order to avoid depletion of the Index Fund’s assets. These fees and expenses include:

•     Management fees of 0.0833% per month (1% per year) of the net assets of the Index Fund as of the end of the preceding month. The management fee is payable monthly to Beeland Management, as the Index Fund’s general partner.

•     Upfront charges of 3% of the gross offering proceeds which includes a 2.5% subscription fee to broker-dealers. Units sold through financial advisors that do not receive commissions will not be charged the 2.5% subscription fee. There is an additional annual trailing service fee of 1% payable to soliciting broker-dealers, beginning in the 13th month after a unit is sold, for ongoing investor services.

•     Brokerage commissions and transaction fees estimated at 0.75% of net assets per year, payable to futures commission merchants utilized by the Index Fund. Futures commission merchants execute trades of futures contracts for the Index Fund. The above fees include delivery, insurance, storage and other charges incidental to trading, clearinghouse, NFA and exchange fees. The Index Fund will also pay “bid-ask” spreads in connection with commodity forward and swap contracts as well as foreign currency forward contracts entered to hedge the Index Fund’s exchange rate risk related to the Index Fund’s non-U.S. dollar denominated futures positions. An affiliate of a member of Beeland Management may be engaged to provide trade clearing and/or execution services for the Index Fund.

•     Operating expenses, estimated at approximately 1% of net assets per year, including ordinary legal, accounting and audit fees, fees and expenses of the administrator and fees and expenses associated with the ongoing offering of the units.

• Any extraordinary expense such as any tax applicable to the Index Fund or the cost of any litigation in which the Index Fund may become engaged.

The above includes all fees and expenses payable by the Index Fund.

Redemptions

You should view your investment in the Index Fund as a long-term commitment. The Index is comprised of 35 different commodities. At any time, the price of any component commodity may be affected by various factors, such as the weather or world political or economic events. Given the highly unpredictable and volatile nature of futures prices, Beeland Management believes that the price movements of the raw materials comprising the Index should be viewed over a longer period of time, or a minimum of two years.

You may redeem your units as of the end of any month subject to certain conditions.

The redemption price per unit will be the net asset value per unit as of the close of business on the redemption date. The Index Fund imposes no redemption fees or charges. Net asset value per unit means the net assets of the Index Fund at that time divided by the aggregate number of outstanding units at that time. Net assets means total assets minus total liabilities, determined in accordance with generally accepted accounting principles.

Distributions	Beeland Management does not currently intend to make any distributions. As a result, investors will have to redeem their units in order to recoup any of their investment or to realize a profit.

Federal Income Tax Aspects

A U.S. taxpayer will be taxed each year on interest income earned and any gains recognized by the Index Fund whether or not any units are redeemed or distributions are received. As further discussed elsewhere, it is unlikely that the Index Fund will ever make distributions, because the principal objective of the Index Fund is to increase capital by assuming positions consistent with the Index, not to create cash flow.

A limited partnership is not a taxable entity. Rather, all tax consequences are passed directly through to the partners. Profits from trading in regulated futures contracts in the United States are treated as 60% long-term capital gains and 40% short-term capital gains on all positions, open and closed. These rates apply regardless of how long an investor holds the units and as a result, the tax rate may be higher or lower than those applicable to other investments held by an investor for comparable periods. Net short-term capital gains, and net long-term capital gains of corporate taxpayers are subject to tax at the same rates as ordinary income. Open positions are, for these purposes, marked to the market as of the close of each year. Tax consequences of these positions are chargeable to the limited partners for that year.

RISK FACTORS

Risks Relating to Commodity Trading and Markets and the Index

You may lose all of your investment if futures prices, and the Index which are highly unpredictable and volatile, do not increase.

Participation in a volatile market could produce substantial losses for the Index Fund.  This could result in the possible loss of your entire investment in the Index Fund.  Price movements of futures contracts are highly volatile and are influenced by many factors. Some of those factors are:

•                  changing supply and demand relationships;

•                  weather and other environmental conditions;

•                  acts of God;

•                  agricultural, fiscal, monetary and exchange control programs and policies of governments;

•                  national and international political and economic events and policies;

•                  changes in rates of inflation; and

•                  the general emotions and psychology of the marketplace, which at times can be irrational and totally unrelated to other more tangible factors.

None of these factors can be controlled by Beeland Management or Diapason. Even if current and correct information as to substantially all factors is known or thought to be known, prices still will not always react as predicted. The profitability of the Index Fund will depend on whether the futures and forward contracts which Diapason purchases for the Index Fund’s portfolio to replicate the Index increase in price. If these prices increase, the Index Fund will be profitable if such trading profits exceed the fees and expenses of the Index Fund. If these prices do not increase, the Index Fund will not be profitable and will incur losses. The volatility of the futures markets is one reason that an investment in units should be viewed as a long term investment.

The Rogers International Commodity Index is likely to be volatile and could suffer from periods of prolonged decline in value.

The Rogers International Commodity Index, upon which the Index Fund’s trading is based, is likely to be volatile and could suffer from periods of prolonged decline in value. The Index is comprised of 35 different commodities and, as a result, the Index Fund may be less diversified and more volatile than other funds with exposure to a broader range of markets. At any time, the price of any component commodity of the Index may be affected by various factors, such as the weather or world political or economic events. The Index Fund’s success depends on the increasing price of the raw materials represented by the Index. Investors will receive a positive return on investment only if the price of raw materials increases at a rate that exceeds the management, subscription and other fees involved. Given the highly unpredictable and volatile nature of futures prices, the price movements of the raw materials comprising the Index should be viewed over a longer period of time. Beeland Management believes that investors should view their investments as at least a two-year commitment.

Because the Rogers International Commodity Index is highly concentrated in energy oriented raw materials, prolonged decline in value in those commodities would have a negative impact on the Index Fund’s performance.

Approximately 44% of the component commodities on the Rogers International Commodity Index are energy oriented, including 35% in crude oil. Accordingly, a decline in value in such raw materials would adversely affect the performance of the Index Fund. Technological advances or the discovery of new oil reserves could lead to increases in worldwide production of oil and corresponding decreases in the price of crude oil. In addition, further development and commercial exploitation of alternative energy sources, including solar, wind or geothermal energy, could lessen the demand for crude oil products and result in lower prices. Absent amendment of the Index to lessen or eliminate the concentration of existing energy contracts in the Index or to broaden the Index to account for such developments, the Index and the value of the Index Fund could decline due to such developments.

Commodity futures have inherent leverage. Leverage magnifies both profits and losses.

The low margin deposits normally required for commodity futures contracts (typically 2% to 15% of the value of the contract purchased or sold) result in a relatively small adverse price movement in a contract possibly producing immediate and substantial losses to the investor. For example, if at the time of purchase 10% of the price of a futures contract is deposited as margin, a 10% decrease in the price of the contract would, if the contract is then closed out, result in a total loss of the margin deposit before any deductions for brokerage commissions. A decrease of more than 10% would result in a loss of more than the total margin deposit. Thus, like other leveraged investments, any position may result in losses in excess of the amount invested.

When the market value of a particular open position changes to a point where the margin on deposit in the Index Fund’s account does not satisfy the applicable maintenance margin requirement imposed by the clearing broker, the Index Fund will receive a margin call from the clearing broker. If the Index Fund does not satisfy the margin call within a reasonable time (which may be as brief as a few hours), the clearing broker will close out the position.

Investing in units might not provide the desired diversification of your overall portfolio.

A principal objective of the Index Fund is to add diversification to a traditional portfolio of securities. Price performance on the basket of raw material contracts in the Index Fund and the Index have exhibited low correlation to the performance of traditional securities markets. Ordinarily and for most investors, an investment in the Index Fund should be made only if an investor’s overall portfolio is diversified into other markets and an investment in the Index Fund represents only a small percentage of the investor’s overall investment portfolio.

The performance of the Index Fund is not correlated with the traditional securities markets. In other words, the performance of the Index Fund is largely independent from how the traditional equity and debt markets perform. Accordingly, the Index Fund’s returns will not necessarily increase when those of stocks or bonds increase and will not necessarily decrease when those of stocks or bonds decrease. However, the fact that the Index Fund’s performance has a low correlation with traditional securities markets does not mean that the Index Fund will perform better when traditional markets decline, or perform worse when the traditional markets are rising. Rather, the Index Fund’s results may parallel either stocks or bonds, or both, during significant periods of time.

An investment in the Index Fund could increase rather than reduce overall portfolio losses during periods when the Index Fund, as well as stocks and bonds, decline in value. There is no way of predicting whether the Index Fund will lose more or less than stocks and bonds in declining markets. You must not consider the Index Fund to be a hedge against losses in your stock and bond portfolios. You should consider whether diversification in itself is worthwhile even if the Index Fund is profitable.

Illiquid markets could make it impossible to realize profits or limit losses.

All futures markets will sometimes be illiquid. In illiquid markets, the Index Fund may not be able to execute a buy or sell order at the desired price, or to close out an open position in a timely manner. This would make it impossible for the Index Fund to realize profits or limit losses.

Market illiquidity can arise from the various regulations that are applicable to futures trading, such as the “daily price fluctuation limits” or “daily limits” regulations. The daily limits are the maximum amount the price of a futures contract may vary either up or down from the previous day’s settlement price. No trades may be made at a price beyond the daily limits.

Market illiquidity also occurs in a “thin” market where the volume of buy and sell orders in a market is relatively small. Market illiquidity can also occur because many trading approaches use similar analyses. This can lead to the bunching of buy and sell orders, which makes it more difficult for a position to be acquired or liquidated. It is also possible that an exchange or the Commodity Futures Trading Commission (CFTC) may suspend trading in a particular contract, order immediate liquidation and settlement of a particular contract, or order that trading in a particular contract be conducted for liquidation only.

The Index Fund may even be required in extreme circumstances to make or take delivery of the commodity underlying a particular position if the position cannot be offset or liquidated prior to its expiration date.

The Index Fund could have its trading disrupted due to the failure of exchanges or clearinghouses or could lose assets deposited with futures commission merchants or brokers.

Futures contracts are traded on a commodity exchange. The Index Fund could have its trading disrupted if the exchanges on which the Index Fund trades or any of their clearinghouses were to discontinue operations or to experience disruptions in trading, due to computer problems, unsettled markets or other factors. Assets of the Index Fund are deposited with futures commission merchants who execute futures contracts, as well as with broker-dealers who execute government contracts and brokers or dealers who execute forward contracts. The Index Fund could lose these assets if, for example, any of the above parties were to become insolvent or bankrupt. In such event, the Index Fund would likely be able to recover only part of the assets held by its futures commission merchant or broker-dealer. None of these factors or occurrences can be controlled by the Index Fund or its general partner.

The Index Fund will trade on foreign exchanges that are less regulated than U.S. markets and are subject to risks that do not always apply to U.S. markets.

The Index Fund will trade certain commodities on exchanges located outside the United States. There are no limits on the percentages of the commodities, by weight, traded on non-U.S. exchanges that may be included in the Index. The Index Fund currently anticipates that approximately 13% of its market exposure will be on foreign exchanges. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on United States exchanges. Certain foreign markets may be more susceptible to disruption than United States exchanges due to the lack of a government-regulated clearinghouse system.

Trading on foreign exchanges also involves certain other risks that are not applicable to trading on United States exchanges. Those risks include:

•                  varying exchange rates;

•                  exchange controls;

•                  expropriation;

•                  burdensome or confiscatory taxation; and

•                  moratoriums, and political or diplomatic events.

Diapason may attempt to hedge the Index Fund’s exchange rate risk incurred in connection with the Index Fund’s non-dollar denominated futures positions, but there can be no assurance that such hedging will be successful or not result in losses.

It will also likely be more costly and difficult for the Index Fund to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of the Index Fund.

Speculative position limits on certain commodity futures in the United States may lead the Index Fund to enter into commodity forward or swap contracts and, in each case, increase the Index Fund’s performance deviation from the Index.

The CFTC and the United States commodities exchanges have established limits referred to as “speculative position limits” on the maximum speculative positions that any person may hold or control in any particular futures contracts traded on United States commodities exchanges.  All accounts owned or managed by Diapason will be combined for speculative position limit purposes.  The Index Fund could be required to liquidate positions in order to comply with such limits.  Any such liquidation could result in substantial costs to the Index Fund.  In attempting to replicate the Index, the Index Fund may enter into commodity forward or swap contracts with respect to certain, primarily agricultural, commodities, if it cannot enter into the corresponding futures contracts due to speculative position limits. The use of forward and swap contracts may cause the Index Fund’s returns to differ from the returns of the Index more so than if the Index Fund traded only futures contracts.

Forward and Swap trading is conducted in unregulated markets and creates counterparty risk that generally does not exist in futures trading on U.S. exchanges.

The Index Fund may trade forward contracts in commodities and on currencies in connection with hedging its exchange rate risk in respect of non-U.S. dollar denominated futures positions.  Forward contracts generally are not traded on exchanges; rather, banks and dealers act as principals in these markets.  Neither the CFTC nor any banking authority regulates trading in such forward contracts.  Principals in the forward markets have no obligation to continue to make markets in the forward contracts traded.  There have been periods during which certain banks or dealers have refused to quote prices for forward contracts or have quoted prices with an unusually wide spread between the price at which they are prepared to buy and that which they are prepared to sell.  In its forward trading, the Index Fund will be subject to the risk of the failure of, or the inability or refusal to perform with respect to its forward contracts by, the principals with which the Index Fund trades.  Index Fund assets on deposit with such principals will also generally not be protected by the same segregation requirements imposed on CFTC-regulated commodity brokers in respect of client funds on deposit with them.  Accordingly, the insolvency or bankruptcy of such parties could also subject the Company to the risk of loss.

The Index Fund may enter into swap contracts to access certain commodity markets represented in the Index.  Swaps involve many of the same risks as those described above with respect to forward contracts.  Swap contracts are not traded on exchanges; rather, banks and dealers act as principals in the swap market.  As a result, the Index Fund will be subject to the risk of the inability or refusal to perform with respect to such contracts on the part of the counterparties with which the Index Fund trades.  The swap market is generally not regulated by any U.S. or non-U.S. governmental authority.  Speculative position limits are not applicable to swap transactions, although the counterparties with which the Index Fund will deal may limit the size or duration of positions available to the Index Fund as a consequence of credit considerations.  Finally, swaps may be illiquid and participants in the swap market are not required to make continuous markets in the swap contracts they trade.

The Index Fund intends to enter into forward and swap contracts only with Refco Capital Markets Ltd. or other highly creditworthy dealers.

Other investors replicating the Index may increase competition for its component futures contracts

The Index is currently, and is expected to continue to be, licensed to entities other than Beeland Management. Accordingly, the risks associated with liquidity and competition for Index component futures contracts may be increased.

The continued publication of the Index cannot be assured.

Although Beeland Interests, Inc. has licensed the Index to Beeland Management, Beeland Interests, Inc. is under no obligation to continue to publish the Index or required to publish any successors to the Index. Should Beeland Interests cease publication of the Index, the Index Fund would most likely terminate.

Risks Relating to the Index Fund’s Structure and Organization

The operating history of other accounts managed by Beeland Management or Diapason may not be indicative of the Index Fund’s performance.

Beeland Management and Diapason operate other commodity accounts. As with the Index Fund, the trading in these accounts is also based on the Index. The operating history of these other accounts is not indicative of how the Index Fund will perform in the future. This is partly due to the fact that the Index Fund and these other accounts have different fee and expense structures.

The trading methodology utilized by the Index Fund may not be successful under all or any market conditions.

The Index Fund is traded pursuant to a series of rules which, in turn, generally generate trading instructions designed to produce a portfolio of trades in commodities which should track the Index. Pursuant to these rules, futures contracts are rolled from near delivery months to later months. However, because trading in such later months may be more volatile, due to less liquidity, the rules and trading methodology choose contract months where there is greater depth and liquidity. In addition, at any moment in time, some commodities in the Index Fund will be over-represented while others will be under-represented when compared to the Index. Accordingly, as the total value of the Index Fund increases and decreases (typically because of new subscriptions or withdrawals), trades will be effected in order to better correlate the composition of the Index Fund with the composition of the Index. Beeland Management enters trades consistent with those rules. No assurance can be given that the rules and trading methodology utilized on behalf of the Index Fund will prove successful under all or any market conditions.

Substantial fees and expenses are charged regardless of profitability.

The Index Fund must pay brokerage fees, management fees, legal, accounting and reporting expenses and filing fees regardless of whether it realizes profits. An investment would have to increase 2.25% (assuming $100,000,000 in aggregate net asset value) in the first year following investment to equal the original investment upon redemption at the end of that year. The Index Fund’s trading profits and interest income must equal or exceed its trading losses and fees and expenses to avoid depletion or exhaustion of its assets.

The Index Fund’s performance will deviate from the Index due to Index Fund fees and expenses as well as for other reasons.

The Index is not subject to fees and expenses.  The fees and expenses of the Index Fund will cause the Index Fund’s performance to deviate from the Index.  In addition, The Index is calculated on the basis of the settlement prices of the futures contracts represented in the Index whereas the Index Fund executes its futures transactions at the market close, not necessarily at the settlement price.  Differences between settlement prices and the prices at which the Index Fund executes its trades will cause the performance of the Index Fund to deviate from the Index. Other factors, such as small exposure mismatches due to the unavailability of fractional futures contracts, will also contribute to Index Fund performance deviations from the Index.  The Index Fund’s performance has deviated materially from the Index in the past and may do so in the future.

Conflicts of interest exist which may diminish the value of limited partners’ investments.

Conflicts of interest exist in the structure and operation of the Index Fund’s business. The Index Fund generally has no procedures in place to resolve conflicts of interest. The value of limited partners’ investments in the Index Fund may be diminished by actions or omissions which independent third parties could have prevented or corrected. The Index Fund’s conflicts include:

•                  Beeland Management and Diapason also operate other accounts managed to track the Index. A potential conflict of interest may arise if any situation arises in which the Index Fund is in competition with these other accounts. For example, if these accounts are buying the same positions at the same time as the Index Fund, this may drive up the price resulting in higher prices for all such accounts, including the Index Fund.

•                  Beeland Management, Diapason and their members and principals are also involved with other businesses, some of which include financial services, securities, futures and trading businesses. A potential conflict may arise if those businesses engage in activities which compete with the Index Fund.

•                  Beeland Management, Diapason and their members and principals may trade for their own accounts. This creates a potential conflict in that they may take competing positions or positions opposite or ahead of those taken for the Index Fund.

See “Conflicts of Interest” below.

The fees and commissions and other terms applicable to the general partner’s business dealings with the Index Fund were not negotiated on an arms-length basis.

Price Futures Group, of which Walter Thomas Price III is a principal, is an introducing broker which introduces trades to Refco, LLC and as such receives a portion of the commissions. The fees and commissions and other terms applicable to the general partner’s business dealings with the Index Fund were not negotiated on an arms-length basis. Accordingly, we cannot assure you that the terms are as favorable to the Index Fund as could have been obtained from others.

You will be limited in your ability to transfer units.

Units are not freely transferable. They can only be assigned or transferred upon the terms and conditions set forth in the limited partnership agreement. Those restrictions may at times preclude a transfer of a unit. You may not transfer your units without giving prior written notice to the Index Fund’s general partner. A transferee cannot become a limited partner without the approval of the Index Fund’s general partner, except that the economic benefits of ownership may be transferred or assigned without regard to such consent if the transfer or assignment will not cause a violation of any applicable securities laws, cause a termination of the Index Fund or cause the Index Fund to be classified as an association taxable as a corporation. Such consent for the transferee to become a limited partner may be given or withheld in the sole and absolute discretion of the Index Fund’s general partner. The transferee must also provide the Index Fund’s general partner with written acceptance of the Index Fund’s limited partnership agreement and an opinion of counsel that the transfer will not violate any securities, tax or other laws or rules and will not affect the tax status or treatment of the Index Fund. No public market for the Index Fund’s units exists or is contemplated in the foreseeable future.

Substantial restrictions and conditions are also imposed upon the redemption of units. Limited Partners may only redeem units as of the end of each month after furnishing Beeland Management with 10 days prior written notice of the limited partner’s desire to redeem units. The redemption price will not be fixed until the effective date of the redemption. As a result, limited partners are subject to any change in the net asset value per unit occurring between the date of their request for redemption and the effective date of the redemption. The net asset value per unit could change significantly, for better or worse, during that period, given the volatile nature of futures trading. Redemptions may also be honored only in part and delayed or suspended in various circumstances.

The units will not be a liquid investment.

Limited partners will have to depend on their limited and restricted transfer and redemption rights, as described above, in order to realize a profit on their investment in the units because it is likely that no distributions will ever be made to the limited partners.

Substantial redemptions of units could require the Index Fund to liquidate open positions more rapidly than otherwise desirable in order to raise the cash to fund the liquidations, while at the same time achieving a market position appropriately reflecting a smaller equity base. Illiquidity in the market could also make it difficult to liquidate positions on favorable terms, which could result in losses to the Index Fund.

Since limited partners will not participate in management of the Index Fund’s business, they must rely on Beeland Management to adequately manage the Index Fund’s affairs.

You may not participate in the management or control of the Index Fund or the conduct of its business. You will have limited voting rights with respect to the Index Fund’s affairs. You must rely upon the fiduciary responsibility and judgment of Beeland Management to manage the Index Fund’s affairs in the best interests of the limited partners.

The Index Fund may terminate early, which could disrupt your overall investment portfolio plan.

Unforeseen circumstances, including withdrawal of the Index Fund’s general partner, could cause the Index Fund to terminate prior to its stated termination date of December 31, 2020. Early termination of the Index Fund could disrupt your overall investment portfolio plan.

The purchase of units by Beeland Management or its members may create conflicts of interest for them.

Beeland Management and its members and their affiliates may, but are not required to, purchase units for their own account. There is no limit on the number of units that Beeland Management is permitted to purchase. Any purchase of units by Beeland Management or its members or their affiliates should not be relied upon as an indication of the merits of this offering.

Conflicts of interest will arise if Beeland Management or its members hold a substantial number of units, because they will then be in a position to substantially influence matters submitted to a vote of the limited partners. For example, conflicts of interest could arise regarding the dissolution of the Index Fund because the dissolution of the Index Fund would terminate Beeland Management’s compensation from the Index Fund. Any investments in the Index Fund by affiliates of Beeland Management or its members or members of the families of any such affiliates or members could increase the risks discussed in this paragraph.

Since the Index Fund will only trade in certain markets, an investment in the Index Fund, alone, may not diversify an investor’s portfolio.

Since the Index Fund will engage in the trading of commodity futures, forward and swap contracts only on a specific basket of commodities, an investment in the Index Fund, alone, may not add significant diversification to an investor’s portfolio. Ordinarily and for most investors, an investment in the Index Fund should represent only a small percentage of the investor’s overall investment portfolio.

Exchange trading limits may require the Index Fund to liquidate positions at undesirable times, resulting in reduced profitability.

Most exchanges limit the amount of fluctuation in commodity futures contract prices on a single trading day.

Trading instructions may have to be modified and positions held by the Index Fund may have to be liquidated, in order to avoid exceeding these trading limits. Such modification or liquidation could adversely affect the operations and profitability of the Index Fund.

The offering of units has not been subject to independent review.

Beeland Management has been represented by counsel in connection with this offering. Such counsel does not represent the Index Fund or you as a limited partner in connection with the Index Fund. Accordingly, you should consult your own legal, tax and financial advisors regarding the desirability of your investing in the Index Fund.

Risks Relating to Tax and Other Regulatory Risks

Regulations governing the futures market may change and could adversely affect the Index Fund’s operations.

Federal agencies including the CFTC, the SEC and the Board of Governors of the Federal Reserve System regulate certain activities of the Index Fund, the Index Fund’s general partner and trading advisor. The CFTC is the governmental agency having responsibility for regulation of U.S. commodity exchanges and commodity futures trading. Its function is to implement the objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity futures markets. The regulation of the United States and foreign futures markets has undergone substantial change over the years, and further changes should be expected. It is impossible to predict, however, what changes may occur, or the effect of any such changes on the Index Fund. The effects could be substantial. The Index Fund is not aware of any pending or threatened regulatory developments that might materially affect the Index Fund. However, regulatory initiatives could develop suddenly and without notice.

Since the Index Fund is not a regulated investment company you will not have the protections provided by statutes regulating those companies.

The Index Fund is not a registered investment company or “mutual fund” subject to the Investment Company Act of 1940. Therefore, you do not have the protections provided by that statute.

The IRS may determine that the Index Fund is an association taxable as a corporation in which event you would be deprived of the tax benefits associated with investing in a partnership.

The Index Fund has not applied for or obtained a ruling from the IRS as to partnership tax status. The IRS may on audit determine that for tax purposes the Index Fund is an association taxable as a corporation. In the event that the IRS makes such a determination, investors would be deprived of the tax benefits associated with investing in a partnership. For example, partners would not be able to use losses of the Index Fund to offset their own income. Based upon a representation from the general partner about the nature of the Index Fund’s income, the general partner has been advised by its counsel that, in its opinion, the Index Fund will be classified as a partnership for federal income tax purposes. A material risk of IRS classification as an association taxable as a corporation may exist even though the Index Fund relies on an opinion of counsel as to partnership tax status as such opinion is not binding on the IRS. IRS classification of the Index Fund as an association taxable as a corporation would deprive investors of the tax benefits of the offering only if the IRS determination is upheld in court or otherwise becomes final. Contesting an IRS determination may impose representation expenses on investors.

Limited partners will owe taxes on the Index Fund’s profits but will very likely never receive any distributions from the Index Fund.

The Index Fund is not required to make any distributions, and it is likely that no distributions will ever be made because the principal objective of the Index Fund is to increase capital by assuming positions consistent with the Index, not to create cash flow. You will, however, be required to report and pay tax in your taxable year with or within which the taxable year of the Index Fund ends, on your distributive share of all items of partnership profits for such taxable year of the Index Fund. Even if distributions are made, the distributions may not equal the taxes payable by you on your share of the Index Fund’s profits. Such taxes will be out-of-pocket expenses to you to the extent they exceed any cash distributions. Subject to certain conditions, you may redeem your units monthly in order to provide funds for the payment of taxes or for any other purpose.

The Index Fund might sustain losses offsetting the profits of a prior fiscal year, so you might never receive a distribution or be able to liquidate your units for an amount equal to the taxes which have already been paid by you.

Upon a sale or other disposition of the units or upon a sale or other disposition of the Index Fund’s property, an investor’s tax liability may exceed the cash he receives. To the extent of such excess, the payment of such taxes will be out-of-pocket expenses. Assuming that the investor has held his units for more than one year, gain or loss recognized on a sale of the units should be capital gain or loss, respectively.

You could owe tax on your share of the Index Fund’s ordinary income despite overall losses.

You may be required to pay tax on your allocable share of the Index Fund’s ordinary income even though the Index Fund incurs overall losses.

If the Index Fund’s tax returns are audited, you may be required to pay back taxes, interest and penalties.

There is no assurance that the Index Fund’s tax return will not be audited by the IRS or that adjustments to the Index Fund’s return will not be required as a result of an audit. If an audit results in an adjustment, limited partners may be required to pay back taxes, plus interest and possibly penalties. An audit of the Index Fund’s tax return may result in an audit of an investor’s own tax return.

A change in tax laws could adversely affect the tax treatment of an investment in the Index Fund.

It is possible that the current federal income tax treatment accorded an investment in the units will be modified by subsequent legislative, administrative or judicial action, possibly with retroactive effect. Any such changes could significantly alter the tax consequences and decrease the after-tax rate of return on an investment in the units.

CONFLICTS OF INTEREST

Significant conflicts of interest exist in the structure and operation of the Index Fund. Although Beeland Management will attempt to examine these conflicts of interest, no formal procedures have been established to monitor or resolve any conflicts of interest and there is no assurance that any conflict of interest will not result in adverse consequences to the Index Fund.

Other Accounts and Businesses of the General Partner, The Trading Advisor and their Principals

Beeland Management and Diapason currently operate accounts other than the Index Fund, and may continue to do so in the future. Beeland Management, Diapason and their respective members and shareholders are also involved with other businesses, some of which include the financial services, securities, futures and trading businesses. Neither the Index Fund’s limited partnership agreement nor any other restriction will prohibit or limit these other business activities, even to the extent that they engage in the same business and/or trading activities as those of the Index Fund.

Neither Beeland Management nor Diapason will spend its entire time managing the business of the Index Fund and Walter T. Price III and Allen Goodman, the managing members of Beeland Management, will not spend their full time managing the business and affairs of Beeland Management. Beeland Management believes, however, that its time and Diapason’s time available for the management of the Index Fund’s business and trading activities will be sufficient for each of them to fulfill its duties and obligations to the Index Fund. It also believes that the managing members’ time available for its management will be adequate to fully perform their duties to Beeland Management. No assurance is given that the Index Fund’s performance will be better or worse than any other account managed by Beeland Management or Diapason or by any of their respective members and shareholders.

The Index Fund Does Not Have an Independent Trading Advisor

The Index Fund does not have an independent trading advisor. Beeland Management manages the Index Fund and has engaged Diapason, an affiliate through partial common ownership, to make and implement all trading decisions for the Index Fund. It is unlikely that Beeland Management will engage any other trading advisor for the Index Fund, even if it were advantageous to do so.

Other Accounts and Trading by the Index Fund’s General Partner, Diapason and their Principals

Diapason will enter trades based on trading instructions designed to produce a portfolio of trades in commodities which should track the Index. Diapason and Beeland Management may operate additional commodity accounts in the future and Diapason, Beeland Management and their respective members and shareholders may trade commodity futures and other interests for their own and others’ accounts. The records of any such trading activities and any written policies related to such trading will not be made available to limited partners. Beeland Management’s or Diapason’s trading for its own account may create conflicts of interest because it is possible that positions taken by Beeland Management, Diapason or their respective members and shareholders for their own or others’ accounts may be the same as or may be taken ahead of or opposite positions taken on behalf of the Index Fund. Beeland Management, Diapason and their respective members and shareholders will not, however, knowingly trade for their own or another’s account ahead of the Index Fund’s account.

Purchases and liquidations by both the Index Fund and other accounts managed by Diapason may occur simultaneously. The effect of such combined purchase or sale orders may have a greater impact on the price for that commodity in the then-current market than had only one account placed orders for a lesser volume of that commodity. Diapason intends to employ an allocation system that it in good faith believes is equitable and systematic.

However, at times Diapason may be required to enter orders inconsistently among the accounts that it manages. Trading performance among such accounts will not track each other perfectly because each account, including the Index Fund and other funds, has a different investor composition and at certain times, more investors may be adding or withdrawing capital from one account than another. There is no assurance that the Index Fund’s performance will not be adversely affected by the manner in which orders are entered or filled.

Walter Thomas Price III, a Managing Member of the Index Fund’s General Partner, is the Sole Shareholder of the Introducing Broker for the Index Fund.

Price Futures Group, Inc. will introduce the Index Fund’s commodity trading activity to Refco, LLC, the Index Fund’s clearing broker. Walter Thomas Price III, a managing member of Beeland Management, is the sole shareholder of Price Futures Group. In addition, since the general partner is responsible for selecting the Index Fund’s clearing brokers, the Index Fund’s general partner has a conflict of interest in performing these functions given Mr. Price’s position with Price Futures Group.

Distribution and Liquidation Decisions by the Index Fund’s General Partner

The Index Fund’s general partner will determine whether the Index Fund will make any distributions to the limited partners. While the Index Fund’s general partner has the authority to make distributions, it is very likely that no distributions will ever be made to the limited partners. Therefore, an investment in the Index Fund must only be viewed as a long term investment. The Index Fund’s general partner will be financially motivated to not declare any distributions because distributions will lower the net assets of the Index Fund, which will in turn reduce the amount of the monthly management fee which is payable by the Index Fund to its general partner. The Index Fund’s general partner will also have an incentive to discourage liquidation of units by any limited partner for the same reason.

Beeland Management is aware of these conflicts of interest and will use its best efforts to make determinations about distributions and liquidation of units independent of its personal considerations regarding its compensation. The general partner owes broad fiduciary duties to the limited partners encompassing the duties of exercising good faith, honesty, and fairness in its dealings with them and the funds of the Index Fund.

The Index Fund’s brokers, including Refco, LLC and Refco Capital Markets Ltd., act from time to time as brokers for other accounts with which they are affiliated or in which they or one of their respective affiliates has a financial interest. In addition, various accounts traded through the Index Fund’s brokers (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of or compete with the Index Fund for the same positions. The Index Fund’s brokers may have a conflict of interest in their execution of trades for the Index Fund and for other of their customers.  Beeland Management has, however, no reason to believe that the Index Fund’s brokers would knowingly or deliberately favor any other customer over the Index Fund with respect to the execution of commodity trades.

The Index Fund’s brokers assess the Index Fund brokerage commissions and may assess forward or swap contract “bid-ask” spreads. These commission rates and forward and swap contract pricing arrangements for the Index Fund may not have been negotiated at arm’s length.

The Index Fund’s Selling Agents

The Index Fund’s selling agents receive subscription fees and servicing fees in respect of the units they sell. Consequently, the selling agents have a conflict of interest in advising their clients whether to invest in or redeem units.

POTENTIAL BENEFITS OF INVESTING IN THE INDEX FUND

Although an investment in the Index Fund is highly speculative, involves a high degree of risk and involves certain conflicts of interest, an investment will offer the following potential advantages.

Trading Based on Index; No Active Trading

Diapason will attempt to replicate the composition of the Index using various commodity futures contracts and possibly commodity forward and swap contracts. This Index consists of the value of a basket of raw materials employed in the world economy. Since the Index Fund’s portfolio is based on the Index, there will be no active trading of the Index Fund’s portfolio. Instead, Diapason will generally engage in three types of trading on behalf of the Index Fund. The majority of the trading will be for the purpose of rolling positions to later delivery dates pursuant to predetermined formulas and rules. In addition, trades will be effected to increase or decrease the number of commodity futures, forward or swap contracts in the Index Fund’s portfolio as new investment subscriptions are accepted by Beeland Management and as withdrawal requests are processed. Finally, the RICI Committee will review the Index at least annually to determine whether it may be necessary or advisable to change the components or relative weighting of the Index.  If the RICI committee deems that an adjustment of the Index is necessary, it may add or subtract futures contracts to the Index and Diapason will rebalance the portfolio accordingly. While the Index will be reviewed on at least an annual basis, there is no assurance that any adjustments will be made to the Index and portfolio as a result.

Professional Management

Beeland Management has managed investment products which track the Index since August 1998, and Diapason has done so since March 2004.

Diversification; Low Correlation with Traditional Securities Markets

The purchase of units of the Index Fund should be considered an alternative investment to traditional securities, i.e., stocks and bonds. Price performance on the basket of raw materials contracts in the Index Fund and the Index have exhibited low correlation to a traditional portfolio of securities. Allocating a portion of a portfolio to a managed futures investment, such as the Index Fund, can add diversification to a traditional portfolio of securities. Ordinarily, for most investors an investment in the Index Fund should represent only a small percentage of the investor’s overall investment portfolio.

There can be no assurance, however, that any managed futures investment will be successful, avoid substantial losses or generate performance with a low correlation to traditional securities markets. Furthermore, even if the performance of the Index Fund has a low correlation with these markets, this does not mean that the Index Fund’s results will not parallel either stocks or bonds, or both, during significant periods of time. In any event, unless a managed futures investment is successful, it cannot add a potentially valuable element of diversification to a portfolio.

Lower Initial Investment Requirements

You can participate in the Index through the Index Fund with a minimum initial investment of only $10,000. An investment in the Index Fund therefore gives you the ability to participate in a trading program most persons cannot afford to invest in alone.

Limited Liability

Unlike an individual who invests directly in commodity futures or forward contracts, an investor in the Index Fund cannot be individually subject to margin calls and generally cannot lose more than

•                  the amount of the limited partner’s capital contribution,

•                  the limited partner’s share of undistributed profits, if any; and

•                  under limited circumstances, some amounts received as distributions or upon liquidation of units.

It is possible for an investor to lose the entire amount of his investment. However, since the Index Fund intends to fully collateralize the extended value of all positions and not engage in leveraged trading, a total loss of assets is unlikely. Beeland Management intends to satisfy margin calls from collateral in the Index Fund.

Administrative Convenience

The Index Fund is structured to provide you with certain services designed to alleviate the administrative details involved in engaging directly in futures trading. Most significantly the Index Fund’s general partner provides you with monthly and annual financial reports and all tax information about the Index Fund which is necessary for you to complete your federal, state and local income tax returns. Beeland Management intends to make available on the Internet an estimate of the value of the Index on a daily basis.

Lower Time Commitment

Trading in futures is a complicated process involving a substantial time commitment and knowledge of the numerous factors affecting the futures markets. An investment in the Index Fund gives you the ability to participate in those markets without such a substantial time commitment.

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER

The Index Fund’s general partner is accountable to the Index Fund as a fiduciary. Under Illinois law, the fiduciary duty owed by a general partner to a limited partner encompasses the duty of exercising good faith, honesty, and fairness in his dealings with them and the funds of the partnership. The fiduciary relationship embraces all matters reasonably relating to the partnership. The general partner’s fiduciary duty exists concurrently with the obligations set forth in the partnership agreement.

If a limited partner believes the Index Fund’s general partner has violated its fiduciary duties, the limited partner may seek to recover damages from or require an accounting by the general partner. The Index Fund’s general partner’s performance of its fiduciary duties will also be measured by the terms of the Index Fund’s limited partnership agreement. Some provisions of the limited partnership agreement may take away or limit some of the legal remedies that might otherwise be available to limited partners.

Limited partners may have the right to bring an arbitration, reparations or other legal proceeding against the Index Fund’s general partner if the general partner violates any applicable laws or regulations, like the Commodity Exchange Act or the regulations of the CFTC.

As mentioned above, some provisions of the Index Fund’s limited partnership agreement may take away or limit some of the legal remedies that might be available to limited partners. For example, the limited partnership agreement provides that the Index Fund’s general partner will not be liable for damages to the Index Fund or any of the limited partners except for acts or omissions which constitute misconduct or negligence. The defenses of the Index Fund’s general partner to any claim that it has breached any fiduciary duty or other responsibility will therefore include that its act or omission was not negligent and did not involve any misconduct. The limited partnership agreement also provides that the Index Fund’s general partner will not be liable for the return or repayment of the capital contributions or capital accounts of any limited partner. Any return of capital or profits will be made solely from the assets of the Index Fund, and not by its general partner.

The general partner of the Index Fund may not be liable to the Index Fund or limited partners for errors in judgment or other acts or omissions not amounting to misconduct or negligence, since provision has been made in the Index Fund’s limited partnership agreement for exculpation of the Index Fund’s general partner. Therefore, purchasers of the units have a more limited right of action than they would have absent the limitation in the limited partnership agreement.

The limited partnership agreement also provides that the Index Fund will indemnify its general partner against any loss, expense, damage or injury (including reasonable attorney’s fees and other expenses incurred in connection with the defense of any such action) incurred by the Index Fund’s general partner, so long as the actions were for a purpose reasonably believed to be in the best interests of the Index Fund, and the conduct in question did not constitute misconduct, negligence or bad faith. See “The Limited Partnership Agreement—Indemnification.”

The Index Fund’s general partner or any of its affiliates will not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, unless the following conditions are met:

•                  There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the indemnified party, or

•                  Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the indemnified party, or

•                  A court of competent jurisdiction approves a settlement of the claims against the indemnified party and finds that indemnification of the settlement and related costs should be made. The court is required to be advised of the position of the SEC and any state securities regulatory authority where units were offered or sold as to indemnification for violations of securities laws. However, the court need only be advised and consider the positions of the securities regulatory authorities of those states which are specifically set forth in the partnership agreement and in which plaintiffs claim they were offered or sold units.

The Index Fund has been advised that in the opinion of the SEC, any indemnification of the Index Fund’s general partner or its affiliates for any liabilities arising under the Securities Act of 1933 is contrary to public policy as expressed in that Act and, therefore, is unenforceable.

The advancement from the Index Fund to a general partner or its affiliates of funds for legal expenses and other costs incurred as a result of any legal action is permissible if:

•                  The legal action relates to an act of omission with respect to the performance of duties or services on behalf of the Index Fund;

•                  The legal action is initiated by a third party who is not a limited partner, or the legal action is initiated by a limited partner and a court of competent jurisdiction specifically approves such advancement; and

•                  The general partner or its affiliates undertake to repay the advanced funds to the Index Fund, together with the applicable legal rate of interest, in cases in which such person is not entitled to indemnification.

The provisions of the limited partnership agreement discussed in this section are also applicable to and benefit any affiliate of the Index Fund’s general partner when the affiliate is performing services on behalf of the Index Fund.

The payment by the Index Fund of any indemnity to its general partner or any of that general partner’s affiliates will affect the limited partners because the payment would reduce the net assets of the Index Fund.

The Index Fund will not have any liability insurance covering its indemnification obligations.

FEES AND EXPENSES OF THE FUND

The Index Fund will be subject to the following fees and expenses, which are described in more detail below. The following includes all compensation, fees, profits or other benefits (including reimbursement of out-of-pocket expenses) which the Index Fund’s general partner, soliciting agents, futures commission merchants and the affiliates of these parties may earn or receive in connection with the offering and operation of the Index Fund.

Summary of Fees and Expenses

Entity Paid	Form of Compensation	Amount of Compensation
General Partner	Management Fee	0.0833% per month (1% per year) of the net assets of the Index Fund as of the end of the preceding month.

Refco Securities, LLC and soliciting dealers	Subscription fee	2.5% of the gross offering proceeds.

General Partner	Wholesaling Fee	0.50% of the gross offering proceeds for wholesaling expenses.

Soliciting dealers	Trailing Servicing Fee	Up to 1.0% per year, beginning in the 13th month after a unit is issued, for ongoing investor services.

Futures Commission Merchants and Price Futures Group, Inc.	Brokerage commissions and transaction fees, including delivery, insurance, storage and other charges incidental to trading and exchange fees.

The Index Fund has negotiated brokerage commissions at a current rate of $12.00 per round-turn transaction including all related costs and fees. Brokerage commissions and transaction fees are estimated at 0.75% of net assets per year. See “Futures Commission Merchants; Brokerage Commissions” below in this section for an explanation of “round-turn” commissions.

Forward and swap Dealers	Bid-ask spreads	These spreads represent dealer profit margins and are therefore unquantifiable. Forward and swap transactions are expected to be conducted at prevailing market prices.

Others

Payment of ordinary legal, accounting and audit fees, printing and mailing costs, administrator fees and expense and other operating expenses, including fees and expenses of the ongoing offering of units.

Actual expense estimated at approximately 1% per year of the Index Fund’s net assets.

Others	Possible unanticipated and extraordinary expenses.	Unable to estimate.

Management Fee to General Partner

The general partner of the Index Fund receives a monthly management fee of 0.0833% of the net assets of the Index Fund as of the end of the preceding month.

Beeland Management, and not the Index Fund, is responsible for compensating Diapason for its services as trading advisor to the Index Fund.

The Index Fund will reimburse its general partner for Index Fund expenses which are paid by the general partner (such as delivery charges, copying costs, telephone charges and postage).

The general partner of the Index Fund will not receive any portion of the brokerage commissions which are paid by the Index Fund to futures commission merchants.

Subscription Fee

Refco Securities, LLC and the soliciting dealers will receive a subscription fee of 2.5% of the gross offering proceeds as compensation for their services in soliciting and obtaining subscribers for the purchase of units.  No subscription fee will be charged on units sold through “fee-based only” financial planners that do not receive commissions.

Wholesaling Expenses

Beeland Management will receive one half of one percent (0.50%) of the gross proceeds of this offering for wholesaling expenses.

Trailing Servicing Fee

Beeland Management will cause the Index Fund to pay an annual trailing servicing fee of up to 1.0% to soliciting broker-dealers, beginning in the 13th month after a unit is issued, for ongoing investor services.

Futures Commission Merchants and Price Futures Group, Inc.; Brokerage Commissions

The Index Fund may not limit itself to any one futures commission merchant. However, the Index Fund may employ one futures commission merchant if, in the opinion of the Index Fund’s general partner, it is advisable to do so. The Index Fund has designated Refco, LLC as its current futures commission merchant. Price Futures Group and the futures commission merchants will receive brokerage commissions in return for their services. The brokerage commissions payable by the Index Fund are subject to change.

The general partner will not effect any transactions in commodity contracts with any futures commission merchant affiliated directly or indirectly with the general partner, unless such transactions are effected at competitive rates. In no event will the Index Fund be allowed to enter into any exclusive brokerage contract.

The Index Fund has negotiated brokerage commissions at a rate of $12.00 per round-turn transaction including all trading, clearinghouse, NFA and exchange fees. Beeland Management estimates that the annual brokerage commissions payable by the Index Fund will not exceed 0.75%. The Index Fund cannot guarantee that annual brokerage commissions will not exceed this amount.

The Index Fund will also pay or reimburse its futures commission merchants for any delivery, insurance, storage and other charges incidental to trading and exchange fees. Those types of charges are not included in the basis points set forth in the preceding paragraph. Beeland Management does not anticipate significant charges of this nature.

Brokerage commissions and transactions fees are estimated at 0.75% of net assets per year. Brokerage commissions to be charged will not exceed 80% of the published retail rate (plus Pit Brokerage fees), or 14% of the annual average Net Assets, excluding the Program assets not directly related to trading activity, including Pit Brokerage fees. In any event, brokerage commissions to be charged will not exceed applicable guidelines of the North American Securities Administrators Association.

“Bid-Ask” Spreads

Forward and swap contracts are traded through banks and dealers, including Refco Capital Markets Ltd.,  that charge a “spread” between the “bid” and “ask” prices, reflecting their profit on the transaction.  These spreads or mark-ups are not a true expense of the Index Fund, as are commodity brokerage commissions, but rather represent a profit margin to the dealer for entering into the transaction.   Beeland Management believes that the Index Fund’s forward and swap transactions will be conducted at prevailing market prices.

Operating Expenses

The Index Fund will pay ongoing expenses, estimated at approximately 1% per year of the Index Fund’s net assets, including legal, accounting and audit expenses, printing and mailing costs fees and expenses of the administrator, and other general operating expenses, including fees and expenses associated with the ongoing offering of the units.

Other Expenses

The Index Fund will also be responsible for all other expenses incurred by the Index Fund. These expenses may include extraordinary expenses such as the cost of litigation in which the Index Fund may become engaged or any tax applicable to the Index Fund. By their nature, the dollar amount of extraordinary expenses cannot be estimated with any reasonable certainty, but they could be substantial.

The actual expenses incurred by the Index Fund will be set forth in reports to the limited partners.

The general partner of the Index Fund will be reimbursed by the Index Fund for Index Fund expenses paid by the general partner. This includes expenses, such as delivery charges, copying costs, telephone charges and postage.

Reports

Limited partners will receive a monthly statement. The statement will include, in general, a description of the performance of the Index Fund and will set forth the aggregate fees, brokerage commissions, and other expenses incurred or accrued by the Index Fund during the month. The Index Fund will also provide the limited partners with an audited annual statement.

BREAK-EVEN ANALYSIS

In order to “break even” at the end of one year of trading, each $10,000 minimum investment, which you invest must earn $225 in profits or 2.25%, as shown in the table below.

The following table and explanatory notes set forth the basis for and calculation of the above figures. The table is based on the fees as described above assuming that the Index Fund’s average annual net asset value is $100,000,000.

Net Assets	First Year	Subsequent Years
General Partner’s Management Fee(1)	$100	$100
Subscription Fee and Wholesaling Expenses(2)	$300	$100
Brokerage Commissions, Exchange, NFA and Related Fees(3)	$75	$75
Operating Expenses (4)	$100	$100
Less Interest Income (5)	$(350)	$(350)
Amount of Trading Income Required for the Index Fund’s Net Asset Value Per Unit (Redemption Value) at the End of One Year to Equal the Purchase Price Per Unit	$225	$25
Break-even Percentage	2.25%	0.25%

Explanatory Notes:

(1)                                  The general partner of the Index Fund receives a monthly management fee of 0.833% (which equals 1% annually) of the net assets of the Index Fund as of the end of the preceding month.

(2)                                  Investors will be required to pay a subscription fee of up to 2.5% of the subscription amount. This table also incorporates the upfront amount of 0.50% of gross proceeds for wholesaling expenses and, in subsequent years, a 1% trailing servicing fee paid to soliciting dealers.

(3)                                  Brokerage commissions, exchange, clearinghouses and NFA fees and other trading fees are estimated at 0.75% of net assets of the Index Fund annually.

(4)                                  Operating expenses include administrative expenses and third party supplies of goods and services.

(5)                                  Estimated on the basis of a 100% of the current 91-day Treasury bill rate.  The Index Fund will earn interest on any U.S. government securities held in its account.  Margin cash held at Refco, LLC and collateral and non-margin cash held at Refco Capital Markets, Ltd., the Index Fund’s foreign exchange executing and clearing broker, will be credited with interest at the current 91-day Treasury bill rate, reset quarterly.  Beeland Management estimates that the Index Fund will earn interest on approximately 100% of its assets.

THE ROGERS INTERNATIONAL COMMODITY INDEX

Overview

The Index is a composite, U.S. dollar-based, total return index created by James Beeland Rogers, Jr. in July, 1998. The Index was designed to meet the need for consistent investing in a broad based international vehicle; it represents the value of a basket of commodities consumed in the global economy, ranging from agricultural to energy to metal products. The value of this basket is tracked via futures contracts on 35 different exchange-traded physical commodities, quoted in four currencies, listed on ten exchanges in five countries. Beeland Management uses and publishes the Index and markets products designed to track the Index pursuant to nonexclusive, worldwide license from Beeland Interests, Inc., a Delaware corporation wholly owned by Mr. Rogers.

The Index aims to be an effective measure of the price action of raw materials not just in the United States but also around the world. Indeed, the Index’s weightings attempt to balance consumption patterns worldwide (in developed and developing countries) and specific contract liquidity.

The RICI Committee

The RICI Committee formulates and enacts all business assessments and decisions regarding the composition of the Index. Mr. Rogers, as the founder and owner of the Index, chairs the RICI Committee and is the final arbiter of its decisions. Beside Mr. Rogers, representatives of  Diapason, Daiwa Securities Co. Ltd. and Beeland Management are also members of the RICI Committee. Mr. Rogers has agreed with UBS AG that a representative of UBS AG will become a member of the RICI Committee. Exclusively, Mr. Rogers, as chairman of the committee, is authorized to designate new members of the committee, if necessary.

The RICI Committee meets each December to consider changes in the components and weightings of the Index for the following calendar year; however, such changes can be made at any time. Any changes in weightings and/or the composition of the Index will be published on www.ricix.com.

Index Composition

The contracts chosen for the basket of commodities that constitute the Index are required to fulfill various conditions described below. Generally, the selection and weighting of the items in the Index are reviewed annually by the RICI Committee, and weights for the next year are assigned every December. The Index’s composition is modified only in rare occasions, in order to maintain investability and stability, and the composition of the Index generally will not be changed unless severe circumstances in fact occur. Such “severe circumstances” may include (but are not restricted to) continuous adverse trading conditions for a single contract (e.g., trading volume collapses) or critical changes in the global consumption pattern (e.g., scientific  breakthroughs that fundamentally alter consumption of a commodity). To date, there have been only two changes in the components of the Index in the history of the Index. These changes of components were made in order to substitute soybean oil for palm oil and soybean meal for flaxseed.

All commodities included in the Index must be publicly traded on recognized exchanges in order to ensure ease of tracking and verification.  A commodity may be considered suitable for inclusion in the Index if it plays a significant role in worldwide (developed and developing economies) consumption. “Worldwide consumption” is measured via tracking international import and export patterns, and domestic consumption environments of the world’s prime commodity consumers. Only raw materials that reflect the current state of international trade and commerce are eligible to become Index commodities. Commodities that are merely linked to national consumption patterns will not be considered. The Index is not related to any commodities production data.

Data of private and governmental providers concerning the world’s top consumed commodities is actively monitored and analyzed by the members of the RICI Committee throughout the year. In order to obtain the most accurate picture of international commodities consumption, a wide range of sources on commodities demand and supply is consulted. The findings of this research are then condensed into the different commodities contracts weightings of the Index.

In order to decide whether a specific commodity contract is actually investable, the RICI Committee screens the volume and liquidity data of international exchanges, published on a regular basis by the Futures Industry Association (Washington DC, United States). Additionally individual exchange data on contracts may also be included in the process.

If a commodity contract trades on more than one exchange, the most liquid contract globally, in terms of volume and open interest combined, is then selected for inclusion in the Index, taking legal considerations into account. Beyond liquidity, the RICI Committee seeks to include the contract representing the highest quality grade of a specific commodity.

As noted, the RICI Committee reviews the selection and weighting of the futures contracts in the Index annually. Thus, weights are potentially reassigned during each December for the following year, if the RICI Committee so determines in its sole discretion. Any changes in weights and/or the Index composition will be published on www.ricix.com.

On the close of the last Business Day of each month, all the futures contracts used to calculate the Index, except for the contracts traded on the London Metal Exchange, are rolled. Generally, if the next calendar month of a futures contract includes a first notice day, a delivery day or historical evidence that liquidity migrates to a next contract month during this period, then the next contract month is intended to be applied to calculate the Index, taking legal constraint’s into account. For example, on the close of the last Business Day of November, the January Crude Oil contract is replaced by the February Crude Oil contract. If the exchange on which one of the Index components is closed the last Business Day of the month, the roll of this specific contract takes place the next Business Day for that exchange.

On the close of the last Business Day of each month, the current weight of each Index component is rebalanced to be set at its current weighting. If the exchange on which one of the Index components is traded is closed on the last Business Day of the month, the reference price for the calculation of the weighting of this specific component is the closing price of the next Business Day. This rule is also valid if there is more than one component that cannot be traded on the last Business Day of the month.

The Index calculation is based on the official commodity exchanges’ settlement prices of the futures contracts used.

 If, for any reason, one of the Index components ceases to exist or its liquidity collapses to unacceptable levels, or any other similar event occurs with similar consequences, as determined at the discretion of the RICI Committee, the RICI Committee will call an exceptional meeting to assess the situation and decide on a replacement for this component or on a change in the weighting.

Reference Rates

The foreign exchange rates used to translate the value of the futures contracts denominated in a foreign currency into U.S dollars are obtained from Bloomberg. This is the “close” value for each currency taken at 5:00 pm New York time. The interest rate used is the United States 3-Month Treasury bill rate, as available on Bloomberg ticker “USGG3M <Index>“.

Calculation of the Index

Diapason is responsible for calculating the Index and disseminating quotes of the Index every 15-seconds (assuming the Index value has changed within such 15-second interval) during regular exchange trading hours of 8:30 a.m. and 3:00 p.m. (CT).

The Index Fund’s success depends on the increasing price of the raw materials represented by the Index. Investors will receive a positive return on investment only if the price of raw materials increases at a rate that exceeds the management fees, subscription fees and other fees and expenses.

The Index has been tracked and reported by several futures industry reporting services, such as Managed Account Reports (“MAR”) and Bloomberg. The Index is also reported at www.ricix.com.

Following is a chart listing the commodities, and their respective weightings, currently represented in the Index.

Rogers International Commodity Index

List of Component Commodities

As of September 1, 2005

Commodity, (%)	Principal Exchange
Crude Oil, (35%)	NYMEX (New York Mercantile Exchange)
Heating Oil, (3%)	NYMEX (New York Mercantile Exchange)
Unleaded Gasoline, (3%)	NYMEX (New York Mercantile Exchange)
Natural Gas, (3%)	NYMEX (New York Mercantile Exchange)
Palladium, (0.30%)	NYMEX (New York Mercantile Exchange)
Wheat, (7%)	CBOT (Chicago Board of Trade)
Corn, (4.75%)	CBOT (Chicago Board of Trade)
Soybeans, (3%)	CBOT (Chicago Board of Trade)
Soybean Oil, (2%)	CBOT (Chicago Board of Trade)
Soybean Meal, (0.75%)	CBOT (Chicago Board of Trade)
Rice, (0.5%)	CBOT (Chicago Board of Trade)
Oats, (0.50%)	CBOT (Chicago Board of Trade)
Aluminum, (4%)	LME (London Metals Exchange)
Zinc, (2%)	LME (London Metals Exchange)
Nickel, (1%)	LME (London Metals Exchange)
Tin, (1%)	LME (London Metals Exchange)
Lead, (2%)	LME (London Metals Exchange)
Copper, (4%)	COMEX (Commodity Exchange—NY)
Gold, (3%)	COMEX (Commodity Exchange—NY)
Silver, (2%)	COMEX (Commodity Exchange—NY)
Platinum, (1.8%)	COMEX (Commodity Exchange—NY)
Live Cattle, (2%)	CME (Chicago Mercantile Exchange)
Live Hogs, (1%)	CME (Chicago Mercantile Exchange)
Lumber, (1%)	CME (Chicago Mercantile Exchange)
Coffee, (2%)	CSCE (Coffee, Sugar and Cocoa Exchange)
Sugar, (2%)	CSCE (Coffee, Sugar and Cocoa Exchange)
Cocoa, (1%)	CSCE (Coffee, Sugar and Cocoa Exchange)
Cotton, (4%)	NYCE (New York Cotton Exchange)
Orange Juice, (0.66%)	NYCE (New York Cotton Exchange)
Barley, (0.27%)	WCE (Winnipeg Commodity Exchange)
Canola, (0.67%)	WCE (Winnipeg Commodity Exchange)
Azuki Beans, (0.5%)	TGE (Tokyo Commodity Exchange)
Wool, (.25%)	SFE (Sydney Futures Exchange)
Rubber, (1%)	TOCOM (Tokyo Commodity Exchange)
Raw Silk, (0.05%)	YRSE (Yokohama Raw Silk Exchange)

BASIS FOR TRADING

There are numerous trading methods, systems and strategies utilized in futures trading. The following discussion only addresses those methods, systems and strategies utilized on behalf of the Index Fund, and you will therefore not be able to compare them with other trading methods, systems and strategies that are utilized in futures trading. The following description of the Index Fund’s trading program is not intended to be exhaustive.

The Index Fund will invest its funds in a portfolio of futures and forward contracts traded on recognized exchanges. Many of the commodity contracts listed above are traded on multiple markets. In placing orders for these commodities, the Index Fund intends to employ the available market that provides the most advantageous market, in terms of depth and/or liquidity, at the time that trading decisions are made.  The Index Fund may, from time to time, access certain markets represented in the Index through “over-the-counter” forward or swap contracts, although Beeland Management does not anticipate that any such forward or swap contracts will represent a  significant portion of the Index Fund’s overall portfolio. The Index Fund will also trade currency forward contracts in connection with hedging the Index Fund’s currency exchange rate risk related to the Index Fund’s non-U.S. dollar denominated futures positions.

Diapason will attempt to replicate the composition of the Index by purchasing commodity futures contracts in the same types and quantities as the Index. This Index consists of the value of a basket of raw materials employed in the world economy. The components of the Index and their weightings are described in greater detail in “Rogers International Commodity Index” above.   The Index Fund may also purchase commodity forward or swap contracts in the off-exchange or over-the-counter markets under certain circumstances.  For example, position limits applicable to certain futures contracts traded in the United States may prevent the Index Fund from acquiring the full futures position required to replicate the Index.  The use of forward or swap contracts may cause the Index Fund’s performance to deviate from the performance of the Index more so than were the Index Fund able to acquire its desired position entirely in futures contracts.

Diapason utilizes a series of rules which, in turn, generally generates trading instructions designed to produce a portfolio of trades and positions in commodities which should track the Index. Diapason will enter trades consistent with those instructions. Beeland Management and Diapason believe that the Index Fund’s management activities will produce a return which reflects changes in the Index plus or minus 1.5% on an annual basis before Index Fund fees and expenses, although there can be no assurance that the Index Fund’s annual deviation from the Index will not be greater than plus or minus 1.5% before fees and expenses. Beeland Management will select futures commission merchants to execute trades for the Index Fund, generally in its discretion, on the basis of various factors, including quality of executions, commission rates and any ancillary services provided. Affiliates of members of Beeland Management may be engaged to provide trade execution services for the Index Fund. Cash not needed as margin for futures or cash forward contracts will be held in the name of the Fund at Refco Capital Markets Ltd. and will receive an interest credit at the current 91-day Treasury bill rate, reset quarterly.

Since the Index Fund’s portfolio is based on the Index, there will be no active trading by Diapason in the traditional sense. Unlike most other commodity pools, commodity futures will not be bought or sold to take advantage of hoped for price movement. Instead, Diapason will engage in only two types of trading on behalf of the Index Fund. Almost all of the trading by Diapason will be made for the purpose of rolling positions from near delivery dates to later delivery dates in order to ensure that the Index Fund will not take actual delivery of a physical commodity. These rolling trades, made pursuant to a predetermined formula and rules, are placed and effected, to the extent possible, as spread transactions, in which the Index Fund simultaneously buys and sells futures contracts corresponding to the same commodity, but for delivery in different months.  Placing and effecting these rolling trades as spread transaction have several advantages over first selling a position in a near month and then subsequently buying a corresponding position in a far month. In the latter case, there is a risk that during the period between the sale and the purchase, there may be sudden, adverse movements in the price of the commodity. Therefore, by effecting the rolling trades as spread transactions, the Index Fund seeks to minimize the risks of price fluctuation.

The RICI Committee will review the Index at least annually to determine whether it may be necessary to change the components or relative weighting of the Index. Mr. Rogers, as the founder and owner of the Index,  chairs the RICI Committee and is the final arbiter of its decisions.  If an adjustment of the Index Fund is necessary to reflect an adjustment in the Index, Diapason may add or subtract futures or forward contracts to the Index Fund and rebalance the portfolio accordingly. While the Index will be reviewed on at least an annual basis, there is no assurance that any adjustments will be made to the Index and portfolio as a result.

Generally, if prices of commodities rise, then the value of an investment in the Index Fund should appreciate. Correspondingly, if commodity prices decline, then the value of an investment in the Index Fund should go down. The Index Fund’s success depends on the increasing price of the raw materials represented by the Index. Investors will receive a positive return on investment only if the price of raw materials increases at a rate that exceeds the management fees, subscription fees and other fees and expenses.

THE GENERAL PARTNER

Background of the General Partner

Beeland Management Company, L.L.C. is the sole general partner of the Index Fund. It is an Illinois limited liability company, formed in 1997, whose controlling majority owner-member is James Beeland Rogers, Jr. Mr. Rogers is not, however, involved in the daily operations of Beeland Management or the Index Fund. Beeland

Interests, Inc., a Delaware corporation owned by Mr. Rogers, has granted to Beeland Management a nonexclusive, worldwide license to use and publish the Index and market products designed to track the Index.  Beeland Management has been registered as a commodity pool operator and commodity trading advisor with the CFTC since March 1998 and is also a member of the NFA.  The registration of Beeland Management with the CFTC must not be taken as an indication that this agency has recommended or approved either Beeland Management or the Index Fund.

Beeland Management has engaged Diapason, another licensee of the Index, to serve as the commodity trading advisor to the Index Fund, at no additional cost to the Index Fund.  Diapason will implement a trading program on behalf of the Index Fund substantially identical to that described above.

Beeland Management will manage the business of the Index Fund. It may retain third parties to provide services to the Index Fund, and other parties will be retained to provide accounting, auditing, legal and other professional services.

The Index Fund’s general partner may trade commodities futures and other interests for its own account. The records of any such trading activities and any written policies related to such trading will not be made available to limited partners. Such trading by the Index Fund’s general partner for its own account may create conflicts of interest for the general partner.

The net worth of Beeland Management as of June 30, 2005 is $2,322,721.

The principal offices of Beeland Management are located at 141 W. Jackson Blvd., Suite 1340A, Chicago, Illinois 60604. The telephone number at that location is (312) 264-4375, and the toll-free number is (866) 60-RICIX.

Principals

The following is summary biographical information concerning the principals and officers of Beeland Management.

James Beeland Rogers, Jr., age 63, has been the majority owner and a member of Beeland Management since inception in 1998, although Mr. Rogers is not involved in the daily operations of Beeland Management or the Index Fund. Mr. Rogers, a co-founder of the Quantum Fund in the 1970s, is the author of Adventure Capitalist (Random House, 2003), Investment Biker; On the Road with Jim Rogers (Random House, 1994) and Hot Commodities (Random House, 2004). He developed, compiled and owns the Index. Although Mr. Rogers’ career spans over 30 years, during the last seven years he has been semi-retired and traveling extensively around the world. However, during that period, he has been a regular commentator and columnist in various media dealing with economic and finance matters and is an occasional Visiting Professor at Columbia University. Mr. Rogers is an investor who has been chronicled in John Train’s THE NEW MONEY MASTERS and Jack Schwager’s Market Wizards, as well as in Barons, Forbes, Fortune, The Financial Times and The Wall Street Journal.

Walter Thomas Price III, age 65, is a Managing Member of Beeland Management and is the chairman, president, director and sole shareholder of Price Asset Management, Inc. He has been the President and Chief Executive Officer of The Price Futures Group since June 1995 and is an investor in Uhlmann Price Securities. Mr. Price has been involved in the securities, cash commodities and commodity futures markets for more than 40 years as both a trader for his own account and as a broker. He is president, a registered principal, and associated person of Price Capital Markets Inc., with which he has been affiliated since February 1997. At Price Capital Markets, Mr. Price is ultimately responsible for overseeing all trading decisions. He is a graduate of the University of Texas and is also a licensed NASD principal and NFA principal.

Allen D. Goodman, age 35, is the chief financial officer of Beeland Management, which he joined in November 2003. In March 2001 Mr. Goodman became Chief Financial Officer of Price Asset Management, Inc. From January, 2000, to March, 2001, he served as founder and president of Financial Products, Ltd., a management consulting firm specializing in financial process reengineering. From February, 1999 to January, 2000, he worked as a management consultant for Via International, preceded by service as a business valuation consultant for BDO Seidman LLP from May, 1997 to February, 1999. Prior to that, from February, 1995 to May, 1997, he founded and managed Exclusively Gourmet, Inc., a specialty food and confections brokerage company. Mr. Goodman holds a B.A. degree from the University of Wisconsin and a M.S.A. in Accounting from DePaul University.

None of the above persons are paid any compensation directly by the Index Fund.

Legal Actions

There have been no material administrative, civil or criminal actions pending, on appeal or concluded against Beeland Management or any of its individual principals within the past five years that are material to an evaluation of their ability or integrity.

Investment by the General Partner and Its Members

To the extent of any capital contribution it made to the Index Fund, Beeland Management will be treated as though it were a limited partner. Members of Beeland Management and persons associated with the members may subscribe for limited partnership interests as well. Any such subscribers will not be limited by the minimum subscription amounts required above.

As of July 31, 2005, the value of Beeland Management’s investment in the Index Fund was $1,040,281. The purchase of units by Beeland Management or its members may create certain conflicts of interest. See “Conflicts of Interest” above.

Duties of the General Partner

The general partner of the Index Fund manages the business of the Index Fund. The Index Fund’s general partner has delegated its responsibility for the investment of the Index Fund’s assets to Diapason Commodities Management, S.A. However, if it elects to direct trading for the Index Fund itself, the general partner of the Index Fund may still render advisory services to other clients or accounts and use the same trading strategies utilized in managing the Index Fund’s investments.

The general partner of the Index Fund may retain various third parties, including affiliates of the general partner and its members, to perform various services for the Index Fund. However, the Index Fund’s general partner may not knowingly enter into any agreement or arrangement with affiliates on terms less favorable to the Index Fund than those customarily charged by an unrelated party for similar services.

The maximum period covered by any contract between the Index Fund and the general partner may not exceed one year and the agreement will be terminable without penalty upon 60 days’ written notice by the Index Fund.

The Index Fund’s general partner is accountable to the Index Fund as a fiduciary. Under Illinois law, the fiduciary duty owed by a general partner to a limited partner encompasses the duty of exercising good faith, honesty, and fairness in his dealings with them and the funds of the partnership. The fiduciary relationship embraces all matters reasonably relating to the partnership. The general partner’s fiduciary duty exists concurrently with the obligations set forth in the partnership agreement. The limited partners may not contract away this fiduciary obligation.

THE COMMODITY TRADING ADVISOR

Beeland Management has appointed Diapason Commodities Management, S.A., a Swiss share corporation  incorporated on December 31, 2003,  to serve as the commodity trading advisor of the Index Fund pursuant to a Trading Advisory Agreement dated as of September 30, 2005 (the “Commodity Trading Advisor Agreement”) between Beeland Management and Diapason. The Trading Advisor Agreement is effective on a year-to-year basis and may be terminated with respect to the Index Fund by each party thereto upon 60 days’ written notice. James B. Rogers owns a majority interest in Diapason but is not involved in its daily operations.

As of August 31, 2005,  Diapason had approximately $1 billion in assets under management. Diapason has been registered with the CFTC as a “commodity trading advisor” since June 17, 2005 and is also a member of the National Futures Association.  The registration of Diapason with the CFTC must not be taken as an indication that such agency has recommended or approved Diapason.

The principals of Diapason are Messrs. Lionel Motiere, Daniel Pyc, Guillaume Le Fur, James Beeland Rogers, Jr. and Stephan Wrobel.

Lionel Motiere. Mr. Motiere is Chief Executive Officer of Diapason and has been a principal since December, 2003. From April 1998 to August 2002, Mr. Motiere was head trader of the Arbitrage and Derivatives Funds at Barep Asset Management (Société Générale Asset Management), responsible for €1 billion in funds employing multi-arbitrage trading strategies. From April 1994 to April 1998 he was a fund manager at Barep Asset Management (Société Générale Asset Management). Mr. Motiere received a Maitrise de Sciences Economiques and a Diplome d’Etudes Superieures Specialisees

in Finance (D.E.S.S.) from Universite de Lyon in 1990 and 1991, respectively, and a Master of Science (Economics) from the University of Delaware in 1992. Mr. Motiere is the president and sole owner of Equinoxe Partners, S.A.

Stephan Wrobel. Mr. Wrobel, Vice Chief Operating Officer,  became a principal of Diapason in December 2003.  From February 1996 to May 1998, Mr. Wrobel was at Société Générale where he traded commodities using arbitrage strategies. He then joined BNP Paribas to develop macro and equity strategies for hedge funds from June 1998 to May 2000. From June 2000 to April 2003, Mr. Wrobel was at Lehman Brothers, where he had the same focus. In June 2003, he joined the Strategic Investment Group at Cargill Investor Services. Mr. Wrobel graduated from the Paris Graduate School of Management in 1995.

Daniel Pyc.  Mr. Pyc, the Chief Operating Officer, joined Diapason in November 2004.  Mr. Pyc began his career at Dexia Asset Management (Paris) in 1996, where he acted as Head of Operations. Focusing on risk control and market technical analysis, he helped in the creation of Dexia Systemat Program, a systematic managed futures fund. He left in August 2001 to join Barep Asset Management (Société Générale Asset Management) as Head of Trading for the Systematic Managed Futures Department. During his three years at Barep, Daniel led the international development of the Epsilon Program and was responsible for enhancing Barep’s research on effective trading strategies in the futures markets.  Mr. Pyc holds a Business degree from the Troyes Business School of Management and a Master’s degree in Finance.

Guillaume Le Fur. Mr. Le Fur has been the Chief Investment Officer of Diapason since December 2003.  From June 1999 to October 2002, Mr. Le Fur was head of the Risk Arbitrage and Event Driven Funds at Barep Asset Management (Société Générale Asset Management), responsible for €500 millions assets under management. Mr. Le Fur is graduated from the University of Rennes and Paris-Dauphine, respectively in mathematics and finance. Since November 2002, Mr. Le Fur has also served as Chief Investment Officer at Equinoxe Partners.

The biography of Mr. James Beeland Rogers’ can be found above under “THE GENERAL PARTNER — Principals.” Mr. Rogers is not involved in the daily operations of Diapason.

Diapason has managed investment products designed to track and replicate the positions in the Index, substantially similar to the Index Fund, since March 17, 2004.  As of July 31, 2005, Diapason was managing approximately $775 million in such products.  From March 17, 2004 through July 31, 2005 the monthly returns before fees and expenses achieved by Diapason in dollar-denominated investment products tracking the Index has not deviated by more than 0.56% (up or down) from the Index during the same period. The rates of return, net of fees and expenses, achieved by Diapason in such dollar-denominated investment products, from March 17, 2004 through July 31, 2005, have ranged from up 7.19% to down 6.52%.

SELECTED FINANCIAL INFORMATION

Selected Financial Data

The Selected Financial Data for the six month period ended June 30, 2005 is taken from the unaudited financial statements of the Index Fund. The Selected Financial Data for the years ended December 31, 2004, 2003, 2002 and 2001 is taken from the audited financial statements of the Index Fund.  See “Index to Financial Statements.” The Index Fund commenced trading operations during November 2001.

	Six Months ended June 30, 2005	December 31, 2004	December 31, 2003	December 31, 2002	December 31, 2001
Net gain (loss) from trading activities and investment income	$2,888,052	$2,616,463	$2,056,093	$1,756,496	$(11,182)

Total expenses	$603,376	$896,849	$267,777	$428,941	$384,438

Net income (loss)	$2,284,676	$1,719,614	$1,788,316	$1,327,555	$(395,620)

Net income (loss) per unit	$13.75	$20.91	$27.82	$20.90	$(7.45)
Total units outstanding	449,227	169,135	59,806	63,531	53,124

Total assets	$90,141,581	$29,737,367	$14,239,347	$7,524,330	$5,090,518
Total obligations	$10,610,392	$2,118,451	$5,724,341	$246,074	$187,815

Selected Quarterly Financial Data

The following summarized quarterly financial information presents the results of operations for the three month periods ended March 31 and June 30, 2005 and  March 31, June 30, September 30 and December 31, 2004 and 2003.  This information has not been audited.

	Second Quarter 2005	First Quarter 2005

Net realized and unrealized gains (losses)	(2,478,472)	4,910,847
Interest income	412,723	226,320
Expenses	447,863	338,879
Net income (loss)	(2,513,612)	4,798,288
Net income (loss) per unit	(8.70)	22.45

	Fourth Quarter 2004	Third Quarter 2004	Second Quarter 2004	First Quarter 2004

Net realized and unrealized gains (losses)	(1,447,291)	2,671,365	(652,811)	1,682,398
Interest income	129,475	152,423	129,552	61,395
Expenses	341,446	280,813	265,635	118,998
Net income (loss)	(1,659,262)	2,542,975	(788,894)	1,624,795
Net income (loss) per unit	(9.61)	18.11	(6.25)	18.66

	Fourth Quarter 2003	Third Quarter 2003	Second Quarter 2003	First Quarter 2003

Net realized and unrealized gains (losses)	1,052,338	286,061	235,055	337,792
Interest income	45,507	50,804	49,415	49,639
Expenses	91,762	74,022	73,829	78,682
Net income (loss)	1,006,083	262,843	210,641	308,749
Net income (loss) per unit	14.82	4.87	3.88	4.25

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

The Index Fund was organized on May 8, 2000 under the Illinois Revised Uniform Limited Partnership Act. The offering of the Index Fund’s units of limited partnership interest commenced in January 2001 and the initial offering terminated in October 2001 with proceeds of approximately $6,621,780. The continuing offering commenced immediately after termination of the initial offering; additional subscriptions totaling approximately $96,908,684 have been accepted during the continuing offering period through July 2005. Redemptions over the same period total approximately $9,597,582. The Fund commenced operations in November, 2001.

The Index Fund’s principle objective is to provide an alternative investment vehicle for investors with diversified investment portfolios. The Index Fund’s trading is designed to replicate the positions which comprise the Rogers International Commodity Index. The Index Fund invests and trades in a portfolio of commodity futures and forward contracts. The Index Fund invests and trades solely on the “long side” of the market. Beeland Management, as general partner, manages all business of the Index Fund, although it has delegated trading responsibility to Diapason Commodities Management, S.A., an entity affiliated with Beeland Management by partial common ownership.

The  Index  is  not  designed to predict which markets will exhibit positive (or negative) performance  in  any  given  year, and the specific components of the Index were  not selected based  on  expectations  of  their future  performance.  Rather, the Index was designed to be a balanced, representative international raw materials index and to include most of the publicly traded raw materials used in international commerce.  As a diversified index, the Index as a whole can be expected to produce different levels of return (including negative returns) in its various sectors from year to year.

Liquidity and Capital Resources

The Index Fund will raise additional capital only through the sale of Units offered pursuant to the continuing offering and does not intend to raise any capital through borrowing. Due to the nature of the Index Fund’s business, it will make no capital expenditures and will have no capital assets which are not operating capital or assets.

Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” During a single trading day, no trades may be executed at prices beyond the daily limit. This may affect the Index Fund’s ability to initiate new positions or close existing ones or may prevent it from having orders executed. Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Index Fund from promptly liquidating unfavorable positions and subject the Index Fund to substantial losses, which could exceed the margin initially committed to such trades. In addition, even if futures prices have not moved the daily limit, the Index Fund may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place.

Trading in forward or swap contracts introduces a possible further impact on liquidity. Because such contracts are executed “off exchange” between private parties, the time required to offset or “unwind” these positions may be greater than that for regulated instruments. This potential delay could be exacerbated to the extent a counterparty is not a United States person.

Other than these limitations on liquidity, which are inherent in the Index Fund’s futures trading operations, the Index Fund’s assets are expected to be highly liquid.

The Index Fund trades in futures and may trade in commodity forward and swap contracts and intends to enter into currency forward contracts to hedge its exchange rate risk incurred in connection with its non-US dollar denominated futures positions. Therefore the Index Fund will become a party to financial instruments with elements of off-balance sheet market and credit risk. The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss.  In entering into futures, forward or swap contracts, there exists a market risk that such contracts may be significantly influenced by conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures positions of the Index Fund at the same time, the Index Fund could experience substantial losses.

In addition to market risk, in entering into futures, forward and swap contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Index Fund. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.

Results of Operations

The  Index Fund’s net income or loss is directly related to changes in the value of the Index, which  the  Index Fund is designed to replicate, and is not dependent on trading decisions made by Beeland Management or Diapason apart from balancing positions to track the Index.  In periods of general market inflation, Beeland Management would expect the value of the Index to increase.  The Index Fund’s performance may be negative in years  when  the  Index’s performance  is positive due to the timing of subscriptions  and  redemptions and fees charged.

The components of the return of the Index Fund are the gains and losses recognized from the changes in futures market prices and the interest income earned on cash balances. The mechanics and rules of futures markets allow the Index Fund to earn interest on between approximately 90% to 100% of its assets.

At June 30, 2005, the Index Funds net assets were $79,531,189.   At December 31, 2004, 2003, and 2002, the Index Fund’s net assets were $27,618,916, $8,515,006, and $7,278,256, respectively.

Net Revenues	2005 (6 months)	2004	2003	2002
Realized net trading gain	3,361,136	3,168,447	893,115	695,120
Unrealized trading gain (loss)	(914,335)	(2,135,421)	(332,369)	177,510
Interest income	639,043	190,947	99,054	113,148
Foreign exchange gain (loss)	(14,426)	(3,439)	12,102	4,280

Total Net Revenues	$3,071,418	$1,220,534	$671,902	$990,058

Operating Expenses	2005 (6 months )	2004	2003	2002
Brokerage commissions	183,366	48,244	24,899	22,438
Management fees	292,316	170,762	76,611	64,388
Administrative fees	311,060	165,627	51,002	47,621
Amortization expense	—	—	—	21,566

Total Operating Expenses	$786,742	$384,633	$152,512	$156,013

The first half of 2005 saw energy prices reach new highs. Crude oil continued its march upward as it gained over 30 percent by June 30. The more heavily weighted agricultural components also performed well as corn, cotton and wheat all posted double-digit percentage gains during the six month period. Metals, such as copper and gold, were mostly flat during this period. As of June 30, the Index Fund returned 8.42% for the year.

Mixed returns from the more heavily weighted commodities combined to produce a positive year in 2004 as the Index Fund returned 14.69 percent. While crude oil saw new highs and copper rose over 38%, cotton gave back over 40% of its prior year’s gains. Also, there were pullbacks in the corn, soybeans and wheat markets.

For the calendar year 2003, the Index Fund performed slightly better than 2002. Crude oil slowed its growth during 2003, rising just over 4% for the year. However, continued growth in cotton, another 46.74%, combined with an over 40% rise in the price soybeans and a 16% rise in wheat meant strong overall gains from the agricultural sector. Also, metals such as copper, up over 48%, and gold, up almost 20%, pushed the overall return of the Index Fund for 2003 to 24.28%.

During the calendar year 2002, the Index Fund returned 24.14%. The positive performance can be largely attributed to a dramatic rise of over 57% in the price of crude oil, from $19.84 to $31.20 per barrel. Also helping to fuel the returns were gains in the agricultural sectors, specifically cotton and soybeans which were up over 43% and over 33%, respectively, for the year. Gold was one of the leaders from the metals sector with a rise of almost 25% during the calendar year.

The Index Fund pays various fees and expenses on a continuing basis which include management fees, subscription fees, and brokerage commission and transaction fees.

Cash flows used in operating activities were used primarily to purchase U.S. Treasury securities. The remaining cash was provided by realized trading gains and interest and was used for operating expenses net of any payables and receivables.

Cash flows provided by financing activities were from the sale of Index Fund units, net of any subscription fees paid and any subscriptions receivable, and reduced by redemptions of Index Fund units.

Critical Accounting Policies

Beeland Management believes that the accounting policies that will be most critical to the Index Fund’s financial condition and results of operations relate to the valuation of the Index Fund’s positions. The majority of the Index Fund’s positions will be exchange-traded futures contracts, which will be valued daily at settlement prices published by the exchanges. Any spot or forward foreign currency contracts held by the Index Fund will also be valued at published daily settlement prices or at dealers’ quotes. Thus, Beeland Management expects that under normal circumstances substantially all of the Index Fund’s assets will be valued on a daily basis using objective measures.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions, such as accrual of expenses, that affect the amounts and disclosures reported in the financial statements.  Based on the nature of the business and operations of the Index Fund, Beeland Management believes that the estimates utilized in preparing the Index Fund’s financial statements are appropriate and reasonable and do not provide a range of possible results that would require the exercise of subjective judgment, however actual results could differ from these estimates.  Beeland Management further believes that, based on the nature of the business and operations of the Index Fund, no other reasonable assumptions relating to the application of the Index Fund’s accounting estimates other than those currently used would likely result in materially different amounts from those reported.

Off-Balance Sheet Arrangements

The Index Fund does not engage in off-balance sheet arrangements with other entities.

Contractual Obligations

The Index Fund does not enter into contractual obligations or commercial commitments to make future payments of a type that would be typical for an operating company.  The Index Fund’s sole business is attempting to replicate the performance of the Index through the purchase of futures contracts, and possibly forward and swap contracts, on raw materials.  All such contracts are settled by offset, not delivery.  Substantially all such contacts are for settlement within four months of the trade date and substantially all such contracts are held by the Index Fund for less than four months before being offset or rolled over into new contracts with similar maturities.  The Index Fund’s Financial Statements present a Schedule of Investments setting forth net unrealized gains and losses of the Index Fund’s open futures contracts at June 30, 2005.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Introduction

The Index Fund is a speculative index fund designed to replicate positions in a commodity index. The market sensitive instruments held by it are acquired for speculative purposes, and all or a substantial amount of the Index Fund’s assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Index Fund’s main line of business.

Market movements can produce frequent changes in the fair market value of the Index Fund’s open positions and, consequently, in its earnings and cash flow. The Index Fund’s market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Index Fund’s open positions and the liquidity of the markets in which it trades.

Value at Risk is a measure of the maximum amount which the Index Fund could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the Index Fund’s speculative trading and the recurrence in the markets traded by the Index Fund of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Index Fund’s experience to date (i.e., “risk of ruin”). In light of this, as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that the Index Fund’s losses in any market sector will be limited to Value at Risk or by the Index Fund’s attempts to manage its market risk.

Standard of Materiality

Materiality as used in this section, “Quantitative and Qualitative Disclosures About Market Risk,” is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, and multiplier features of the Index Fund’s market sensitive instruments.

Quantifying the Partnership’s Trading Value at Risk

Quantitative Forward-Looking Statements

The following quantitative disclosures regarding the Index Fund’s market risk exposures contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact.

The Index Fund’s risk exposure in the various market sectors traded by the Index Fund is quantified below in terms of Value at Risk. The Index Fund uses the absolute value of unrealized profit or loss as the measure of its Value at Risk.

The Partnership’s Trading Value at Risk in Different Market Sectors

The following table indicates the trading Value at Risk associated with the Index Fund’s open positions by market category as of June 30, 2005.

Market Sector	Value at Risk	Percent of Net Assets

Agricultural	$1,145,812	1.44%

Metals	$1,077,974	1.35%

Energy	$236,324	0.30%

TOTAL:	$2,460,110	3.09%

The following table indicates the trading Value at Risk associated with the Index Fund’s open positions by market category as of December 31, 2004.

Market Sector	Value at Risk	Percent of Net Assets

Agricultural	$482,602	1.75%

Metals	$570,806	2.07%

Energy	$943,425	3.42%

TOTAL:	$1,996,833	7.24%

Material Limitations on Value at Risk as an Assessment of Market Risk

The face value of the market sector instruments held by the Index Fund may typically be many times the applicable maintenance margin requirement (maintenance margin requirements generally ranging between approximately 1% and 10% of contract face value). The magnitude of the Index Fund’s open positions could create a “risk of ruin” not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions — unusual, but historically recurring from time to time — could cause the Index Fund to incur severe losses over a short period of time. The Value at Risk tables — as well as the past performance of the Index Fund — give no indication of this “risk of ruin.”

Non-Trading Risk

The Index Fund may experience non-trading market risk on any foreign cash balances not needed for margin. However, these balances (as well as the market risk they represent) are expected to be immaterial. The Index Fund also may have non-trading market risk as a result of investing in U.S. Treasury instruments. The market risk represented by these investments is expected to be immaterial.

Qualitative Disclosures Regarding Primary Trading Risk Exposures

The following qualitative disclosures regarding the Index Fund’s market risk exposures — except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Index Fund manages its primary market risk exposures — constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The Index Fund’s primary market risk exposures are subject to numerous uncertainties, contingencies and risks. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures of the Index Fund. There can be no assurance that the Index Fund’s current market exposure will not change materially. Investors must be prepared to lose all or substantially all of their investment in the Index Fund.

The following were the primary trading risk exposures of the Index Fund as of June 30, 2005 by market sector.

Energy. The Index Fund’s primary energy market exposure is to crude oil pricing movements, often resulting from political developments in the Middle East. Oil prices can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

Agricultural. The Index Fund’s primary commodities exposure is to agricultural pricing movements in wheat, corn, soybeans, cotton, and coffee. Each of these are often directly affected by severe or unexpected weather conditions or by the level of import and export activity between countries.

Metals. The Index Fund’s primary metal market exposure is to fluctuations in the price of aluminum, copper, gold, silver and zinc. Each of these metals is subject to substantial pricing fluctuations based on international supply and demand.

Qualitative Disclosures Regarding Non-Trading Risk Exposure

General

The Index Fund is unaware of any (i) anticipated known demands, commitments or capital expenditures; (ii) material trends, favorable or unfavorable, in its capital resources; or (iii) trends or uncertainties that will have a material effect on operations. From time to time, certain regulatory agencies have proposed increased margin requirements on futures contracts. Because the Index Fund generally will use a small percentage of assets as margin, the Index Fund does not believe that any increase in margin requirements, as proposed, will have a material effect on the Index Fund’s operations.

Qualitative Disclosures Regarding Means of Managing Risk Exposure

Since the Index Fund is designed to replicate the composition of a commodity index, Diapason adjusts the Index Fund’s portfolio only as necessary to accommodate expirations in particular commodity futures contracts and to adjust overall position size for changes resulting from subscriptions and redemptions to the Index Fund. Diapason might also initiate an adjustment to reflect a change in the Index itself.  Except as may be involved in these situations, Diapason has no discretion over the positions the Index Fund maintains. Consequently, Diapason does not apply risk management techniques in its trading decisions as such decisions depend largely on factors such as contract expiration and the level of investor participation in the Index Fund which are exogenous to market prices, although Diapason will attempt to hedge the Index

Fund’s exchange rate risk incurred in connection with the Index Fund’s non-US dollar denominated futures positions. The Index Fund initiates positions only on the “long” side of the market and does not employ “stop-loss” techniques.

PERFORMANCE HISTORY OF THE INDEX FUND

Set forth below is the performance of the Index Fund from November 2001, when the Index Fund commenced trading operations, through July 2005.  During this period, all trading decisions on behalf of the Fund were made by Beeland Management.  Beginning September 30, 2005, trading decisions will be made by Diapason Commodities Management, S.A., implementing the same investment strategy with the same objectives as that employed by Beeland Management.

Name of Pool:	Rogers International Raw Materials Fund, L.P.
Type of Pool:	Publicly offered
Inception of Trading:	November 2001
Subscriptions through July 31, 2005:	$96,908,684
Redemptions through July 31, 2005:	$9,597,582
Net Asset Value as of July 31, 2005:	$97,293,273
Worst Monthly Percentage Draw-down:	8.27% (March 2003)
Worst Peak-to-Valley Draw-down:	12.77% (February 2003-April 2003)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rate of Return

Month	2005	2004	2003	2002	2001
January	2.83%	2.35%	7.47%	(5.13)%
February	7.16%	8.85%	5.20%	7.60%
March	3.22%	1.52%	(8.27)%	10.57%
April	(6.66)%	(0.39)%	(4.91)%	(0.28)%
May	0.10%	2.52%	7.80%	(0.68)%
June	2.01%	(5.88)%	0.74%	3.58%
July	3.69%	4.70%	1.40%	0.19%
August		(0.09)%	5.29%	4.46%
September		6.78%	(2.61)%	1.93%
October		1.23%	3.92%	(2.43)%
November		(1.66)%	1.92%	0.21%	(3.51)%
December		(5.12)%	5.38%	2.79%	(4.54)%
Compound rate of return	12.42%	14.69%	24.28%	24.14%	(7.89)%
	(7 mos. )				(2 mos. )

“Worst Monthly Percentage Draw-down” is the largest negative monthly rate of return experienced by the Index Fund.

“Worst Peak-to-Valley Draw-down” is the greatest percentage decline in net asset value of a Index Fund unit without such net asset value being subsequently equaled or exceeded. For example, if the value of a unit dropped by 1% in each of January and February, rose 1% in March and dropped again by 2% in April, a “peak-to-valley draw-down” would be still continuing at the end of April in the amount of approximately (3)%, whereas if the value of the unit had risen by approximately 2% or more in March, the draw-down would have ended as of the end of February at the (2)% level.

Rate of Return for the Index Fund is the actual monthly rate of return recognized by the Index Fund as a whole, not that of any particular investor.

Performance information is calculated on an accrual basis in accordance with generally accepted accounting principles.

FUTURES COMMISSION MERCHANT, INTRODUCING BROKER AND DEALERS

Beeland Management has selected the Price Futures Group, Inc. as the Index Fund’s introducing broker and Refco, LLC as the Index Fund’s clearing broker. The Price Futures Group, an Illinois corporation, will introduce the Index Fund’s futures transactions to the clearing broker in return for a portion of the clearing broker’s commission. It will also monitor the futures positions that the clearing broker reports in the Index Fund’s trading accounts for any errors in trade or valuation prices.

The Price Futures Group is a registered introducing broker with the CFTC, and is a member of the NFA. The offices of the introducing broker are located at 141 West Jackson Boulevard, Suite 1340A, Chicago, Illinois 60604, and the telephone number is (312) 264-4300.

Beeland Management has appointed Refco, LLC as the Index Fund’s clearing broker, pursuant to a Clearing Services Agreement dated September 1, 2005, and a number of other product specific supplemental documents (together, the “Clearing Services Agreement”). Refco, LLC has no investment discretion in relation to the Index Fund.  Refco, LLC is registered with the CFTC as a futures commission merchant and is responsible for carrying and clearing the Index Fund’s commodity futures transactions.

Refco, LLC’s main office is located at 550 West Jackson Boulevard, Suite 1300, Chicago, Illinois 60661.  Refco, LLC acts only as a clearing broker for the Index Fund and as such is paid commissions for executing and clearing trades on behalf of the Index Fund.  Refco, LLC has not passed upon the adequacy or accuracy of this prospectus.  Refco, LLC neither will act in any supervisory capacity with respect to Beeland Management or Diapason nor participate in the management of the Index Fund.  Therefore, prospective investors should not rely on Refco, LLC in deciding whether or not to invest in the Index Fund.

Under the terms of the Clearing Services Agreement, Refco, LLC identifies and records all assets of the Index Fund, which it holds in its capacity as clearing broker, in such manner as is necessary to ensure their identity and location can be determined at any time and so that such assets shall be readily identifiable as belonging to and held for the benefit of the Index Fund and separate from any of Refco, LLC’s own property and the property of other clients.

Investors should be aware that the Index Fund shall bear all risks of an economic or judicial nature as well as those resulting from bankruptcy, liquidation, riots, war, force majeure, or other events which may affect assets deposited in the name of the Index Fund with Refco, LLC.

The Clearing Services Agreement is for an unlimited duration and may be terminated by the Index Fund at any time when the Index Fund has no positions and no liabilities held by or owed to Refco, LLC.

The Index Fund may execute or clear some or all of its trades through different brokerage firms without notice to the Limited Partners.

Beeland Management estimates that the round-turn commissions payable by the Index Fund for trades cleared by its futures commission merchants will not exceed 0.75% per year of net assets.  The brokerage commissions payable by the Index Fund are subject to change at any time.

SOLICITING DEALERS

Refco Securities, LLC will enter into agreements with a number of firms which are registered as broker/ dealers, are members of the NASD and are properly registered or qualified in the appropriate states to introduce the Index Fund to certain of their customers.

The soliciting dealers will receive a subscription fee of up to 2.5% of the gross offering proceeds as selling compensation and will also receive, beginning in the 13th month after a unit is issued, an annual trailing servicing fee of up to 1.0% of the net asset value of each such unit.

ADMINISTRATOR

Responsibilities

DPM Mellon, LLC, Two Worlds Fair Drive, Somerset, New Jersey 08873, serves as the Index Fund’s administrator as well as subscription agent and redemption agent.

As administrator agent, DPM Mellon, LLC’s responsibilities will include:

•                  processing new subscriptions,

•                  adding new subscribers to the list of limited partners,

•                  assigning the appropriate units per subscription,

•                  receiving and disbursing funds to and from investors,

•                  computing the Index Fund’s net asset value per unit, and

•                  processing redemptions.

The administrator is not a trustee and has no management or oversight responsibilities and no fiduciary duties to the limited partners.

Fees

As compensation for its services, the administrator receives a monthly fee equal to a percentage of the value of the Index Fund’s net assets as of the first day of each month. The minimum administrator fee per month is $4,000. In addition to the above fee, the Index Fund pays the administrator $20 per partner per year for expenses associated with mailing and handling.

USE OF PROCEEDS

The net proceeds of the offering, after deducting the subscription fee, will be used to acquire a portfolio of futures positions (and possibly forward or swap contracts) consistent with the Index Fund’s trading policies and possibly government securities. Generally, not more than 25% of the Index Fund’s assets will be maintained in the Index Fund’s trading account with its futures commission merchant. Those funds will be available to acquire a portfolio of futures positions consistent with the Index Fund’s trading policies. Consistent with the Commodity Exchange Act, all of the assets of the Index Fund held at the Index Fund’s futures commission merchant will be maintained in cash (or permissible cash equivalents) and segregated as customer funds, except assets, if any, committed as margin on some non-U.S. futures.

To the extent that the Index Fund enters into forward contracts, whether to acquire positions in Index components or to hedge the Index Fund’s exchange rate exposure on non-U.S. dollar denominated futures positions, or swap contracts, collateral supporting such contracts will be held by the forward or swap contract counterparty in an account in the name of the Index Fund.  With respect to forward or swap contracts on raw materials, the General Partner anticipates the counterparties will be large, well capitalized financial institutions, including Refco Capital Markets Ltd., a Bermuda corporation.  Foreign exchange hedging transactions will be conducted through Refco Capital Markets Ltd., a Bermuda corporation.  The accounts with Refco Capital Markets Ltd. and the forward contract counterparties are not subject to the segregation regulations of the CFTC and may thus offer less protection than segregated funds accounts in the event of a bankruptcy of Refco Capital Markets Ltd. or other counterparty.  Beeland Management anticipates that between 10% and 15% of the Index Fund’s assets will be used as collateral to support the Index Fund’s forward contract trading.

The Index Fund will maintain its non-margin and non-collateral assets in cash in an account at Refco Capital Markets Ltd.  The Index Fund will receive an interest credit on all such cash at a rate equal to the current 91-day Treasury bill rate, reset quarterly.  Refco Capital Markets Ltd. may receive certain benefits through holding Index Fund assets, including a lower cost of funding for its own borrowings or possibly earning a spread between what it pays the Index Fund and what it receives through the use of the assets, although at any time any such spread may be negative and Refco Capital Markets Ltd. would still be obligated to credit the Index Fund at the current 91-day Treasury bill rate.

The Index Fund will not have significant assets or properties other than the Index Fund’s trading account with its futures commission merchants and the other types of accounts described in this section. The Index Fund’s account with its futures commission merchants and some of the other accounts in which the Index Fund’s funds will be deposited and held are not federally insured or guaranteed.

The Index Fund will make no loans nor will it borrow money. The assets of the Index Fund will not be commingled with the assets of any other entity, nor used as margin for any other account. Deposit of assets with a commodity broker or forward or swap contracts brokers or dealers shall not constitute borrowing or commingling.

TRANSFERABILITY AND REDEMPTION OF UNITS

The following is a summary of the conditions that must be met in order to transfer units and to redeem units. You should read the limited partnership agreement for complete details of the conditions. See, in particular, Article XIV and Section 8.5 of the limited partnership agreement, a copy of which is included as Appendix A.

Transfers of Units

Subject to compliance with applicable securities laws, units may be assigned upon notice to the Index Fund and Beeland Management.  Assignments will be effective as of the first day of the month following the month in which such notice is received.  An assignee may become a substituted limited partner of the Index Fund only if the Index Fund’s general partner gives its written consent to the admission of the assignee as a substitute limited partner, except that the economic benefits of ownership may be transferred or assigned without regard to such consent if the transfer or assignment will not cause a violation of any applicable securities laws, cause a termination of the Index Fund or cause the Index Fund to be classified as an association taxable as a corporation. Consent may be given or withheld in the sole and absolute discretion of the Index Fund’s general partner. To become a substitute limited partner, the assignee must provide the Index Fund’s general partner with written acceptance of the limited partnership agreement.

Redemption of Units

Units can generally be redeemed on the last trading day of any month. In order to redeem units, a limited partner must give 10 day written notice. Unless a limited partner is requesting complete redemption, Beeland Management will redeem units in the order in which they were purchased.

The redemption price per unit will be the net asset value per unit as of the close of business on the withdrawal date. The Index Fund imposes no redemption fees or charges. Net asset value per unit means the net assets of the Index Fund at that time divided by the aggregate number of outstanding units at that time. Net assets means total assets minus total liabilities, determined in accordance with generally accepted accounting principles.

The redemption price will not be fixed until the effective date of the redemption. In other words, limited partners are subject to any change in the net asset value per unit occurring between the date of their request for redemption and the effective date of the redemption. The net asset value per unit could change significantly, for better or worse, during that period, given the volatile nature of futures trading.

Beeland Management does not currently intend to assess any fees or charges for liquidations. However, it may change this policy in the future.

DPM Mellon, LLC, the administrator of the Index Fund, will also process all requests for redemptions. DPM Mellon, LLC DPM Mellon, LLC is not a trustee and has no management or oversight responsibilities and no fiduciary obligations to the limited partners.

Requests for redemption should be transmitted to the administrator at the address set forth on page 4 of this prospectus.

The limited partnership agreement limits the total equity owned by benefit plan investors by permitting the partnership to automatically redeem units held by benefit plan investors. Any subscriber which is an entity subject to ERISA must agree that, if at the closing of any month, the total number of units held by all ERISA limited partners exceed 24.9% of the aggregate total of units held by all limited partners, then all ERISA limited partners will be deemed to have withdrawn, on a pro rata basis, that number of units sufficient to reduce the number of units held by the ERISA limited partners to not more than 24.9% of the total units held by all limited partners; provided, however, that ERISA limited partners will not be withdrawn as described above if Beeland Management believes that the units will be “publicly offered securities” for purposes of Department of Labor (“DOL”) plan asset regulations.  Please refer to “ERISA CONSIDERATIONS” below beginning on page 47.

COMMODITY MARKETS

This section is intended to give you an overview of the commodities markets and futures trading in general. It is not a complete discussion of the futures markets or futures trading.

Commodity Futures

Commodity futures contracts are contracts made on a commodity exchange which provide for the future delivery of various agricultural commodities, industrial commodities, foreign currencies or financial instruments at a specified date, time and place. The contractual obligations may be satisfied either by taking or making physical delivery of an approved grade of the commodity (or cash settlement in the case of certain futures contracts) or by entering into an offsetting contract to purchase or sell the same commodity on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction in which the physical commodity is not delivered, the contractual obligations arising from one contract to sell December 2005 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by entering into one contract to purchase December 2005 wheat on the same exchange. In such instance the difference between the price at which the futures contract to sell was entered into and the price paid for the offsetting contract, after allowance for the brokerage commission or fees and exchange and clearing costs, represents the profit or loss to the trader.

The month and year which are part of each commodity contract represent a delivery month. For example, a contract for December 2005 wheat would be for a deliverable grade of wheat to certain delivery terminals by a specific date in December 2005. Each futures contract trades in several delivery months. The term “near-month” refers to the delivery month that will occur the soonest and “far month” refers to the delivery month that is farthest out in the future.

Futures contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery (buy) is referred to as a “long” contract; conversely a contract to make delivery (sell) is referred to as a “short” contract. Until a commodity futures contract is satisfied by delivery or offset it is said to be an “open” position.

Futures exchanges have expanded throughout the world in response to the globalization of the world’s economy. This gives investors the opportunity to participate in global markets and economic trends.

Forward Contracts

Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as “forward contracts.” In such instances, the bank or dealer generally acts as principal in the transaction and includes its anticipated profit and costs of the transaction in the prices it quotes. Mark-ups and/or commissions may also be charged on such transactions. The forward markets are substantially unregulated. However, certain exchange-traded contracts, such as those on the London Metals Exchange are actually forward contracts. Unlike futures contracts, over-the-counter forward contracts are not of any standard size. Rather, they are the subject of individual negotiation between the parties involved. Moreover, because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of “offsetting” a forward contract by purchase of an offsetting position on the same (or a linked) exchange as one can a futures contract. The forward markets provide what has typically been a highly liquid market for currency trading, and in certain cases the prices quoted for forward contracts may be more favorable than those quoted for comparable futures positions on the International Monetary Market of the Chicago Mercantile Exchange. Unlike futures contracts traded on United States exchanges, no daily settlements of unrealized profit or loss are made in the case of open forward contract positions.

Commodity futures and forward prices are highly volatile and are influenced by, among other things, changing supply and demand relationships, government agricultural, commercial and trade programs and policies, national and international political and economic events, weather and climate conditions, insects and plant disease, purchases and sales by foreign countries and changing interest rates.

Uses of Commodity Markets

Two broad classifications of persons who trade in commodity futures and forwards are “hedgers” and “speculators.” Commercial interests, including farmers, which market or process commodities use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations. For example, a merchandiser or processor may hedge against price fluctuations between the time it makes a contract to sell a raw or processed commodity and the time it must perform the contract as follows: at the time the merchandiser or processor contracts to sell the commodity at a future date, it simultaneously enters into futures contracts to buy the necessary equivalent quantity of the commodity and, at the time for performance of the contract, either accepts delivery under its futures contracts or buys the actual commodity and closes out the futures position by entering into an offsetting contract to sell the commodity. Similarly, a processor may need to purchase raw materials abroad in foreign currencies in order to fulfill a contract for forward delivery of a commodity or byproduct in the United States. Such a processor may hedge against the price fluctuation of foreign currency by entering into a futures (or forward) contract for the foreign currency. Thus the commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit that the hedger expects to earn from farming, merchandising or processing operations, rather than to profit from commodity trading.

The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity. Instead, the speculator risks his capital with the hope of profiting from price fluctuations in commodity futures contracts. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely take delivery of the physical commodity but usually close out their futures positions by entering into offsetting contracts. Because the speculator may take either long or short positions in the commodity market, it is possible for him to make profits or incur losses regardless of the direction of price trends.

Regulation

Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market) and the New York Mercantile Exchange, Inc.

Commodity exchanges in the United States are subject to regulation under the Commodity Exchange Act (the “CEA”) by the CFTC. The CFTC is the governmental agency having responsibility for regulation of U.S. commodity exchanges and commodity futures trading. The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity futures markets. Such regulation, among other things, provides that futures trading in commodities must be upon exchanges designated as “contract markets”, and that all trading on such exchanges must be done by or through exchange members. Futures trading in all commodities traded on domestic exchanges is regulated pursuant to the CEA. The CFTC adopted rules in 1981 regulating trading of commodity options that had previously been banned by the CFTC. However, trading in spot commodities and forward contracts may not be within the jurisdiction of the CFTC and may therefore be effectively unregulated. Investors should note that various government agencies have investigated practices engaged in on the floors of the Chicago Board of Trade, the Chicago Mercantile Exchange and certain New York exchanges and in this connection a number of floor brokers on the Chicago Mercantile Exchange were indicted and some were convicted for certain trading practices.

The CFTC also has exclusive jurisdiction to regulate the activities of “commodity pool operators” and “commodity trading advisors”. Beeland Management is registered as a commodity pool operator and a commodity trading advisor. Registration as a commodity pool operator or as a commodity trading advisor requires annual filings setting forth the organization and identity of the management and controlling persons of the commodity pool operator or commodity trading advisor. In addition, the CFTC has authority under the CEA to require and review books and records of, and review documents prepared by, a commodity pool operator or a commodity trading advisor. The CFTC imposes certain disclosure, reporting and record-keeping requirements on commodity pool operators and commodity trading advisors. The CFTC is authorized to suspend a person’s registration as a commodity pool operator or commodity trading advisor if the CFTC finds that such person’s trading practices tend to disrupt orderly market conditions, that any controlling person thereof is subject to an order of the CFTC denying such person trading privileges on any exchange, and in certain other circumstances.

Futures commission merchants are also subject to regulation by and registration with the CFTC. With respect to domestic futures and options trading, the CEA requires all futures commission merchants to meet and maintain specified fitness and financial requirements, account separately for all customers’ funds, property and positions, and maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. The CEA authorizes the CFTC to regulate trading by commodity brokerage firms and their employees, permits the CFTC to require exchange action in the event of market emergencies, and establishes an administrative procedure under which commodity traders may institute complaints for damages arising from alleged violations of the CEA. Under such procedures, limited partners may be afforded certain rights for reparations under the CEA.

Many exchanges (but currently not the foreign currency futures markets other than during the first fifteen minutes of a trading day or the foreign currency forward market) normally have regulations that limit the amount of fluctuation in commodity futures contract prices during a single trading day. These regulations specify what are referred to as “daily price fluctuation limits” or, more commonly, “daily limits”. The daily limits establish the maximum amount the price of a futures contract may vary from the previous day’s settlement price at the end of the trading session. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. The “daily limit” rule does not limit losses that might be suffered by a trader because it may prevent the liquidation of unfavorable positions. Also, commodity futures prices have moved the daily limit for several consecutive trading days in the past, thus preventing prompt liquidation of futures positions and subjecting the commodity futures trader to substantial losses.

The CFTC and U.S. exchanges have established limits, referred to as “position limits”, on the maximum net long or net short position that any person, or group of persons acting together, may hold or control in particular commodities. U.S. exchanges have established speculative position limits for all commodity contracts for which no such limits have been established. The CFTC has adopted a statement of policy with respect to the treatment of positions held by a commodity pool, such as the Index Fund, under its rules relating to the aggregation of futures positions for purposes of determining compliance with speculative position limits. In connection therewith, futures positions of the Index Fund are allocated only to the person or entity controlling trading decisions for the Index Fund and not to the limited partners. Depending upon the total amount of assets being managed in both the Index Fund’s account and other accounts controlled directly or indirectly by the advisors, such position limits may affect the ability of the advisor to establish particular positions in certain commodities for the Index Fund or may require the liquidation of positions.

In addition, pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a self-regulatory body in order to relieve the CFTC of the burden of direct regulation of commodity professionals. The NFA is required to establish and enforce for its members training standards and proficiency tests, minimum financial requirements and standards of fair practice. Pursuant to permission granted in the CEA, the CFTC has delegated some of its registration functions to the NFA. Beeland Management is a member of the NFA.

The above-described regulatory structure may be modified by rules and regulations promulgated by the CFTC or by legislative changes enacted by Congress. Furthermore, the fact of CFTC registration of Beeland Management does not imply that the CFTC has passed upon or approved this offering or their qualifications to act as described in this prospectus.

Margins

Commodity futures contracts are customarily bought and sold on margin deposits that range upward from as little as less than one percent of the purchase price of the contract being traded. Because of these low margins, price fluctuations occurring in commodity futures markets may create profits and losses that are greater than are customary in other forms of investment or speculation. Margin is the minimum amount of funds that must be deposited by the commodity futures trader with the commodity broker in order to initiate futures trading or to maintain open positions in futures contracts. A margin deposit is not a partial payment, as it is in connection with the trading of securities, but is like a cash performance bond; it helps assure the trader’s performance of the commodity futures contract. Because the margin deposit is not a partial payment of the purchase price, the trader does not pay interest to his broker on a remaining balance. The minimum amount of margin required with respect to a particular futures contract is set from time to time by the exchange upon which such commodity futures contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to afford further protection for themselves.

When the market value of a particular open commodity futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, a margin call will be made by the trader’s broker. If the margin call is not met within a reasonable time, the broker is required to close out the trader’s position. Margin requirements are computed each day by the trader’s commodity broker. With respect to the Index Fund’s trading, the Index Fund, and not the limited partners personally, will be subject to the margin calls.

PLAN OF DISTRIBUTION

The Offering

Refco Securities, LLC will act as selling group manager in the offering and may offer units on a best efforts basis. In addition, units will also be offered by soliciting dealers on a best efforts basis. No specific number of units need to be sold for units to be issued at the beginning of any month. Each soliciting dealer is registered as a broker-dealer with the SEC and is a member of the National Association of Securities Dealers, Inc.

Refco Securities and the soliciting dealers will receive a subscription fee of up to 2.5% of the gross offering proceeds. The soliciting dealers will also receive from the Index Fund, beginning in the 13th month after a unit is issued, an annual service fee equal to 1% of the net asset value of each unit they sell that remains outstanding.

The Index Fund will accept subscriptions throughout the continuous offering period, which can be terminated by Beeland Management at any time at a purchase price per unit equal to the net asset value per unit of the close of trading on the trading day preceding the effective date of purchase.

Any sales of units will be effective on the first business day of a month, and the purchase price for the units will be the net asset value per unit as of the close of trading on the trading day preceding the effective date of the purchase.

You must submit your subscription at least five (5) days prior to the end of a month. You will become a limited partner on the first day of the month after your subscription is processed and accepted and payments are received and cleared. During the continuous offering, you will receive units based on the net asset value on the purchase date. Because net asset value fluctuates daily, you will not know the purchase price of your units at the time you subscribe during the continuous offering.

The minimum subscription is $10,000 for first time investors. Subsequent investments by existing limited partners may be in any amount as Beeland Management may accept. Investments above the minimum and all subsequent investments must be made in increments of $1,000. The purchase price for units will be the net asset value per unit.

The total purchase price for the units must be paid at the time of executing the subscription agreement. The purchase price must be paid in cash or its equivalent.

All subscriptions are irrevocable, except only as may be provided by the securities laws of your state. Beeland Management has the right, however, to totally or partially reject any subscription for units. Beeland Management may require you to provide additional information and documentation.

All units will be issued subject to the collection of good funds, and any units issued to a subscriber who has not provided collectible funds (whether in the form of a bad check or draft, or otherwise) will be canceled.

How to Invest

In order to purchase units, you must complete and sign a copy of the form of subscription agreement that is included with this prospectus as Appendix B and a copy of the counterpart signature page of the limited partnership agreement and deliver and/or mail them and the full purchase price for the units subscribed for to the administrator. Subscription proceeds accepted by Beeland Management for units sold will be immediately available for use by the Index Fund.

Alternatively, subscribers may fax the completed subscription agreement and counterpart signature page to the administrator, while the appropriate subscription proceeds are transferred by bank wire transfer to Mellon Bank. Manually signed copies of the subscription agreement and counterpart signature page should then be mailed to the administrator.

The subscription agreement contains various representations, warranties, agreements and acknowledgments, and you should therefore carefully read the subscription agreement. By executing and returning the Subscription Agreement, you represent and warrant, among other things, that you:

•                  have received a copy of the prospectus as supplemented at least 5 business days prior to the signing of the subscription agreement;

•                  either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the fund) you have gross income due in the current year of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be required by certain states and described in “Who May Invest” below;

•                  are purchasing units for your own account;

•                  acknowledge that the investment is not liquid except for limited redemption rights;

•                  if acting on behalf of an employee benefit plan subject to ERISA, have considered the investment in light of the related risks and has determined that the investment is consistent with the plan fiduciary’s responsibilities under ERISA; and

•                  are aware that various types of institutions, including pension plans and trusts, are governed by laws and regulations relating to the various types of investments such institutions are allowed to make.

Each of the representations and warranties are primarily intended to assure and confirm that you understand the Index Fund’s structure and operation prior to making your investment. In addition, they enable the Index Fund, its general partner and the soliciting dealer to comply with certain requirements under the CEA and various state securities laws. The Index Fund and the general partner will assert the representations and warranties, if necessary to demonstrate compliance with the CEA and such state securities laws.

The general partner and soliciting dealers selling units on behalf of the Index Fund are responsible for making every reasonable effort to determine that the purchase of units is a suitable and appropriate investment for each limited partner, based on the information provided by the subscriber regarding his or her financial situation and investment objectives. For a period of at least six years, the general partner or the soliciting dealers will maintain records of the information used to determine that an investment in units is suitable and appropriate for each limited partner.

BY EXECUTING THE SUBSCRIPTION AGREEMENT, YOU DO NOT WAIVE ANY RIGHTS YOU HAVE UNDER THE SECURITIES ACT OF 1933.

Who May Invest

You must represent and warrant in the Subscription Agreement that you meet the minimum financial standards for investing.

The following table describes those minimum suitability requirements:

State	Income Requirements	Net Worth* Requirements
All States	Minimum annual gross income of $45,000 if net worth is less than $150,000 and at least $45,000	Minimum of $150,000 or Minimum of $45,000 (with minimum annual gross income of $45,000)

The following additional requirements are applicable if you are a resident of the following states:

Alabama Alaska, Arizona, Arkansas, California, Indiana, Massachusetts, Michigan, Missouri, Nebraska, North Carolina, Oregon and South Carolina	Minimum annual gross income of $60,000 if net worth is less than $225,000	Minimum of $225,000 or Minimum of $60,000 (with minimum annual gross income of $60,000)

Iowa and Texas	Minimum annual taxable income of $60,000 if net worth is less than $225,000	Minimum of $225,000 or Minimum of $60,000 (with minimum taxable income of $60,000)

Maine	Minimum annual gross income of $50,000 if net worth is less than $200,000.	Minimum of $200,000 or Minimum of $50,000 (with minimum annual gross income of $50,000).

Pennsylvania	Minimum annual taxable income of $50,000 if net worth is less than $175,000. In addition, the investment cannot exceed 10% of investor’s net worth.	Minimum of $175,000 or Minimum of $100,000 (with minimum annual taxable income of $50,000). In addition, the investment cannot exceed 10% of investor’s net worth.

Ohio	Investment may not exceed 10% of the investor’s liquid net worth.

*              Excluding home, home furnishings and automobiles.

These standards are, in each case, only regulatory minimums. Merely because you meet the standards does not mean the investment is suitable for you. If the investment in the Index Fund is being made by a fiduciary account, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who supplies the funds to purchase the units if the donor or grantor is the fiduciary.

None of the states have a minimum purchase requirement except for Iowa which has a minimum purchase requirement of $3,000 for IRA and Roth IRA. However, the Index Fund requires a minimum purchase of $10,000 for first time investors.

Confirmation or Rejection of Subscriptions

Subscribers whose subscriptions are accepted will be sent a confirmation of his or her purchase within 10 days after the first day of the month after their subscription is processed and accepted and payments are received and cleared. Beeland Management may reject any subscription for any reason.

ERISA CONSIDERATIONS

An investment in the Index Fund might or might not be suitable for an employee benefit plan. If you are a person with investment discretion on behalf of an employee benefit plan, before investing in the Index Fund you should determine whether such an investment is permitted under the governing instruments of the plan. You should also determine if such an investment is appropriate for the particular plan in view of its overall investment policy, the composition and diversification of its portfolio, and the other considerations discussed below.

As used in this section, the term “employee benefit plans” refers to plans and accounts of various types, including their related trusts that provide for the accumulation of a portion of an individual’s earnings or compensation, as well as investment income, typically free from federal income tax until funds are distributed from the plan. These plans include corporate pension and profit-sharing plans, such as so-called “401(k)” plans, “simplified employee pension plans,” so-called “Keogh” plans for self-employed individuals (including partners), and, for purposes of this discussion, individual retirement accounts (IRAs), as described in Section 408 of the Internal Revenue Code of 1986, as amended (the “Code”).

The DOL has adopted so-called plan asset regulations under ERISA. Under these regulations, if an employee benefit plan acquires an equity interest in an entity such as the Index Fund which is not a “publicly offered security,” the plan’s assets will generally be considered to include both the equity interest in the entity and an individual interest in each of the entity’s underlying assets. This will not be the case if (a) the equity participation in the entity by employee benefit plans is not “significant” (defined as 25% or more of any class of the entity’s equity interests) or (b) the entity qualifies for another exception under the plan asset regulations.

If the underlying assets of the partnership were considered plan assets, those persons who have discretion in the management of the partnership and the partnership’s assets would become fiduciaries of the plan. In addition, financial transactions involving the partnership’s assets would be subject to ERISA reporting and disclosure requirements that the partnership generally could not comply with.

Beeland Management expects that Units will be “publicly offered securities” for purposes of the DOL plan asset regulations, with the result that ERISA should not apply to the operations of the Index Fund. The DOL defines a “publicly offered security” as a security that is (a) freely transferable (determined on the basis of all relevant facts and circumstances), (b) either registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold as part of a public offering under an effective registration statement under the Securities Act of 1933 and then timely registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, and (c) part of a class of securities that is “widely held.”  A class of securities is “widely held” only if it is owned by 100 or more investors independent of the issuer and of one another.

Units should be freely transferable within the meaning of the DOL plan asset regulations, and Units will be registered under securities laws and regulations as described above.  As of the date of this prospectus, there are more than 100 investors. However, there may be a time following the date of the prospectus when the Index Fund does not have 100 or more  investors.

In any case where Units are not “widely held” and therefore not considered “publicly offered securities,” the Index Fund intends to limit investment by employee benefit plans to less than 25% of the Units. To comply with this limitation, Beeland Management reserves the right to:

•                  determine that Units may not be acquired by an employee benefit plan investor;

•                  require an employee benefit plan investor to redeem some or all of its Units; and

•                  limit the transfer of Units by investors to employee benefit plans to ensure that investment by employee benefit plans is less than 25% of the Units at any time that the Units are not “publicly offered securities.”

Beeland Management believes, based upon the advice of its legal counsel, that income earned by the Index Fund will not constitute “unrelated business taxable income” under Section 512 of the Code of employee benefit plans and other tax-exempt entities. Although the Internal Revenue Service has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, other taxpayers may not use or cite these rulings as precedent. If you have investment discretion on behalf of an employee benefit plan, you should consult a professional tax advisor regarding the application of the foregoing matters to the purchase of Units.

Units may not be purchased with the assets of an employee benefit plan if Beeland Management, Diapason, the administrator, Refco, LLC, Price Futures Group, Refco Securities, LLC, any selling agent or any of their affiliates either:

•                  has investment discretion with respect to the investment of these plan assets;

•                  has authority or responsibility to give or regularly gives investment advice with respect to these plan assets for a fee and under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the plan assets and that this advice will be based on the particular investment needs of the plan; or

•                  is deemed to be an employer maintaining or contributing to the plan.

Subscribing for Units does not create an IRA or other employee benefit plan. If you are considering the purchase of Units on behalf of an IRA or other employee benefit plan, you must first ensure that the plan has been properly established in accordance with the Internal Revenue Code and applicable regulations and administrative rulings, and that the plan has been adequately funded. Then, after taking into account all of the considerations discussed above, the trustee or custodian of a plan who decides to or who is instructed to do so may subscribe for Units, subject to the applicable minimum subscription requirement.

Acceptance of subscriptions on behalf of IRAs or other employee benefit plans is in no respect a representation by Beeland Management, Refco Securities, LLC any selling agent or the Index Fund that the investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that the investment is appropriate for plans generally or any particular plan.

FEDERAL INCOME TAX ASPECTS

In the opinion of Sidley Austin Brown & Wood LLP, the Index Fund will be treated as a partnership for federal income tax purposes, not as an association taxable as a corporation, and, based on the general partner’s representation as to the type of income earned and expected to be earned by the Index Fund, it will not be treated as a “publicly traded partnership.”  Accordingly, the Index Fund will not pay any Federal income tax.  In addition, in the opinion of Sidley Austin Brown & Wood LLP, the following summary fairly and accurately describes the material federal income tax consequences to United States taxpayers that are individuals that invest in the Index Fund.

Sidley Austin Brown & Wood LLP’s opinion has been filed as an exhibit to the registration statement of which this prospectus is a part.  This opinion is not binding on the Internal Revenue Service (“IRS”) or any court, and there can be no assurance that the IRS will not assert that the Index Fund should be treated as an association taxable as a corporation or as a “publicly traded partnership” taxable as a corporation.  The following discussion assumes the Index Fund will be treated as a partnership for federal income tax purposes.

Taxation of Limited Partners on Profits and Losses of the Index Fund

Each partner must report and pay his distributive share of the Index Fund’s income, gains, loss, deductions, credits and other items (collectively, “Partnership Items”) for the Index Fund’s taxable year ending with or within the partner’s taxable year. A partner must report and pay taxes on his distributive share of Partnership Items for a particular taxable year whether or not any cash is actually distributed to him in that year.

Allocations of Partnership Items

A limited partner’s distributive share of Partnership Items will be determined under the limited partnership agreement so long as the allocations in the limited partnership agreement have substantial economic effect. Were the allocation provisions in the limited partnership agreement found to lack substantial economic effect, each partner’s distributive share of Partnership Items would be determined by the IRS on the basis of the partner’s interest in the Index Fund, based on all the facts and circumstances.

The IRS has issued final regulations which contain extensive rules interpreting the substantial economic effect standard. In general, in order for allocations to have substantial economic effect, the allocations must be charged or credited to the partners’ capital accounts (which are different than the capital accounts provided for in the limited partnership agreement) and the capital accounts must control distribution of assets upon liquidation. Beeland Management believes that the allocations in the limited partnership agreement will be respected for federal income tax purposes either under the “substantial economic effect” or will satisfy a substitute “alternative test” or “economic effect equivalence test.” The limited partnership agreement does not meet a third requirement for substantial economic effect, which is that a partner must make a contribution to the Index Fund equal to any deficit in his capital account. Accordingly, under the Treasury regulations and the limited partnership agreement, losses will not be allocable to a partner in excess of the partner’s capital contributions plus properly allocated profits less any prior distributions. Unexpected violations of this rule are cured under the limited partnership agreement by allocating items of income and gain to partners with a deficit capital account balance.

Items of income, gain, loss, expense and deduction, will be allocated pro rata among the partners based on their respective capital accounts as of the end of each accounting period in which such items accrue, after taking into account the allocation of management fees attributable to such partner.

For purposes of these allocations, any gain or loss required to be taken into account in accordance with the “mark-to-market” rules of Section 1256(a)(1) of the Code shall be considered a recognized gain or loss.

Basis Limitation on the Use of Losses

A limited partner may deduct Index Fund losses only to the extent of the limited partner’s tax basis in its units. Generally, a limited partner’s tax basis is the amount paid for the units reduced (but not below zero) by the limited partner’s share of any Index Fund distributions, losses and expenses, and increased by the limited partner’s share of the Index Fund’s income and gains. Losses disallowed under this limitation are suspended and may be carried forward and deducted in subsequent taxable years, subject to this and all other applicable limitations.

At-Risk Limitation on the Use of Losses

A limited partner subject to “at-risk” limitations (generally, non-corporate taxpayers and closely-held corporations meeting with certain tests) can only currently deduct losses to the extent the limited partner is “at-risk.” The “at-risk” amount is equal to the total of all the money the limited partner contributed to the Index Fund (except to the extent that the money contributed was borrowed by the limited partner either without recourse to the limited partner or from a person with an interest in the partnership or a person related to such a person, or for which the limited partner has pledged any unrelated property as security), reduced (but not below zero) by the limited partner’s share of any Index Fund distributions, losses and expenses and increased by the limited partner’s share of the Index Fund’s income and gains. Losses denied under this limitation are suspended and may be carried forward and deducted in subsequent taxable years, subject to this and other applicable limitations.

Limitations on the Use of Capital Losses

Capital losses may be used to offset short-term or long-term capital gains allocated to a partner, plus (for limited partners other than corporations) up to $3,000 ($1,500 in the case of a married individual filing a separate return) of ordinary income each year. Generally, noncorporate taxpayers may carry forward, but may not carry back, unused net capital losses.

However, an individual (but not an estate, trust or corporation) may carry unused net capital losses from trading in Section 1256 Contracts back to each of the three preceding years to the extent of the capital gain net income for such preceding year from trading in Section 1256 Contracts (or of overall net capital gain income for the year, if less). See “Federal Income Tax Aspects—Taxation on Commodity Transactions” below for an explanation of Section 1256 Contracts.

Limitations on the Use of Passive Activity Losses

The Code limits the deductibility of losses from business activities in which a taxpayer (limited to individuals, certain estates and trusts, personal service corporations or closely-held corporations) does not materially participate (“Passive Losses”). Passive Losses generally are deductible only to the extent of income from other passive activities. Passive activities include any activity that the taxpayer carries on as a limited partner, but do not include rental real estate activities under certain circumstances. Passive Losses in any year cannot be used to offset earned income, active business income or portfolio income (such as dividends, interest, royalties and nonbusiness capital gains), including portfolio income passed through to a taxpayer from a passive activity, but can only be used to offset income from other passive activities. Passive Losses which are not deductible in any year may be carried over to succeeding years indefinitely and used to offset income from passive activities in such succeeding years and may be deducted upon the taxpayer’s disposition of its entire interest in the passive activity. Partners which are closely held corporations may use their share of Passive Losses from the Index Fund to offset net active income, but not portfolio income. Interest expense incurred in connection with a passive activity or to acquire or carry an interest in a passive activity is included in calculating Passive Loss and thus would be subject to any limitations on the deductibility of Passive Losses.

Under the regulations, the trading of personal property, such as commodities contracts and futures and options thereon, will not be treated as a passive activity. Accordingly, a partner’s distributive share of items of income, gain, deduction or loss from the Index Fund will not be treated as passive income or loss and Index Fund gains allocable to partners will not be available to offset Passive Losses from sources outside the Index Fund. Index Fund gains allocable to partners will, however, be available to offset losses with respect to portfolio investments, such as stocks and bonds. Moreover, any Index Fund losses allocable to partners will be available to offset other income, regardless of the source of the income.

Limitations on Itemized Deductions of Individuals

If the Index Fund is treated as engaged in an investment activity (and not in a trade or business), a limited partner taxed as an individual would be allowed a deduction for the limited partner’s share of general partnership expenses only to the extent that the total of the limited partner’s investment and other miscellaneous expenses exceeds 2% of the limited partner’s adjusted gross income. In addition, for regular tax purposes (but not for alternative minimum tax purposes), the amount of itemized deductions that non-corporate partners (other than estates and trusts) having adjusted gross income in excess of a threshold amount will be allowed to deduct is reduced by the lesser of (i) 3% of adjusted gross income over the threshold amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Certain deductions, including the deduction for investment interest, are not affected by either of these limitations. Because of the limited nature of the trading activities of the Index Fund, Beeland Management believes that the Index Fund will be treated as engaging in an investment activity rather than the trade or business of trading commodities.

Limitation on the Use of Syndication Expenses

Neither the Index Fund nor any partner will be entitled to any deduction for syndication expenses, that is, amounts paid or incurred in connection with issuing and marketing the units. In addition, there is a risk that some portion of any brokerage fees would be treated as a nondeductible payment by the Index Fund of syndication expenses.

Interest Limitations

A non-corporate partner may deduct the total of the limited partner’s interest expense incurred or continued to purchase or carry “property held for investment” only to the extent of the limited partner’s net “investment income” from all such property the limited partner holds. A unit in the Index Fund should be considered “property held for investment”, and the interest expense incurred by a limited partner to purchase or carry a unit and such limited partner’s distributive share of Index Fund investment interest expense should generally be subject to this limitation. Deductions limited under this rule may be carried forward indefinitely, subject to this and other applicable limitations. A limited partner’s net investment income will not include that portion of investment income derived from long-term capital gains unless the partner elects to treat such gains as short-term gains.

Cash Distributions and Unit Redemptions

To the extent of the limited partner’s tax basis in its units, cash distributed to a limited partner by the Index Fund upon redemption of units will constitute a return of capital that will not be reportable as taxable income, but will reduce the limited partner’s tax basis in its units. To the extent that cash distributions exceed a limited partner’s tax basis in its units, such distributions will be taxable to the limited partner as gain from the sale or exchange of the units. The cash distributed to the limited partner is deemed to include any liabilities of the Index Fund allocated to such partner for federal income tax purposes. For federal income tax purposes only, the recourse and nonrecourse liabilities of the Index Fund are allocated among the partners in the manner specified in the Treasury regulations under Sections 704 and 752 of the Code. Liabilities allocated to a partner increase that partner’s tax basis and reallocation of a liability to another partner decreases a partner’s tax basis. See “Federal Income Tax Aspects—Basis Limitation on the Use of Losses” above for information on the calculation of tax basis. Accordingly, the cash distributed to the limited partner is deemed to include the amount of any liabilities allocated to the limited partner. Upon complete redemption of all of a limited partner’s units, the limited partner may recognize loss to the extent of any unrecovered basis in the redeemed units. If the limited partner is not a “dealer” with respect to the units and has held its units for more than one year, any gain or loss on their redemption generally should be long-term capital gain or loss.

Taxation on a Sale or Other Disposition of Units

A partner will recognize gain or loss on the sale or exchange of the partner’s unit equal to the difference between the amount realized on the sale and the partner’s tax basis in the unit. For federal income tax purposes only, the recourse and nonrecourse liabilities of the Index Fund are allocated among the partners in the manner specified in the Treasury regulations. Liabilities allocated to a partner increase that partner’s tax basis and reallocation of a liability to another partner decreases a partner’s tax basis. See “Federal Income Tax Aspects—Basis Limitation on the Use of Losses” above for information on the calculation of tax basis. The amount realized by a partner on the sale of the partner’s interest includes any liability of the Index Fund allocated to such partner for federal income tax purposes. As a result, the tax imposed on the sale of a unit may exceed the cash and other consideration received by the seller. In such cases the tax will have to be paid by the seller with funds from other sources. If the partner is not a “dealer” with respect to the units and has held the units for more than one year, any gain or loss on their redemption generally should be long-term capital gain or loss.

Taxation of Commodity Transactions

“Section 1256 Contracts” are futures and most options traded on U.S. exchanges and certain foreign currency contracts. For federal tax purposes, Section 1256 Contracts that remain open at year-end are treated as if the position were closed at year-end and the resulting gain or loss is then deemed taxable (i.e., the “marked-to-market rules”). The gain or loss on all Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss regardless of how long the position was open.

Section 1256 Contracts do not include property held for sale to customers in the ordinary course of a trade or business. The activities of the Index Fund would result in ordinary income if the Index Fund were considered to hold property for sale to customers in the ordinary course of a trade or business. The Index Fund does not expect to hold its commodity interests for sale to customers in the ordinary course of a trade or business.

The “short sale” rules may apply to positions held by the Index Fund so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss. Furthermore, “wash sale” rules, which prevent the recognition of a loss from the sale of a security where a substantially identical security is (or has been) acquired within a prescribed time period, also apply where certain offsetting positions (other than identified straddle positions) are entered into within the prescribed period.

It is unclear to what extent the capitalization and wash sale rules would apply to straddles consisting of Index Fund transactions and transactions by a partner in his individual capacity. Each prospective limited partner should review the application of these rules to the limited partner’s own particular tax situation, with special regard to the potential interaction between Index Fund operations and commodities transactions entered into by the prospective limited partner in an individual capacity.

Taxation of Foreign Currency Transactions

Certain trading activities of the Index Fund will be “Section 988 transactions.”  Section 988 transactions include entering into or acquiring any forward contract, futures contract or similar instruments if the amount paid or received is denominated in a nonfunctional currency or is determined by reference to the value of one or more nonfunctional currencies.  In general foreign currency gain or loss on Section 988 transactions is characterized as ordinary income or loss except that gain or loss on regulated futures contracts that are Section 1256 Contracts is characterized as capital gain or loss.  See “Taxation of Commodity Transactions” above.  Various tax elections relating to the characterization of gains or losses attributable to such transactions may be available to the Index Fund.

Tax on Capital Gains and Losses

The maximum tax rate for noncorporate taxpayers on adjusted net capital gains is 15% for most gains recognized in taxable years beginning on or before December 31, 2008.  Adjusted net capital gain is generally the excess of net long-term capital gain (the net gain on capital assets held for more than 12 months, including 60% of gain on Section 1256 Contracts) over net short-term capital loss (the net loss on capital assets held for 12 months or less, including 40% of loss on Section 1256 Contracts).  See “Interest Limitations,” above (for a discussion of the reduction in the amount of a noncorporate taxpayer’s net capital gain for a taxable year to the extent such gain is taken into account by such taxpayer in computing its interest deduction).  Net short-term capital gain (the net gain on assets held for 12 months or less, including 40% of net gain on Section 1256 Contracts) is subject to tax at the same rates as ordinary income.  Capital losses are deductible by noncorporate taxpayers only to the extent of capital gains for the taxable year plus $3,000.  Capital gains are subject to tax at the same rates as ordinary income for corporate taxpayers.  Capital losses of corporate taxpayers are deductible only against capital gains.

Interest Income

Interest received by the Index Fund is taxed as ordinary income.

IRS Audits of the Index Fund and Its Limited Partners

The Index Fund’s federal income tax information return may be audited. While partners have certain rights to participate in a partnership audit, some of these rights are not available to partners owning less than a 1% profits interest in a partnership with more than 100 partners. Accordingly, a limited partner may not be able to participate in an audit of the Index Fund’s information return, but could nevertheless be bound by a settlement reached in that audit unless the limited partner has filed a timely pre-settlement notice with the IRS stating that the limited partner will not be bound by the settlement. An audit of the Index Fund’s returns may result in an audit of a limited partner’s tax return and lead to adjustments of income and loss unrelated to an investment in the Index Fund. If an audit results in an adjustment, limited partners may be required to file amended returns (which may also be audited), and to pay back taxes, plus interest and possibly penalties.

State and Other Taxes

In addition to the federal income tax consequences described above, the Index Fund and the limited partners may be subject to various state and other taxes. A discussion of state and local taxes is beyond the scope of this summary.

Broker Reporting and Backup Withholding

The subscription documents require each prospective investor in the Index Fund to furnish the investor’s “taxpayer identification number.” If the number furnished is not correct, the investor may be subject to penalties imposed by the IRS and payments to the investor in redemption of units (and, possibly, other Index Fund distributions) may become subject to backup withholding. The Index Fund is not required to treat either its commodities transactions or redemptions of units as requiring separate reporting to investors under Code Section 6045, since the information required to be furnished by that section is identical to that furnished to each investor on Schedule K-1 of Form 1065. The same information will be furnished to the IRS on Form 1065. Accordingly, investors will not receive separate Forms 1099-B with respect to such transactions.

Exempt Organizations

The following is a brief summary of the federal income tax consequences to entities otherwise exempt from such tax, such as employee benefit plans, individual retirement plans, individual retirement accounts and charitable organizations, which are collectively referred to as “Exempt Organizations”.

In general, an investment in the Index Fund is not expected to result in “unrelated business income.” If, however, any portion of an Exempt Organization’s allocable share of Index Fund income is treated as “unrelated business taxable income”, the Exempt Organization will be liable for a tax on that amount (plus all other unrelated business taxable income for the taxable year in excess of $1,000), minus applicable modifications and deductions, at the rates applicable to corporations.

Unrelated business income includes certain income derived from “debt-financed property.” Such “debt-financed property” generally will include securities purchased on margin. However, the IRS has stated in private rulings (which are binding only as to the specifically identified taxpayer to whom it is addressed) that margin accounts maintained with respect to certain commodities trading do not create indebtedness and therefore such commodities traded on margin do not constitute “debt-financed property.” However, there is no IRS published authority for this view that can be relied upon by taxpayers in general and private rulings have no value as precedent. Since the Index Fund will not seek a ruling from the IRS on this issue, there is a risk that the Index Fund’s income could be viewed as generated from debt-financed property and would therefore constitute unrelated business income. If the Index Fund were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, such gain would likely constitute unrelated business income. The Index Fund is not entitled to engage in such leveraged purchases of physical commodities.

Taxation of Foreign Limited Partners

A limited partner who is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a “Foreign Limited Partner”) generally is not subject to taxation by the United States on capital gains from commodities or derivatives trading (including, but not limited to, the currency and financial instrument contracts in the Index Fund’s portfolio), provided that such Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his taxable year, and provided, further, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year to which income, gain, or loss from the commodities or derivatives trading is treated as effectively connected.  An investment in the Index Fund should not, by itself, cause a Foreign Limited Partner to be engaged in a trade or business within the United States for the foregoing purposes, assuming that the trading activities of the Index Fund are conducted as described in this Prospectus.  Pursuant to a “safe harbor” in the Code and proposed Treasury regulations promulgated thereunder, a partnership which trades commodities or derivatives for its own account should not be treated as engaged in a trade or business within the United States provided that (i) the U.S. business activities of the Index Fund consist solely of trading in commodities or derivatives, (ii) the partnership is not a dealer in commodities and does not regularly offer to enter into, assume, offset, assign or otherwise terminate positions in derivatives with customers and (iii) the commodities traded are of a kind customarily dealt in on an organized commodity exchange and the commodity transactions are of a kind customarily consummated on an organized commodity exchange.  The general partner has advised its counsel of the contracts that the Index Fund expects to trade.  Based on a review of such contracts at such time, the Index Fund has been advised by its counsel that the contracts expected to be traded by the Index Fund should satisfy the safe harbor.  If the contracts traded by the Index Fund in the future were not covered by the safe harbor, there is a risk that the Index Fund would be treated as engaged in a trade or business within the United States.  In the event the Index Fund were found to be engaged in a United States trade or business, a Foreign Limited Partner would be required to file a United States federal income tax return for such year and pay tax at full United States rates and, in the case of a Foreign Limited Partner which is a foreign corporation, an additional 30% branch profits tax might be imposed.  In addition, in such event the Index Fund would be required to withhold taxes from the income or gain allocable to such a partner under Section 1446 of the Code.

An individual Foreign Limited Partner who spends more than 182 days in the United States during the taxable year may be subject to a 30% U.S. tax on any U.S. source capital gains including any gain on the sale of his or her Units.  Each prospective Foreign Limited Partner who anticipates being present in the United States for 183 days or more (in any taxable year) should consult his or her tax adviser with respect to the possible application of this rule.

A Foreign Limited Partner is not subject to United States tax on certain interest income, including income attributable to (i) original issue discount on Treasury bills having a maturity of 183 days or less or (ii) commercial bank deposits, provided, in either case, that such Foreign Limited Partner is not engaged in a trade or business within the United States during a taxable year.  Additionally, a Foreign Limited Partner, not engaged in a trade or business within the United States, is not subject to United States tax on interest income (other than certain contingent interest) attributable to obligations issued after July 18, 1984 that are in registered form if the Foreign Limited Partner provides the Index Fund with a Form W-8BEN or other applicable form.

The Index Fund’s tax return, as filed with the IRS, will be required to include a list of all partners, including Foreign Limited Partners.

Prospective investors are urged to consult their tax advisers before deciding whether to invest in the Index Fund.

THE LIMITED PARTNERSHIP AGREEMENT

The following is a summary of the significant terms and provisions of the Index Fund’s limited partnership agreement that are not described elsewhere in this prospectus. A copy of the limited partnership agreement is included with this prospectus as Appendix A. You should carefully read the entire limited partnership agreement for complete details of its terms and conditions.

Limited Liability of Limited Partners

In general, a limited partner’s liability is limited to the amount of his capital contribution and his share of any assets and undistributed net profits.

The general partner of the Index Fund will be liable for all obligations of the Index Fund which the Index Fund is not able to pay or satisfy. The general partner of the Index Fund will not, however, be liable for the return or repayment of all or any portion of the capital or profits of any limited partner.

Management of Partnership Affairs

The limited partnership agreement gives Beeland Management, as general partner, complete responsibility for management of the Index Fund and gives no management role to the limited partners. The limited partners will not take part in the management or operation of the business or property of the Index Fund and will have no voice in the operations of the Index Fund. Any participation by the limited partners in the management of the Index Fund will jeopardize their limited liability.

Sharing of Profits and Losses

Partnership Accounting

Each limited partner and the general partner of the Index Fund will have a capital account. It will be credited with the amount of the limited partner’s capital contributions, and the limited partner’s proportionate share of the Index Fund’s income or gains. The capital account will be debited with the limited partner’s proportionate share of the Index Fund’s deductions or losses, and the amount of any distributions made to and liquidations made by the limited partner.

Initially, each partner’s balance will be the amount of his net subscription after deducting applicable subscription fees. Any partner’s balance will be proportionately adjusted monthly to reflect the partner’s portion of the Index Fund’s gain or loss. Profits and losses for each fiscal year will be allocated among the limited partners pro rata based upon the number of units held by the limited partners.

Federal Tax Allocations

At the end of each fiscal year, the Index Fund will determine the total taxable income or loss for the year.  Taxable gain or loss will be allocated to each limited partner in the proportion that the limited partner’s capital account bears to the total capital accounts of all limited partners. Each limited partner will be responsible for his, her or its share of federal income taxes due.

Gains and losses will be allocated among those who are partners when positions are closed and the gains or losses are realized. Therefore, if a partner’s proportionate interest increases as a result of redemption by others between the time an unrealized gain occurs and the time the gain is realized, the partner’s share of taxable gain for the year may exceed the partner’s economic gain.

Each limited partner’s tax basis in the partner’s units is increased by the taxable income allocated to the limited partner and reduced by any distributions received and losses allocated to the limited partner.

Distributions

The Index Fund is not required to make any distributions, and distributions will be made only as determined by the general partner of the Index Fund, in its sole discretion. It is not anticipated that any distributions will ever be made. If distributions occur, they will be made pro rata based upon the number of units held by the limited partners.

Upon liquidation of the Index Fund, the remaining assets of the Index Fund will be distributed to the limited partners in the proportion that the capital account of each limited partner bears to the total capital accounts of all limited partners. If those distributions are not enough to return the full amount of a limited partner’s capital contribution, the limited partner will not have recourse against any other limited partner.

Additional Partners

The Index Fund’s general partner may, in its discretion, offer additional units or admit additional limited partners. There is no limit on the number of outstanding units. All units offered after trading begins must be sold at the Index Fund’s then current net asset value per unit.

Restrictions on Transfer or Assignment

A description of a limited partner’s ability to transfer units and liquidate units is set forth under “Transferability and Redemption of Units” above.

Dissolution and Termination of the Index Fund

The Index Fund will be terminated and dissolved on December 31, 2020. The Index Fund may also be terminated before that time if any of the following events occur:

•                  the bankruptcy or withdrawal from the Index Fund of its general partner;

•                  the disposition of all or substantially all of the Index Fund’s assets;

•                  the decision by the Index Fund’s general partner to dissolve the Index Fund; or

•                  the agreement by limited partners holding more than 50% of the then outstanding partnership interests owned by limited partners to dissolve the fund.

Resignation or Withdrawal of the General Partner

The general partner of the Index Fund may not withdraw as general partner prior to January 1, 2006. After that date, the general partner may resign by giving at least 120 days prior written notice to the limited partners.

Amendments and Meetings

The limited partnership agreement may be amended if the Index Fund’s general partner and limited partners owning more than 50% of the outstanding units agree. The general partner of the Index Fund may amend the limited partnership agreement without the approval of the limited partners in order to clarify inaccuracies or ambiguities, make changes required by regulators or by law or make any other changes the general partner of the Index Fund deems advisable so long as they are not adverse to limited partners.

Any limited partner may request in writing a list of the names and addresses of all limited partners and the number of units held by each. Limited partners owning at least 10% of the outstanding units can require the general partner of the Index Fund to call a meeting of the Index Fund. At the meeting, the limited partners owning a majority of the outstanding units may vote to:

•                  amend the limited partnership agreement without the consent of the Index Fund’s general partner;

•                  dissolve the Index Fund;

•                  remove and replace Beeland Management as general partner;

•                  admit a new general partner prior to the withdrawal of Beeland Management;

•                  terminate contracts with the Index Fund’s general partner, any of its affiliates or any trading advisor; and

•                  approve the sale of all of the Index Fund’s assets.

Reports to Limited Partners

The Index Fund’s books and records, including a list of the names and addresses of all units owned by all limited partners, will be maintained at the Index Fund’s principal place of business c/o Beeland Management Company, LLC, 141 W. Jackson Blvd., Suite 1340A, Chicago, Illinois 60604 and at such other location or locations, if any, as designated by Beeland Management. The limited partners or their designated agents may inspect the Index Fund’s books and records during reasonable business hours. Upon request, the general partner will mail within 10 days of the request, to any limited partner or his representative a copy of the list of the names and addresses of the limited partners upon payment, in advance of the reasonable cost of reproduction and mailing. The general partner will maintain and preserve these records for a period of at least five years.

The general partner of the Index Fund will provide these reports and statements to the limited partners:

•                  a monthly statement, reporting net assets and net asset value per unit as of the end of such month, as well as information relating to the advisory and brokerage fees and other expenses incurred by the Index Fund during that month;

•                  a quarterly statement, including unaudited financial statements; and

•                  an annual report, including audited financial statements and the average round turn rate for the fiscal year; and

•                  tax information necessary for the preparation of the limited partners’ annual federal income tax returns.

In addition, notice will be mailed to each limited partner within seven business days of any of the following events:

•                  a decrease in the net asset value of a unit to 50% or less of the net asset value most recently reported;

•                  any change in advisors, commodity brokers or the general partner of the Index Fund; and

•                  any material change in the Index Fund’s trading policies or any material change in an advisor’s trading strategies.

Indemnification

The Index Fund agrees to indemnify the Index Fund’s general partner or any of its affiliates for actions taken on behalf of the Index Fund, against any loss, expense, damage or injury (including reasonable attorney’s fees and other expenses incurred in connection with the defense of any such action) incurred by the general partner, so long as the actions were for a purpose reasonably believed to be in the best interests of the Index Fund, and the conduct in question did not constitute misconduct, negligence or bad faith. The limited partners are not liable for such indemnification, which is payable only out of the assets of the Index Fund.

The general partner or any of its affiliates will not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, unless the following conditions are met:

•                  There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the indemnified party, or

•                  Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the indemnified party, or

•                  A court of competent jurisdiction approves a settlement of the claims against the indemnified party and finds that indemnification of the settlement and related costs should be made. The court is required to be advised of the position of the SEC and any state securities regulatory authority where units were offered or sold as to indemnification for violations of securities laws. However, the court need only be advised and consider the positions of the securities regulatory authorities of those states which are specifically set forth in the partnership agreement and in which plaintiffs claim they were offered or sold units.

The Index Fund has been advised that in the opinion of the SEC, any indemnification of the Index Fund’s general partner or its affiliates for any liabilities arising under the Securities Act of 1933 is contrary to public policy as expressed in that Act and, therefore, is unenforceable.

PREVENTION OF MONEY LAUNDERING AND PRIVACY POLICY

Prevention of Money Laundering.  The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), signed into law on and effective as of October 26, 2001, requires that financial institutions establish and maintain compliance programs to guard against money laundering activities. The USA PATRIOT Act requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject pooled investment vehicles such as the Index Fund to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require Beeland Management or other service providers to the partnership, in connection with the establishment of anti-money laundering procedures, to share information with governmental authorities with respect to investors in the Index Fund. Such legislation and/or regulations could require Beeland Management to implement additional restrictions on the transfer of units in the partnership. Beeland Management reserves the right to request such information as necessary to verify the identity of a limited partner and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN, the U.S. Securities and Exchange Commission or the U.S. Commodity Futures Trading Commission. In the event of delay or failure by the applicant to produce any information required for verification purposes, an application for or transfer of Interests and the subscription monies relating thereto may be refused.

Privacy Policy Notice.  At Beeland we recognize the importance of maintaining the utmost security and confidentiality of our customer’s information.  In addition to internal policies and procedures designed to safeguard customer information, we prohibit those we do business with from any reuse of that information for purposes other than those intended by Beeland.

Customer Information Security and Confidentiality.  We take a number of steps to ensure that customer information is adequately safeguarded.  These steps include the following:  1) implementing a number of physical and electronic security features to prevent unauthorized access; 2) limiting employee’s access to customer information; and 3) conducting periodic reviews of our computer systems, including security features.  Additionally, our employees are required to acknowledge their responsibility to maintain the confidentiality of customer information.

How We Collect Customer Information.  We collect customer information about you that:  1) we receive on applications to us for our products and services; 2) we receive from processing your accounts with us and the transactions in those accounts, as well as providing services to you; 3) we receive about you from our affiliated companies; and 4) we receive in response to requests made to third parties about you or to confirm information that you have provided to us.

How We Disclose Customer Information.  We may disclose some or all of the customer information we collect about you under the following circumstances:  1) to verify or complete a transaction; 2) to verify the existence and condition of your account for a third party, such as another financial institution; 3) to a third party who performs functions on behalf of Beeland (i.e. a custodian or other broker-dealer); 4) to comply with laws, regulations, or a court or government order or request, such as in response to a subpoena or a request by an CFTC/NFA examiner; 5) to inform you of our other products or services; 6) if you or any authorized person on the account gives us oral or written permission to do so; or 7) to verify the accuracy of information that you have provided to us.

Customer Information About Former Customers.  We apply the same privacy and practice to our former customers that we do to our existing customers.  Collected customer information is retained in accordance with Federal law.

Customer Information-Accuracy.  We recognize the importance of maintaining accurate customer information that is provided to you in various forms, including account statements and billing statements.  If you ever notice that your information is inaccurate, please contact us.  Upon your notification we will correct any inaccuracies.

LEGAL MATTERS

Sidley Austin Brown & Wood LLP, Chicago, Illinois, has advised Beeland Management on this offering of the units. Sidley Austin Brown & Wood LLP does not represent the Index Fund or its limited partners or potential investors.  Sidley Austin Brown & Wood LLP advises Beeland Management on an ongoing basis, including concerning its responsibilities as general partner of the Index Fund.  Subscribers to units should consult their own legal counsel.

EXPERTS

The financial statements of the Index Fund as of December 31, 2004 and 2003 and for the years then ended, and the statement of financial condition of Beeland Management as of December 31, 2004 included in this prospectus have been audited by Altschuler, Melvoin and Glasser LLP, an independent registered public accounting firm, as set forth in their reports. The financial statements of the Index Fund for the year ended December 31, 2002 included in this prospectus have been audited by Vorisek & Company, LLC, independent accountants, as set forth in their report. Those financial statements are included in reliance upon those reports, given upon their authority as experts in accounting and auditing.

Rogers International Raw Materials Fund, L.P.

Statements of Financial Condition as of June 30, 2005 (Unaudited) and December 31, 2004

	6/30/2005	12/31/2004
ASSETS
Cash at bank	$5,179,821	$1,560,853
Cash at broker	17,838,023	3,598,083
Investment in US Government obligations	66,571,880	24,447,769
Interest receivable	551,857	127,842
Other assets	—	2,820
Total Assets	$90,141,581	$29,737,367

LIABILITIES
Unrealized net trading losses on open futures contracts	$1,037,450	$23,348
Commissions payable	26,417	8,362
Accrued management fees – General Partner	113,809	40,922
Administrative fees payable	461,782	214,080
Redemptions payable	229,796	147,851
Subscriptions received in advance	8,741,138	1,683,888
Total Liabilities	$10,610,392	$2,118,451

PARTNERS’ CAPITAL
Partners’ Capital	79,531,189	27,618,916
Total Liabilities and Partners’ Capital	$90,141,581	$29,737,367

See accompanying notes to financial statements

Rogers International Raw Materials Fund, L.P.

Schedule of Investments as of June 30, 2005 (unaudited)

	Market Value	Percent of Partners’ Capital
US Government obligations: (total cost - $66,533,303)

US Federal Home Loan Bank Notes due 3/13/06 at 2.5%, principal amount $10,000,000	$9,916,617	12.47%
US Federal Home Loan Bank Notes due 2/24/06 at 2.5%, principal amount $32,000,000	31,737,298	39.91%
US Federal Home Loan Bank Notes due 3/15/06 at 2.5%, principal amount $25,130,000	24,917,965	31.33%
	$66,571,880	83.71%

Open Futures Contracts:

	Number of Contracts	Market Value	Percent of Partners’ Capital
Unrealized gains (91.48% US based)
Energy	122	$24,153	0.03%
Metals	223	357,691	0.45%
Agricultural	865	329,486	0.41%
	1,210	$711,330	0.89%

Unrealized losses (91.99% US based)
Energy	575	$212,171	0.27%
Metals	966	720,283	0.91%
Agricultural	1586	816,326	1.03%
	3,127	$1,748,780	2.21%
Unrealized net trading losses on open futures contracts		$(1,037,450)

See accompanying notes to financial statements

Rogers International Raw Materials Fund, L.P.

Schedule of Investments as of December 31, 2004

	Market Value	Percent of Partners’ Capital
US Government obligations: (total cost - $24,508,959)

US Federal Home Loan Bank Notes, due 6/15/05, at 1.625%, principal amount $14,500,000	$14,433,164	52.26%
US Federal Home Loan Bank Notes due 8/15/05 at 3.0%, principal amount $10,000,000	10,014,605	36.26%
	$24,447,769	88.52%

Open Futures Contracts:

	Number of Contracts	Market Value	Percent of Partners’ Capital
Unrealized gains (98.11% US based)
Energy	137	$216,680	0.79%
Metals	132	472,588	1.71%
Agricultural	244	298,474	1.08%
	513	$987,742	3.58%

Unrealized losses (97.67% US based)
Energy	113	$729,745	2.63%
Metals	38	98,218	0.36%
Agricultural	549	186,128	0.67%
	700	$1,011,090	3.66%
Unrealized net trading losses on open futures contracts		$(23,348)

See accompanying notes to financial statements

Rogers International Raw Materials Fund, L.P.

Statements of Operations for the Three Months and Six Months Ended June 30, 2005 and June 30, 2004 (Unaudited)

	3 months ended 6/30/2005	3 months ended 6/30/2004	6 months ended 6/30/2005	6 months ended 6/30/2004
Trading gains (losses):
Realized net trading gains (losses) – commodities	$(481,145)	$1,574,690	$3,440,911	$3,234,385
Realized (losses) on securities	(24,892)	(72,156)	(79,775)	(65,938)
Change in unrealized net trading gains (losses) – commodities	(2,045,451)	(2,052,390)	(1,014,102)	(2,043,251)
Change in unrealized gains (losses) on securities	80,899	(96,689)	99,767	(92,170)
Foreign exchange (losses)	(7,883)	(6,266)	(14,426)	(3,439)
Commissions	(117,343)	(30,004)	(183,366)	(48,244)
Net gains (losses) from trading activities	(2,595,815)	(682,815)	2,249,009	981,343

Investment income:
Interest income – US Government obligations	326,205	122,081	515,092	179,039
Interest income – Other	86,518	7,471	123,951	11,908
	412,723	129,552	639,043	190,947

Expenses:
Management fees	158,141	115,000	292,316	170,762
Administrative fees	172,379	120,631	311,060	165,627
	330,520	235,631	603,376	336,389
Net investment income (loss)	82,203	(106,079)	35,667	(145,442)
Net income (loss)	$(2,513,612)	$(788,894)	$2,284,676	$835,901

See accompanying notes to financial statements

Rogers International Raw Materials Fund, L.P.

Statements of Changes in Partners’ Capital for the Six Months Ended June 30, 2005 and June 30, 2004 (Unaudited)

	6 months ended 6/30/05	6 months ended 6/30/04
Partners’ Capital at beginning of period	$27,618,916	$8,515,006
Contributions	51,179,001	12,064,339
Net income	2,284,676	835,901
Withdrawals	(1,551,404)	(1,637,913)
Partners’ Capital at end of period	$79,531,189	$19,777,333

Per unit data	6/30/05	6/30/04
Net asset value	$177.04	$154.79
Units outstanding	449,227	127,770

See accompanying notes to financial statements

Rogers International Raw Materials Fund, L.P.

Financial Highlights for the Three Months and Six Months Ended June 30, 2005 and June 30, 2004 (Unaudited)

	3 months ended 6/30/05	3 months ended 6/30/04	6 months ended 6/30/05	6 months ended 6/30/04
Ratio of Net Investment Income (Loss) to Average Partners’ Capital	0.13%	-0.57%	0.07%	-0.95%
Ratio of Expenses to Average Partners’ Capital	0.52%	1.27%	1.22%	2.20%
Total Return	-4.68%	-3.88%	8.42%	8.72%

The above ratios have not been annualized and were calculated for the partners taken as a whole. The computation of such ratios was not based on the amount of expenses assessed and income allocated to an individual partner’s capital account, which may vary from these ratios based on the timing of capital transactions and the different fee arrangements (see Note 2).

See accompanying notes to financial statements

Rogers International Raw Materials Fund, L.P.

Notes to the Financial Statements

 Note 1. Significant Accounting Policies:

 Nature of Business and Organization: Rogers International Raw Materials Fund, L.P. (the “Partnership”) is an Illinois limited partnership that was established in May 2000. The Partnership trades a portfolio of commodity futures and forward contracts, principally on recognized exchanges. The Partnership may also purchase forward contracts in the “OTC” marketplace under certain circumstances. The Partnership invests and trades exclusively on the “long side” of the market. The Partnership’s investment strategy is designed to replicate the Rogers International Commodity Index (the “Index”) and positions are rebalanced monthly to maintain the Index. The Partnership commenced trading during November 2001. The Partnership will terminate on December 31, 2020 or earlier upon certain circumstances as defined in the Limited Partnership Agreement. The Partnership’s General Partner and commodity pool operator is Beeland Management Company, L.L.C. (the “General Partner”).

 Basis of presentation: The financial statements included herein were prepared by us without audit according to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. The financial statements reflect, in the opinion of management, all adjustments necessary and adequate disclosures to present fairly the financial position and results of operations as of and for the periods indicated. The results of operations for the three months and six months ended June 30, 2005, are not necessarily indicative of the results to be expected for the full year or for any other period.

 These financial statements should be read in conjunction with the audited financial statements and the notes thereto for the year ended December 31, 2004.

 Net Assets: The valuation of net assets includes open commodity futures and forward contracts owned by the Partnership, if any, at the end of the period. The unrealized gain or loss on these contracts has been calculated based on closing prices on the last business day of each month. Foreign currency is translated into US dollars at the exchange rate prevailing on the last business day of each month. Net asset value is determined by subtracting liabilities from assets, which also equals partners’ capital.

 Profit and Loss Allocation: Limited Partners and the General Partner share in the profits and losses of the Partnership in the proportion that each partner’s capital account bears to the total partners’ capital.

 Income Taxes: No provision for Federal income taxes has been made since the Partnership is not subject to taxes on income. Each partner is individually liable for the tax on its share of income or loss.

 Revenue Recognition: Commodity futures contracts are recorded on the trade date, and open positions are reflected in the accompanying statements of financial condition as the difference between the original contract value and the market value on the last business day of the reporting period. The market value of the commodity futures contracts is based upon the most recent available settlement price on the appropriate commodity exchanges. US Treasury securities and other US Government obligations are reported at market. Changes in unrealized gains or (losses) represent the total increases (decreases) in unrealized gains or (increases) decreases in unrealized losses on open positions during the period.

 Interest Income Recognition: The Partnership records interest income in the period it is earned.

 Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Note 2. Agreements and Related Party Transactions:

 The Limited Partnership Agreement vests all responsibility and powers for the management of the business and affairs of the Partnership with the General Partner. The General Partner is responsible for the trading decisions of the Partnership.

The Partnership pays a monthly management fee to the General Partner equal to 0.08333% of the average monthly sum of all Capital Accounts contributed by Limited Partners at the close of each month (1.00% per annum) effective April 1, 2005. Prior to April 1, 2005 and back through May 1, 2004, the monthly management fee was 0.14583% of the average monthly sum of all Capital Accounts contributed by Limited Partners at the close of each month (1.75% per annum). Prior to May 1, 2004, the monthly management fee was 0.1875% of the sum of all Capital Accounts at the close of each month (2.25% per annum).

 The Partnership is responsible for the administrative and trading expenses related to its operations. The General Partner may incur certain expenses on behalf of the Partnership and charge the Partnership for its allocable portion of these expenses.

 Hart Capital Management, Inc. (“Hart”) is the investment advisor for the Partnership. Hart is a division of Arbor Research & Trading, Inc. (“Arbor”), which is a member of the General Partner. Three members of the General Partner are also principals of Arbor. Hart provides certain investment advisory services with respect to the investing and trading activities of the Partnership. Hart is paid an annual advisory fee of 0.1% of the average month-end market value of the Portfolio under management effective May 1, 2004. Prior to May 1, 2004, the advisory fee paid to Hart Capital Management was 0.5% of the average month-end market value of the portfolio under management. Subsequent to June 30, 2005, Hart no longer serves as investment advisor for the Partnership.

 Uhlmann Price Securities L.L.C. (“Uhlmann”), one of several broker-dealers selling units of the Partnership and a related party to the General Partner, by reason of common management, receives a share of selling fees when units are sold by its registered brokers. Effective April 1, 2005, selling fees of up to 5% of the gross offering proceeds (which includes a 3.75% reallowance to other broker dealers and a 0.5% wholesaling fee retained by the General Partner) are charged to partners’ capital upon the issuance of partnership units. Prior to April 1, 2005, the selling fees were up to 6% (which included a 4.5% reallowance).

 In addition, there is an annual trailing servicing fee of up to 1% of the net asset value of the specific partner’s capital account payable to the General Partner, most of which will be paid to soliciting broker-dealers for ongoing investor services.

 The Price Futures Group, Inc. (“PFG”), a related party to the General Partner, by reason of common management, acts as the introducing broker for the Partnership, whereby certain accounts of the Partnership are introduced to the Partnership’s clearing broker. The clearing broker pays PFG a portion of the brokerage fee paid by the Partnership for clearing transactions.

 A summary of fees charged by related parties to the Partnership is as follows:

	Three Months Ended		Six Months Ended
	6/30/05	6/30/04	6/30/05	6/30/04
Management fees – General Partner	$158,141	$115,000	$292,316	$170,762
Advisory fees – Hart	17,436	10,452	26,561	26,933
Selling fees – Uhlmann	795,797	54,035	1,831,217	127,041
Brokerage fees - PFG	117,343	30,004	183,366	48,244

 Note 3. Partnership Capital and Redemptions:

 The Partnership accepts contributions as of the close of business on the last business day of each month for investment on the first day of the next succeeding month. The General Partner may accept or reject contributions and waive the minimum contribution amounts in its sole discretion.

 As of June 30, 2005, the General Partner had a capital balance of $935,737 in the Partnership.

 The purchase price of a unit is the net asset value per unit as of the end of each calendar month. Net asset value per unit is calculated as the net asset value at month end divided by the number of outstanding units.

 Limited Partners may withdraw capital with 10 days written notice to the General Partner.

 Note 4. Financial Instruments with Off-Balance Sheet Credit and Market Risk:

 In connection with its trading activities, the Partnership enters into transactions in a variety of securities and derivative financial instruments, primarily exchange-traded futures contracts. These derivative financial instruments may have market and/or credit risk in excess of the amounts recorded in the statement of financial condition.

 Market Risk-Market risks arise from changes in the market value of financial instruments. Theoretically, the Partnership’s exposure is equal to the notional contract value of futures contracts purchased. Exposure to market risk is influenced by a number of factors, including the relationships between financial instruments, and the volatility and liquidity in the markets in which the financial instruments are traded. In many cases, the use of financial instruments serves to modify or offset market risk associated with other transactions and, accordingly, serves to decrease the Partnership’s overall exposure to market risks. The Partnership attempts to control its exposure to market risk through various analytical monitoring techniques.

 Credit Risk-Credit risk arises primarily from the potential inability of counterparties to perform in accordance with the terms of a contract. The Partnership’s exposure to credit risk associated with counterparty nonperformance is limited to the current cost to replace all futures contracts in which the Partnership has a gain. Exchange-traded financial instruments generally do not give rise to significant counterparty exposure due to the cash settlement procedures for daily market movements and the margin requirements of individual exchanges.

 Concentration of Credit Risk-The Partnership clears all of its trades through one clearing broker. In the event this counterparty does not fulfill its obligations, the Partnership may be exposed to risk. This risk of default depends on the creditworthiness of the counterparties to these transactions.

 The Partnership has a substantial portion of its assets on deposit with financial institutions in connection with its cash management activities. In the event of a financial institution’s insolvency, recovery of the Partnership’s assets on deposit may be limited to the amount of insurance or other protection afforded such deposits.

 The Partnership attempts to minimize this credit risk by monitoring the creditworthiness of the clearing broker and financial institutions.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Partners of Rogers International Raw Materials Fund, L.P.:

We have audited the accompanying statements of financial condition of Rogers International Raw Materials Fund, L.P. (“the Partnership”), including the schedules of investments, as of December 31, 2003 and 2004 and the related statements of operations and changes in partners’ capital for the years then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Rogers International Raw Materials Fund, L.P. as of December 31, 2002 and for the year then ended were audited by other auditors whose report dated February 18, 2003, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rogers International Raw Materials Fund, L.P. as of December 31, 2003 and 2004, and the results of its operations and changes in partners’ capital for the years then ended in conformity with accounting principles generally accepted in the United States.

ALTSCHULER, MELVOIN AND GLASSER LLP

Chicago, Illinois

March 16, 2005

INDEPENDENT AUDITOR’S REPORT

To the General Partner of Rogers International Raw Materials Fund, L.P.:

(A Limited Partnership)

We have audited the accompanying statement of financial condition of Rogers International Raw Materials Fund, L.P. as of December 31, 2002 and the related statements of operations, and changes in partners’ equity for the year then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Rogers International Raw Materials Fund, L.P. as of December 31, 2002 and the results of its operations for the year then ended in conformity with generally accepted accounting principles.

/S/ VORISEK & COMPANY, LLC

Vorisek & Company, LLC

Certified Public Accountants

McHenry, IL

February 27, 2003

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

STATEMENTS OF FINANCIAL CONDITION

	December 31, 2003	December 31, 2004
Assets
Cash at bank	$2,711,877	$1,560,853
Cash at broker	609,790	3,598,083
Investment in US Government obligations	10,261,500	24,447,769
Unrealized net trading gains on open futures contracts	620,470	—
Interest receivable	35,710	127,842
Other assets	—	2,820
Total assets	$14,239,347	$29,737,367

Liabilities and Partners’ Capital
Liabilities
Unrealized net trading losses on open futures contacts	$—	$23,348
Commissions payable	3,794	8,362
Accrued management fees.	20,592	40,922
Administrative fees payable	189,446	214,080
Redemptions payable	2,742,486	147,851
Subscriptions received in advance	2,768,023	1,683,888
Total liabilities	5,724,341	2,118,451
Partners’ Capital	8,515,006	27,618,916
Total liabilities and partners’ capital	$14,239,347	$29,737,367

See accompanying notes to financial statements.

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

SCHEDULE OF INVESTMENTS

DECEMBER 31, 2003

		Market Value	Percent of Partners’ Capital
US Government Obligations:
(total cost-$10,253,632)
US Treasury Notes, due 2/28/05, at 1.625%, principal amount $4,200,000		$4,218,375	49.54%
US Federal Home Loan Bank Notes, due 12/15/04, at 2.125% principal amount $6,000,000		6,043,125	70.97%
		$10,261,500	120.51%

	Number of Contracts	Market Value	Percent of Partners’ Capital
Open Futures Contracts:
Unrealized gains (97.75% US Based)
Agricultural	90	$68,313	0.80%
Energy	151	430,207	5.05%
Metals	83	241,274	2.83%
Total	324	$739,794	8.68%
Unrealized losses (93.00% US Based)
Agricultural	182	$118,324	1.39%
Metals	1	1,000	0.01%
Total	183	$119,324	1.40%
Unrealized net trading gains on open futures contracts		$620,470

See accompanying notes to financial statements.

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

SCHEDULE OF INVESTMENTS

DECEMBER 31, 2004

		Market Value	Percent of Partners’ Capital
US Government Obligations:
(total cost-$ $24,508,959)
US Federal Home Loan Bank Notes, due 6/15/05, at 1.625%, principal amount $14,500,000		$14,433,164	52.26%
US Federal Home Loan Bank Notes, due 8/15/05, at 3.000%, principal amount $10,000,000		10,014,605	36.26%
		$24,447,769	88.52%

	Number of Contracts	Market Value	Percent of Partners’ Capital
Open Futures Contracts:
Unrealized gains (98.11% US Based)
Energy	137	$216,680	0.79%
Metals	132	472,588	1.71%
Agricultural	244	298,474	1.08%
	513	$987,742	3.58%
Unrealized losses (97.67% US Based)
Energy	113	726,745	2.63%
Metals	38	98,218	0.36%
Agricultural	549	186,128	0.67%
	700	$1,011,090	3.66%
Unrealized net trading losses on open futures contracts		$(23,348)

See accompanying notes to financial statements

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

STATEMENTS OF OPERATIONS

For the years ended December 31, 2002, 2003 and 2004

	2002	2003	2004
Trading gains (losses):
Realized net trading gains – commodities	$1,315,061	$1,678,287	$3,143,902
Realized losses on securities	(16,750)	(36,437)	(184,916)
Change in unrealized net trading gains (losses) – commodities	303,070	288,145	(643,818)
Change in unrealized gains (losses) on securities	67,148	(42,205)	(69,058)
Foreign exchange gains	3,529	23,456	7,551
Commissions	(46,665)	(50,518)	(110,043)
Net gains from trading activities	1,625,393	1,860,728	2,143,618
Investment income:
Interest income - US Government obligations	114,891	186,353	438,459
Interest income – Other	16,212	9,012	34,386
	131,103	195,365	472,845
Expenses:
Management fees - General Partner	144,394	164,749	393,940
Administrative fees	145,282	103,028	502,909
Amortization expense	139,265
	428,941	267,777	896,849
Net investment loss	(297,838)	(72,412)	(424,004)
Net income	$1,327,555	$1,788,316	$1,719,614

See accompanying notes to financial statements.

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

For the years ended December 31, 2002, 2003 and 2004

	Limited Partners	General Partner	Total
Partners’ Capital, January 1, 2002	$4,902,703	—	$4,902,703
Contributions	1,318,457	—	1,318,457
Net income	1,327,555	—	1,327,555
Withdrawals	(270,459)	—	(270,459)

Partners’ Capital, December 31, 2002	$7,278,256	—	$7,278,256
Contributions	3,577,748	—	3,577,748
Net income	1,788,316	—	1,788,316
Withdrawals.	(4,129,314)	—	(4,129,314)

Partners’ Capital, December 31, 2003	$8,515,006	—	$8,515,006
Contributions	20,943,137	25,000	20,968,137
Net income	1,719,790	(176)	1,719,614
Withdrawals	(3,583,841)	—	(3,583,841)
Partners’ Capital, December 31, 2004	$27,594,092	24,824	$27,618,916

Per unit data	12/31/2002	12/31/2003	12/31/2004
Net asset value.	$114.56	$142.38	$163.29
Units outstanding.	63,531	59,806	169,135

See accompanying notes to financial statements.

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

NOTES TO FINANCIAL STATEMENTS

Note 1. Significant Accounting Policies:

Nature of Business and Organization: Rogers International Raw Materials Fund, L.P. (the “Partnership”) is an Illinois Limited Partnership that was established in May 2000. The Partnership trades a portfolio of commodity futures and forward contracts, principally on recognized exchanges.  The Partnership may also purchase forward contracts in the “OTC” marketplace under certain circumstances.  The Partnership invests and trades exclusively on the “long side” of the market.  The Partnership’s investment strategy is designed to replicate the Rogers International Commodity Index (the “Index”) and positions are rebalanced monthly to maintain the Index.  The Partnership commenced trading during November 2001.  The Partnership will terminate on December 31, 2020 or earlier upon certain circumstances as defined in the Limited Partnership Agreement.  The Partnership’s General Partner and commodity pool operator is Beeland Management Company, L.L.C. (the “General Partner”).

Net Assets: The valuation of net assets includes open commodity futures and forward contracts owned by the Partnership, if any, at the end of the period.  The unrealized gain or loss on these contracts has been calculated based on closing prices on the last business day of each month.  Foreign currency is translated into US dollars at the exchange rate prevailing on the last business day of each month.  Net asset value is determined by subtracting liabilities from assets, which also equals Partners’ capital.

Profit and Loss Allocation: Limited Partners and the General Partner share in the profits and losses of the Partnership in the proportion that each partner’s capital account bears to the total partners’ capital.

Income Taxes: No provision for Federal income taxes has been made since the Partnership is not subject to taxes on income.  Each partner is individually liable for the tax on its share of income or loss.

Revenue Recognition: Commodity futures contracts are recorded on the trade date, and open positions are reflected in the accompanying statements of financial condition as the difference between the original contract value and the market value on the last business day of the reporting period.  The market value of the commodity futures is based upon the most recent available settlement price on the appropriate commodity exchanges.  US Treasury securities and other US Government obligations are reported at market.  Changes in unrealized gains or (losses) represent the total increases (decreases) in unrealized gains or (increases) decreases in unrealized losses on open positions during the period.

Interest Income Recognition: The Partnership records interest income in the period it is earned.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Note 2.  Agreements and Related Party Transactions:

The Limited Partnership Agreement vests all responsibility and powers for the management of the business and affairs of the Partnership with the General Partner, Beeland Management Company, L.L.C.  The General Partner is responsible for the trading decisions of the Partnership.

The Partnership pays a monthly management fee to the General Partner equal to 0.14583% of the average monthly sum of all Capital Accounts contributed by Limited Partners at the close of each month (1.75% per annum) effective May 1, 2004.  Prior to May 1, 2004, the monthly management fee was 0.1875% of the sum of all Capital Accounts at the close of each month (2.25% per annum).

The Partnership is responsible for the administrative and trading expenses related to its operations.  The General Partner may incur certain expenses on behalf of the Partnership and charge the Partnership for its allocable portion of these expenses.

Hart Capital Management, Inc. (“Hart”) is the investment advisor for the Partnership.  Hart is a division of Arbor Research & Trading, Inc. (“Arbor”), which is a member of the General Partner.  Three members of the General Partner are also principals of Arbor.  Hart provides certain investment advisory services with respect to the investing and trading activities of the Partnership.  Hart is paid an annual advisory fee of 0.1% of the average month-end market value of the

Portfolio under management effective May 1, 2004.  Prior to May 1, 2004 the advisory fee paid to Hart was 0.50% of the average month-end market value of the portfolio under management.

Uhlmann Price Securities L.L.C. (“Uhlmann”), one of several broker-dealers selling units of the Partnership and a related party to the General Partner, receives a share of selling fees when units are sold by its registered brokers.  Selling fees of up to 6% of the gross offering proceeds (which includes a 4.5% reallowance to other broker dealers and a 0.50% wholesaling fee retained by the General Partner) are charged to partners’ capital upon the issuance of partnership units.

In addition, there is an annual trailing servicing fee of up to 1% of the net asset value of the specific partner’s capital account payable to the General Partner, most of which will be paid to soliciting broker-dealers for ongoing investor services.

The Price Futures Group, Inc. (“PFG”), a related party to the General Partner, acts as the introducing broker for the Partnership, whereby certain accounts of the Partnership are introduced to the Partnership’s clearing broker.  The clearing broker pays PFG a portion of the brokerage fee paid by the Partnership for clearing transactions.

A summary of fees charged by related parties to the Partnership is as follows:

	Years ended December 31,
	2002	2003	2004
Management fees – General Partner	$144,394	$164,749	$393,940
Advisory fees – Hart	26,521	31,805	33,394
Selling fees – Uhlmann	—	171,168	538,423
Brokerage fees – PFG	46,192	49,563	105,476

Note 3.  Partnership Capital and Redemptions:

The Partnership accepts contributions as of the close of business on the last business day of each month for investment on the first day of the next succeeding month.  The General Partner may accept or reject contributions and waive the minimum contribution amounts in its sole discretion.

The purchase price of a unit is the net asset value per unit as of the end of each calendar month.  Net asset value per unit is calculated as the net asset value at month end divided by the number of outstanding units.

Limited Partners may withdraw capital with 10 days written notice to the General Partner.

Note 4.  Financial Instruments with Off-Balance Sheet Credit and Market Risk:

In connection with its trading activities, the Partnership enters into transactions in a variety of securities and derivative financial instruments, primarily exchange-traded futures contracts.  These derivative financial instruments may have market and/or credit risk in excess of the amounts recorded in the statements of financial condition.

Market Risk-Market risks arise from changes in the market value of financial instruments.  Theoretically, the Partnership’s exposure is equal to the notional contract value of futures contracts purchased.  Exposure to market risk is influenced by a number of factors, including the relationships between financial instruments, and the volatility and liquidity in the markets in which the financial instruments are traded.  In many cases, the use of financial instruments serves to modify or offset market risk associated with other transactions and, accordingly, serves to decrease the Partnership’s overall exposure to market risks.  The Partnership attempts to control its exposure to market risk through various analytical monitoring techniques.

Credit Risk-Credit risk arises primarily from the potential inability of counterparties to perform in accordance with the terms of a contract.  The Partnership’s exposure to credit risk associated with counterparty nonperformance is limited to the current cost to replace all futures contracts in which the Partnership has a gain.  Exchange-traded financial instruments generally do not give rise to significant counterparty exposure due to the cash settlement procedures for daily market movements and the margin requirements of individual exchanges.

Concentration of Credit Risk-The Partnership clears all of its trades through one clearing broker.  In the event this counterparty does not fulfill its obligations, the Partnership may be exposed to risk.  This risk of default depends on the creditworthiness of the counterparties to these transactions.

The Partnership has a substantial portion of its assets on deposit with financial institutions in connection with its cash management activities.  In the event of a financial institution’s insolvency, recovery of the Partnership’s assets on deposit may be limited to the amount of insurance or other protection afforded such deposits.

The Partnership attempts to minimize this credit risk by monitoring the creditworthiness of the clearing broker and financial institutions.

Note 5.  Financial Highlights:

Financial highlights for the years ended December 31, 2003 and 2004 are as follows:

	2003	2004
Ratio of Net Investment Loss to Average Partners’ Capital	(1.03)%	(2.13)%
Ratio of Expenses to Average Partners’ Capital	3.80%	4.52%
Total Return	24.28%	14.69%

The above ratios were calculated for the partners taken as a whole.  The computation of such ratios was not based on the amount of expenses assessed and income allocated to an individual partner’s capital account, which may vary from these ratios based on the timing of capital transactions and the different fee arrangements (see Note 2).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Members of Beeland Management Company, L.L.C.

We have audited the accompanying statement of financial condition of Beeland Management Company, L.L.C. as of December 31, 2004.  This financial statement is the responsibility of the Company’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Beeland Management Company, L.L.C. as of December 31, 2004 in conformity with accounting principles generally accepted in the United States.

ALTSCHULER, MELVOIN AND GLASSER LLP

Chicago, Illinois

March 10, 2005

Beeland Management Company, L.L.C.

Statements of Financial Condition

December 31, 2004 and June 30, 2005 (unaudited)

	December 31, 2004	June 30, 2005

Assets

Cash and cash equivalents	$949,112	$1,023,789
Management fees receivable	446,550	422,601
Wholesaling fees receivable	8,864	36,484
Investment in Rogers International Raw Materials Fund, L.P., at fair value	24,824	935,738
Other assets
Advances to Rogers Raw Materials Index Fund, Ltd	20,597	1,918
Advances to Rogers International Raw Materials Fund, L.P	2,684	0
Due from related parties	0	3,637

Total assets	$1,452,631	$2,424,167

Liabilities and Members’ Capital

Liabilities
Accounts payable	$63,402	$1,004
Due to brokers	35,258	29,222
Due to related parties	62,726	71,220
Total liabilities	161,386	101,446

Members’ Capital	1,291,245	2,322,721

Total liabilities and members’ capital	$1,452,631	$2,424,167

See accompanying notes.

INVESTORS IN THE INDEX FUND WILL NOT RECEIVE ANY INTEREST IN THIS ENTITY.

Beeland Management Company, L.L.C.

Statements of Financial Condition

December 31, 2004 and June 30, 2005 (unaudited)

Note 1    Nature of Activities and Significant Accounting Policies

Beeland Management Company, L.L.C. (the “Company”) was formed on June 6, 1997 to provide management, trading and marketing services and support for certain commodity pools.  The term of the Company shall continue until December 31, 2097.

The Company is the manager and General Partner of the Rogers Raw Materials Fund, L.P. and the Rogers International Raw Materials Fund, L.P., and is the Investment Manager of the Rogers Raw Materials Index Fund, Ltd. (collectively, the “Funds”).  In addition, the Company serves as the Trading Advisor for a number of separately managed accounts (the “Managed Accounts”).  The Funds and Managed Accounts trade portfolios of commodity futures and forward contracts, principally on recognized exchanges.

The Company considers cash equivalents to be all highly liquid debt instruments purchased with a maturity of thirty days or less.

The Company accounts for its investment in the Rogers International Raw Materials Fund, L.P. at fair value based on information received from the underlying Fund.

The Company recognizes management fee revenue as earned.  Wholesaling fees are recognized upon deposit of the investor’s contributions into the Funds.

In preparing financial statements in conformity with accounting principles generally accepted in the United States, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Note 2    Agreements and Related Party Transactions

The Company recognized management fees from the Rogers Raw Materials Fund, L.P. for the year ended December 31, 2004 and for the six months ended June 30, 2005, of which $250,362 and $194,695 (unaudited), respectively, remained unpaid at December 31, 2004 and June 30, 2005 and are included with management fees receivable in the accompanying statements of financial condition.  The Company recognized management fees from the Rogers International Raw Materials Fund, L.P. for the year ended December 31, 2004 and for the six months ended June 30, 2005, of which $40,922 and $113,809 (unaudited), respectively, remained unpaid at December 31, 2004 and June 30, 2005, and are included with management fees receivable in the accompanying statements of financial condition.  In addition, the Company earns management fee income from the Managed Accounts.

Advances to the Funds consist of expenses paid by the Company on behalf of the Funds.  There is currently no formal repayment policy in place between the Company and the Funds.  Advances to the Funds represent the net amount due to the Company, and are stated at the amount management expects to collect from balances outstanding at period end.  Based on management’s assessment of current conditions, it has concluded that realization losses on such balances outstanding at period end would be immaterial.

The Company has an agreement with a member to act as a manager for certain funds invested in the Rogers Raw Materials Fund, L.P. and the Managed Accounts.   For these services, the Company pays the member an advisory fee based on the assets under management.  As of December 31, 2004 and June 30, 2005, amounts totaling $26,227 and $36,888 (unaudited), respectively, were due to the member for unpaid advisory fees.  Termination of this agreement can be effected upon 30 days written notice by either party.

As of December 31, 2004, an amount of $24,753 was due to Price Futures Group, Inc. (“PFG”), a related party to the Company by reason of common management to reimburse PFG for certain expenses incurred on behalf of the Company.

Uhlmann Price Securities, L.L.C. (“Uhlmann”), a broker dealer selling units of the Funds and a related party to the Company by reason of common management, receives a share of selling fees when units are sold by its registered brokers.  As of December 31, 2004 and June 30, 2005, amounts totaling $11,746 and $34,332 (unaudited), respectively, were owed by the Company to Uhlmann for these fees.

Note 3    Operating Agreement

The Company’s operating agreement restricts the transfer of a member’s interest without consent from members owning at least 67% of ownership interests in the Company.  Each Member shall be entitled to annual distributions in amounts necessary to pay any income tax or to settle any complaint of a regulatory agency related to the Company.  The Company’s members are not committed to fund the Company’s cash flow deficits or to provide any other direct or indirect financial assistance to the Company.

Note 4    Income Taxes

The Company is not subject to income taxes because its income and losses are includable in the tax returns of its members.  The Company may be required to file returns in various state and local jurisdictions as a result of its operations and the residency of its members.

ADDITIONAL INVESTMENT CONSIDERATIONS

Prospective investors may want to consider the following when making a decision whether or not to invest in the Index Fund.

For long-term investors, an investment in commodities, and in particular raw materials, may be timely.

Worldwide economic growth and development has contributed to increased demand for a number of basic commodities leading to low inventories and global supply shortages, particularly in crude oil and the energy sector in general, as illustrated in the chart below showing a seven year rise in retail gasoline prices.

Manufacturing worldwide has been fueled by increasing consumption.  For example, China’s economy has grown by more than 9% a year for more than 20 years as of December 31, 2004, illustrated in the chart below, and China is now the largest trading partner of the U.S. and has become a net importer.

In the United States, rising interest rates, a historically high trade deficit and increasing federal debt, illustrated below, are conditions favorable to an environment of rising commodities prices.

Historically, commodities and stocks have moved in opposite directions with a remarkable degree of consistency since 1871.  This secular trend has been fundamentally driven by the supply inelasticity of commodities.  A recent Yale International Center for Finance study confirms a negative correlation between commodity futures and equities for the period July 1959 through March 2004.* Commodities as an asset class may provide investors with returns, diversification away from stocks and, if an environment of rising prices develops, inflation protection over the next several years. There can be no assurance, however, that an investment in the Index Fund will perform positively in a falling stock market. The Index has exhibited very low correlation, not negative correlation, to stocks as represented by the S&P 500 Total Return Index.

*                                         Gorton and Rouwenhorst, “Facts and Fantasies About Commodity Futures” (June 2004) Yale ICF Working Paper No 04-20.

As an asset class, commodities, represented below by the Index, have outperformed both stocks and bonds, represented by the S&P 500 Total Return Index and the Lehman Aggregate Bond Index, respectively, since the inception of the Index in 1998.

Data: August 1998 — July 2005

The Index is not the performance of any fund and does not reflect the fees and expenses of any product tracking the Index.  The performance of a fund designed to track the Index will deviate from the Index due to the fees and expenses of the fund and other factors contributing to index tracking differential.

Addition to a Portfolio

The Index has exhibited a very low correlation to price movements in financial instruments such as stocks and bonds.  An investment in commodities may add a potentially valuable element of diversification to a traditional portfolio of stocks and bonds.

The Chart below shows the results of adding an investment in the Index Fund to a traditional portfolio of stocks, represented by the S&P 500 Total Return Index, and bonds, represented by the Lehman Aggregate Bond Index, from November 2001 (inception of the Index Fund) through July 2005.  Over the past three and one-half years, a portfolio consisting of stocks, bonds and the Index Fund would have had higher returns and lower volatility than a portfolio consisting only of stocks and bonds.  Prospective investors should note, however, that neither Beeland Management nor Diapason has managed any account consisting of stocks, bonds and the Index Fund and that the chart below is presented for illustration purposes only, not as a recommendation of any specific portfolio composition.  In order for a portfolio consisting of the Index Fund and stocks and bonds to outperform a portfolio of stocks and bonds only, the Index Fund must out perform stocks or bonds over the period being measured.  There can be no assurance that that will in fact occur.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Notes

Volatility is measured as the standard deviation of monthly returns.  The higher the standard deviation, the more volatile the portfolio being measured.

Sharpe Ratio is a risk-adjusted measure of return that divides the portfolio’s return in excess of a risk-free return (e.g., Treasury bills) by the portfolio’s standard deviation.  The higher the Sharpe Ratio, the better the risk-adjusted performance.

Exhibit A

FORM OF FIFTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

This Fifth Amended and Restated Agreement of Limited Partnership is made as of this 1st day of [●]  2005, by and between Beeland Management Company, L.L.C., an Illinois limited liability company, as General Partner, those other parties who now or hereafter, from time to time, execute this Agreement or counterparts hereof, as Limited Partners.

WITNESSETH:

WHEREAS, the parties hereto formed a limited partnership (the “Partnership”) pursuant to the provisions of the Revised Uniform Limited Partnership Act of the State of Illinois (the “Act”) under the name Rogers International Raw Materials Fund, L.P.;

WHEREAS, the parties desire to incorporate certain amendments to their Agreement of Limited Partnership; and

WHEREAS, the parties hereto intend to hereby document the terms and conditions pursuant to which the Partnership will operate.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto, intending to be legally bound, hereby adopt the following terms and conditions as their Agreement of Limited Partnership.

ARTICLE I

FORMATION OF LIMITED PARTNERSHIP

The Partnership was formed, created and established as a limited partnership under the Act by and between the parties hereto.  The rights and liabilities of the Partners shall be as set forth in the Act, except as herein otherwise expressly provided. The General Partner caused to be filed the Partnership’s Certificate of Limited Partnership on May 8, 2000 and shall cause an Amendment to that Certificate to be filed at such time(s) as such a filing is required by the Act.  The above recitals are hereby incorporated by this reference, as an integral part of this Agreement, and not as mere introductory material.

ARTICLE II

NAME

The business of the Partnership shall be conducted under the name of Rogers International Raw Materials Fund, L.P. or such other name as the General Partner shall from time to time hereafter designate in writing to the Limited Partners.

ARTICLE III

DEFINITIONS

When used in this Agreement, and not otherwise specifically defined, the following terms shall have the meanings set forth below.

(a) “Accounting Period” means (i) any fiscal year of the Partnership or (ii) any shorter period ending as of the last day of a calendar month prior to the month in which the Partnership Interest of any Partner shall change, whether by withdrawal(s), the admission of new Partners, the contribution of additional capital, or otherwise.  Any Accounting Period which begins on a date other than the first day of a fiscal year shall close not later than December 31 of that fiscal year.

(b) “Act” means the Revised Uniform Limited Partnership Act of the State of Illinois.

(c) “Additional Limited Partner” means a Limited Partner (other than a Substituted Limited Partner) admitted to the Partnership after the close of the offering of interests in the Partnership described in Section 8.3.

(d) “Affiliate” of the General Partner shall mean (i) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the General Partner; (ii) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the General Partner; (c) any person, directly or indirectly, controlling, controlled by, or under common control of the General Partner; (d) any officer, director, partner or member of the General Partner; or (e) if the General Partner is an officer, director, or partner, any person for which the General Partner acts in any such capacity.

(e) “Agreement” means this Agreement of Limited Partnership, as it may be amended, modified or supplemented from time to time.

(f) “Allocable Share of Net Profits or Net Losses” of a Partner means, for any Accounting Period, that part of Net Profits or Net Losses for such Accounting Period allocable to the Partner pursuant to Article IX of this Agreement.

(g) “Capital Account” means a separate account maintained for each Partner.  A Partner’s Capital Account shall be credited with: (1) In the case of a Limited Partner, its Capital Contribution and its Allocable Share of Net Profits, and (2) in the case of the General Partner, its Capital Contribution, its Allocable Share of Net Profits, if any, which it elects to contribute to the capital of the Partnership as a Capital Contribution pursuant to Section 8.1 and any Allocable Share of Net Profits thereon (as a Limited Partner).  A Partner’s Capital Account shall be reduced by: (1) its Allocable Share of Net Losses and (2) cash and the fair market value of other property distributed to the Partner.  The term “Capital Account” shall have reference not only to the Capital Account as such, but also to the balance in the Capital Account of a Partner at any specified time.

(h) “Capital Contribution” means all contributions to the Partnership capital by a General or Limited Partner pursuant to Sections 8.1, 8.2 and 8.6, less any Distributions to the Partner which are treated as a return of capital pursuant to Section 8.5.

(i) “Code” means the Internal Revenue Code of 1986, as amended, and successor laws of similar effect.

(j) “Distribution” means a transfer of property or payment of cash to a Partner by the Partnership. “Distribution” does not include repayment or reimbursement of any loans or advances made by the General Partner to the Partnership.

(k) “ERISA” means the Employee Retirement Income Security Act of 1974, and any amendments or modifications thereof.

(l) “ERISA Limited Partner” means a Limited Partner who is (i) an “Employee Benefit Plan,” as defined in Section 3(3) of ERISA; (ii) a plan described in Section 4975(e)(1) of the Code; or (iii) a partnership, the general partner of which has been appointed “investment manager,” as defined in Section 3(38) of ERISA, over the assets used by one or more Employee Benefit Plans to purchase limited partnership interests in such partnership.

(m) “General Partner” means Beeland Management Company, L.L.C., or any successor or successors thereto acting in the capacity of the General Partner of the Partnership through its Managing Member or any other duly authorized agent.

(n) “Government Security” and “Government Securities” shall have the meanings assigned to such terms under the Investment Company Act of 1940, as amended (the “1940 Act”).

(o) “Index” means the Rogers International Commodity Index.

(p) “Initial Closing” shall have the meaning set forth in Section 8.3(a).

(q) “Limited Partners” means the parties who execute this Agreement or a counterpart hereof as limited partners (including the Original Limited Partner and all Additional Limited Partners), and the General Partner, if it makes a Capital

Contribution, to the extent of such contribution (and Distributions thereon).  Reference to a “Limited Partner” shall mean any one of the Limited Partners.

(r) “Net Assets” shall have the meaning set forth in Section 8.3(c).

(s) “Net Asset Value Per Unit” shall have the meaning set forth in Section 8.3(c).

(t) “Net Profits” or “Net Losses” shall mean all net profits earned by or net losses incurred by the Partnership in any Accounting Period or other fiscal period, including all of the Partnership’s open positions in securities, commodities, including futures, forward and option contracts and any and all interests therein (“Positions”), minus the amount of any Management Fee, as provided in Section 11.1, determined on an accrual basis in accordance with generally accepted accounting principles; provided, however, that all of the Partnership’s Positions shall be valued at their fair market value as of the end of each Accounting Period.  On all Positions which were open at the beginning of an Accounting Period and subsequently closed during the Accounting Period, gain or loss shall be determined on the basis of the fair market values used at the close of the immediately preceding Accounting Period.  All questions relating to valuation arising in determining Net Profits or Net Losses shall be resolved by the Partnership’s regularly employed certified public accountants, whose good faith decision shall, absent manifest error or fraud, be final.

(u) “Original Limited Partner” means Clyde C. Harrison.

(v) “Partners” means the General Partner and all Limited Partners where no distinction is required by the context in which the term is used herein.

(w) “Partnership” means Rogers International Raw Materials Fund, L.P., a limited partnership formed pursuant to the provisions of the Act.

(x) “Partnership Interest” means, with respect to a Limited Partner, such Limited Partner’s ownership interest in the Partnership at any particular time, including the right to the benefits to which a Limited Partner may be entitled to under this Agreement and his obligation to comply with the terms and obligations of this Agreement.  Each Limited Partner’s Partnership Interest shall, for all purposes, be the ratio that the number of Units owned by that Limited Partner bears to the aggregate total of all Units held by all Limited Partners (including the General Partner, to the extent of any Units owned by the General Partner).  Reference to Limited Partners holding a majority or a specified percentage in Partnership Interest shall mean any Limited Partner or group of Limited Partners who own over 50% or at least such specified percentage, as the case may be, of the aggregate total of all Units held by all Limited Partners (including the General Partner, to the extent of any Units owned by the General Partner).

(y) “Section” means a Section of this Agreement if no reference is made to a statute, law or other document.

(z) “Subscription Agreement” means the Agreement for subscription for the purchase of Units of the Partnership in such form as is approved by the General Partner.

ARTICLE IV

PURPOSE

The purpose of the Partnership is to invest its funds in a portfolio of commodity futures, swaps and cash forward contracts traded on both recognized exchanges and in the off-exchange or “over-the-counter” markets throughout the world, as the General Partner shall, in its sole discretion, determine.  The purpose of such investing and trading shall be to replicate, to the extent deemed reasonably possible by the General Partner, the component commodity positions which comprise the Index.  The Partnership shall also invest its funds in Government Securities.

The Partnership may engage in any and all activities, including the borrowing and lending of money, related or incidental to the activities described above.  However, the Partnership shall not operate in a manner which would cause it to become an investment company required to register under the 1940 Act.

ARTICLE V

NAMES AND ADDRESS OF PARTNERS

The names and addresses of the Partners are as maintained from time to time by the General Partner in its records for the Partnership.

ARTICLE VI

TERM

The term of the Partnership shall begin upon the filing of its Certificate of Limited Partnership and continue until the close of business on December 31, 2020, unless sooner terminated as hereinafter provided.

ARTICLE VII

PRINCIPAL PLACE OF BUSINESS

The principal place of business of the Partnership shall be at 141 W. Jackson Blvd., Suite 1340A, Chicago, Illinois 60604.  The General Partner may, from time to time, change the principal place of business or establish additional places of business whether within or without the State of Illinois.  In such event, the General Partner shall notify the Limited Partners of such change.

ARTICLE VIII

CAPITAL AND CONTRIBUTIONS

Section 8.1. General Partner

(a) The General Partner shall make a Capital Contribution to the Partnership in an amount in its sole discretion, provided, however, that said Capital Contribution shall be not less than $25,000 and shall be made in an increment of full Units.

(b) A Capital Account shall be established and maintained for the General Partner, which shall be credited and debited as provided in paragraph (g) of Article III.

(c) The General Partner shall be deemed to be a Limited Partner to the extent of the General Partner’s Capital Contribution, for all purposes under this Agreement.  All Capital Contributions of the General Partner shall be evidenced by Units (as defined in Section 8.2(a)).

Section 8.2. Limited Partners

(a) Each Limited Partner shall make an initial Capital Contribution to the Partnership in the amount called for by his Subscription Agreement.  Each Limited Partner’s Capital Contribution is due upon subscription.  The Capital Contributions to be made to the Partnership by the Limited Partners shall be divided into and evidenced by units of Partnership Interests, calculated to four decimal places (the “Units”), with a purchase price per Unit specified in Section 8.3(a).  Each Limited Partner, other than the Original Limited Partner, must agree to make an initial Capital Contribution of at least $10,000.

(b) A Capital Account shall be established for each Limited Partner, which shall be credited and debited as provided in paragraph (g) of Article III.

(c) The Original Limited Partner executed this Agreement and contributed a total of $5,000 to the Partnership, constituting five Units and shall have no obligation to make any further Capital Contribution.

The Original Limited Partner may, but shall not be obligated to, withdraw from the Partnership upon the admission of any additional Limited Partner(s).

Section 8.3. Sale of Units of Limited Partnership Interest

(a) The General Partner shall solicit subscriptions for the purchase of Units in an offering (the “Offering”), the terms of which shall be as set forth in a prospectus (the “Prospectus”) included in a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).  The purchase price per Unit prior to the commencement of trading activities by the Partnership shall be One Hundred Dollars ($100) per Unit.  The purchase price per Unit after the Partnership has commenced trading shall be the Net Asset Value per Unit (as that term is defined in Section 8.3(c)) as of the close of business on the day preceding the effective date of the purchase.

Each Limited Partner, other than the Original Limited Partner, must agree to make a Capital Contribution of at least $10,000.  The General Partner and affiliates of the General Partner may subscribe for Units on the same terms and conditions as any other subscriber.  During the Offering, the General Partner may admit as a Limited Partner, within its sole and unrestricted discretion, those persons and entities who deliver to the Partnership an executed Subscription Agreement in accordance with the terms thereof, including payment of the subscription called for therein.  Each subscriber whose Subscription Agreement is accepted by the Partnership as a Limited Partner, shall make its Capital Contribution to the Partnership by delivering the full amount of the purchase price for the Units subscribed for in cash or by check.  Initially, all Cash Contributions received by the Partnership in satisfaction of subscription obligations shall be deposited and held in trust in an escrow account maintained at a bank or trust company selected by the General Partner.

The Partnership shall not commence trading unless and until the General Partner has accepted subscriptions for at least Fifty Thousand (50,000) Units (the “Minimum Units”) by December 15, 2001.  The Partnership may commence trading at any time after the proceeds from the Minimum Units have been released from escrow (the “Initial Closing”), at which time subscribers shall first be admitted to the Partnership as Limited Partners.  If, for any reason whatsoever, the General Partner has not received and accepted Subscription Agreements for the Minimum Units by December 15, 2001, the Offering shall terminate and all amounts paid by subscribers for Units shall be returned in the manner and subject to the terms provided in the Subscription Agreements.  Assuming the Initial Closing is held, the Offering shall continue for such period as the Registration Statement shall remain effective.

The General Partner may, in its sole discretion, employ registered broker-dealers (“Soliciting Dealers”) to assist in the offer and sale of the Units.  All Soliciting Dealers employed by the General Partner shall be required to execute a soliciting dealer agreement in a form approved by the General Partner.  The General Partner shall be authorized to pay Soliciting Dealers the compensation described in such soliciting dealer agreement.

The number of Units purchased by each subscribing Limited Partner, the amount of the Capital Contribution each Limited Partner has made and the Partnership Interest of each Limited Partner shall be recorded on a schedule maintained by or on behalf of the General Partner.  No certificate or other evidence of ownership shall be issued in respect of the Units or Partnership Interests other than this Agreement, or a counterpart thereof which, when executed and delivered by the General Partner, shall solely represent and evidence the Units and Partnership Interests purchased by each Limited Partner.  However, the Partnership may retain a Subscription Agent whose duties may include providing notification to Limited Partners with respect to their ownership of Units.

(b) After the termination of the Offering, the General Partner may, in its discretion, accept additional subscriptions for Units, and may, at times subsequent to the Offering, make additional offerings of Units on the following terms and conditions:

(1) Each subsequent Unit sold (“New Units”) shall require the Capital Contribution specified by Section 8.3(a);

(2) New Units sold during any month shall be accepted or rejected as of the close of business on the last trading day of such month;

(3) Each Additional Limited Partner shall execute and acknowledge such instruments as the General Partner may deem necessary or desirable to effectuate such admission and to confirm that the Additional Limited Partner has agreed to be bound by all the covenants, terms and conditions of this Agreement;

(4) The General Partner may register Units and/or make additional public or private offerings of Units, in its sole discretion.  The General Partner does not, however, have any obligation or duty to register any Units with any authority.  No Limited Partner shall have any preemptive or other rights with respect to the issuance or sale of any additional Units.  The General Partner may, in its sole discretion, terminate any offering of Units.

(c) “Net Assets” of the Partnership for purposes of this Agreement shall mean the Partnership’s total assets minus the Partnership’s total liabilities, determined in accordance with generally accepted accounting principles, with all open positions marked to market.  The term “Net Asset Value Per Unit” for purposes of this Agreement means the Net Assets of the Partnership at the time of calculation divided by the aggregate number of Units outstanding at that time.

Section 8.4.  Status of Capital Account of Limited Partner

Except as otherwise specifically set forth in this Agreement, no Limited Partner shall have the right to withdraw all or any part of the credit balance in his Capital Account, to receive any Distribution from the Partnership or to demand or receive property other than cash in withdrawal of the credit balance of his Capital Account or as Distributions of income.  No Limited Partner shall have priority over another Limited Partner in connection with the return of his Capital Contributions or Distribution of the credit balance in his Capital Account, or as to any other Distributions by the Partnership.  Capital contributed to the Partnership and the credit balance in a Partner’s Capital Account shall not bear interest.

Section 8.5.  Withdrawal of Interests

(a) Upon the terms and conditions set forth in this Section 8.5, a Limited Partner may reduce or redeem all of its Partnership Interest in the Partnership, and have part or all of the credit balance in its Capital Account returned to it, by withdrawing funds from its Capital Account.

(b) A Limited Partner who desires to have all or a portion of the credit balance in its Capital Account returned to it shall give the General Partner written notice (a “Notice of Withdrawal”) not less than ten (10) days prior to the date as of which the Limited Partner desires to effect such partial or complete withdrawal.  The General Partner may, but shall not be required to, employ a Subscription Agent as its agent to receive and process any such Notice of Withdrawal.  The Notice of Withdrawal shall state the date upon which the withdrawal is desired, which date must be the last trading day of any month (the “Withdrawal Date”).  In the case of a partial withdrawal, such notice shall also specify either the percentage of the credit balance in his Capital Account that he wishes to withdraw at the Withdrawal Date, or the dollar amount of capital which he wishes to have returned to him, subject to the requirement that any such withdrawals may only be in increments of the Net Asset Value of a Unit and to the additional terms and conditions set forth in this Section 8.5.  However, except as permitted under subsection (e) of this Section 8.5, no Limited Partner may withdraw any part of its Capital Account until three (3) months have elapsed from the later of the following dates: (i) the date on which the proceeds for the Limited Partner’s subscription are invested in the market; and (ii) the Initial Closing date.  Any withdrawal request approved by the General Partner or its agent shall be effective as of the close of business on the Withdrawal Date specified in the Notice of Withdrawal.

(c) In the event a Limited Partner has delivered an appropriate Notice of Withdrawal to the Partnership, the General Partner shall distribute to the withdrawing Limited Partner, per Unit withdrawn, an amount equal to the Net Asset Value Per Unit as of the effective time of the withdrawal on the Withdrawal Date.  Any such Limited Partner’s Capital Account shall be reduced by the amount so paid and its Partnership Interest shall be adjusted accordingly as of the Withdrawal Date.  Payment for the withdrawn Units shall be made within 30 days after the Withdrawal Date.  From the time of the General Partner’s receipt of a Notice of Withdrawal to the effective time of the withdrawal on the Withdrawal Date, the Units will remain at risk in the business of the Partnership and the withdrawing Limited Partner shall have all the rights of a Limited Partner under this Agreement.

(d) No Limited Partner may withdraw less than all of the credit balance of its Capital Account in accordance with the above provisions if, as of the Withdrawal Date, such withdrawal would reduce the credit balance of its Capital Account to less than ten full Units (after subtracting the amount such Limited Partner wishes to withdraw).

(e) Notwithstanding the provisions of Section 8.5(d), if the General Partner determines it is in the best interests of the Partnership, it may permit a Limited Partner, including the Original Limited Partner, to withdraw part or all of the credit balance in his Capital Account at any time.

(f) A Limited Partner shall have no personal liability for the debts, liabilities and other obligations of the Partnership from and after the effective date of a complete return of the credit balance in such Limited Partner’s Capital Account as provided in this Section 8.5, except to the extent provided under Illinois law for Partnership debts and liabilities incurred prior to such effective date, and then only for amounts withdrawn by or distributed to such Limited Partner.

(g) Subject to subsection (a) and (b) of this Section 8.5 and to the following, the General Partner, acting alone or, at its election, in conjunction with the Subscription Agent, shall honor all Notices of Withdrawal in the order they are received (on the basis of postmark or delivery, with the General Partner selecting Units for withdrawal by lot with respect to Notices of Withdrawal received on the same date).  If, however, the number of withdrawals requested for any month or over any other given period of time, in the opinion of the General Partner, (i) threatens the termination of the Partnership or the Partnership’s tax year; or (ii) is otherwise detrimental to the tax status of the Partnership, the General Partner may (but is not required to) select by lot only so many withdrawals as will, in its judgment, not result in such consequences.  The General Partner shall notify the Limited Partners in writing within 10 days after the effective date of the withdrawal whether or not their Units have been withdrawn.  Any Units not withdrawn in this event shall remain at risk in the business of the Partnership and shall not be withdrawn absent another separate Notice of Withdrawal given in the manner provided in this Section 8.5.  In addition, if during the ten day period preceding the effective date of withdrawal, futures and forward contracts representing 10% or more of the Partnership’s portfolio of futures positions cannot be traded as a result of trading limits in applicable exchanges, then the Partnership may (but is not required to) suspend all withdrawals for a period of up to 10 days after the trading limit is no longer applicable.  In the event of a suspension of withdrawals, all Units will remain at risk in the business of the Partnership and shall not be withdrawn absent a Notice of Withdrawal given following the lifting of the suspension by the General Partner and in the manner otherwise provided in this Section 8.5.

(h) A Limited Partner which is also the General Partner may withdraw any part or all of the credit balance in its Capital Account at the close of any Accounting Period, upon not less than ten days prior written notice to the Partnership, notwithstanding the time limitations and other restrictions set forth above.

Section 8.6. Additional Capital Contributions

Any Limited Partner may make additional Contributions of Capital, but only in the manner set forth in Section 8.3.

Section 8.7. Removal of Limited Partners; Reduction of Interests

(a) If any application by or business activity of the Partnership or any person or entity affiliated with the Partnership for membership or participation in any commodities, options or securities exchange, clearing agency, or other self-regulatory organization is denied, limited, conditioned or otherwise adversely affected by reason of any Limited Partner’s interest in the Partnership, and such Limited Partner does not, within thirty (30) days following receipt of written notice thereof, cure any defect or other cause of such adverse action, to the sole and absolute satisfaction of the General Partner, such Limited Partner shall be deemed to have elected to have withdrawn his Capital Account in the manner provided for in Section 8.5; provided, however, that such withdrawal shall be effective as of the close of the month in which said thirty (30) day period ends; and further provided that the time limitations and further notice provisions contained in Section 8.5(b) shall not apply.  For purposes of determining the balance in the Limited Partner’s Capital Account as of the close of such month, the General Partner shall close the Partnership’s books and allocate Net Profits and Net Losses as of such date.  Upon such redemption, such Limited Partner shall have only such rights and be obligated to only such liabilities as may otherwise be provided in this Agreement.

(b) If, at the close of any month during the term of the Partnership, the aggregate total of Units held by all ERISA Limited Partners would represent more than 24.9 percent of the aggregate total of Units held by all Limited Partners (regardless of the reason for such overage), the number of Units held by each ERISA Limited Partner may be reduced and redeemed in sufficient amounts so that the sum of all Units held by all ERISA Limited Partners does not exceed 24.9 percent of the aggregate total of Units held by all Limited Partners.  The amount of any such reduction shall be paid, within 5 business days of such reduction, to the appropriate Limited Partners as though the amount had been withdrawn pursuant to Section 8.5.  The Units held by all ERISA Limited Partners, if reduced hereunder, shall be reduced and redeemed by the same percentage in order to fund the reduction provided for by this Section.  Operation of this Section 8.7(b) and the reductions and redemptions contemplated hereby are expressly consented to by each ERISA Limited Partner.

ARTICLE IX

ALLOCATIONS AND DISTRIBUTIONS

Section 9.1.  Allocation of Net Profits and Net Losses

Allocations among Partners.  Net Profits and Net Losses of the Partnership shall be allocated among the Partners during each Accounting Period in the proportion which the number of Units held by each such Partner on the first day of the relevant Accounting Period bears to the total of all Units held by all Partners on such date.

Section 9.2. Distributions

(a) Subject to the limitations set forth in Section 9.2(b), the Partnership may distribute such portion of the Net Profits during each Accounting Period as the General Partner, in its sole and absolute discretion, shall determine from time to time.  However, the General Partner’s and Partnership’s general policy shall be to not make any Distributions.  Except to the extent provided in Section 11.2, the amount of all Distributions to Limited Partners shall be computed and paid to each of the Limited Partners in the proportion which the number of Units held by each such Limited Partner on the first day of the relevant Accounting Period bears to the total of all Units held by all Limited Partners on such date.

(b) Before making any Distribution, the Partnership must have available to it unencumbered funds sufficient for such Distribution after taking into account the amounts necessary to provide a reasonable reserve for the continuing conduct of the business of the Partnership and to provide the Partnership with normal working capital.  The amount of such reserve shall be determined by the General Partner in its sole and absolute discretion and shall include such funds as the General Partner deems reasonably necessary or appropriate in order to meet the foreseeable requirements of the Partnership for the Accounting Period in which the Distribution is to be made.

Section 9.3. Federal Income Tax Allocations

(a) The Partnership’s income and expense and capital gain or loss from its investment and trading operations shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes.  Allocations shall be pro rata from (i) short-term gain or loss and (ii) long-term capital gain or loss and (iii) operating income or loss realized and recognized by the Partnership.

(1) Items of income gain, loss, deduction and expense shall be allocated pro rata among the Partners based on their respective Capital Accounts as of the end of each Accounting Period in which such items accrue, after taking into account the allocation of Management Fees attributable to such Partner.

(2) Any gain or loss required to be taken into account in accordance with Section 1256 of the Code shall be considered a realized gain or loss for purposes of this Section 9.3.

(b) In the event that a Partnership Interest has been assigned, the allocations prescribed by this Section 9.3 shall be made with respect to such Partnership Interest without regard to the assignment, except that in the year of assignment the allocations prescribed by this Section 9.3 shall be divided between the assignor and the assignee based on the number of months each held the assigned Partnership Interest.

(c) The allocations set forth in this Section 9.3 are intended to allocate taxable profit and loss among Partners generally in the ratio and to the extent that Net Profit and Net Loss are allocated under Section 9.1 so as to eliminate, to the extent possible, any disparity between a Partner’s Capital Account and his tax basis account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

(d) Notwithstanding anything herein to the contrary, in the event that at the end of any Partnership taxable year, any Limited Partner’s tax basis is adjusted for, or such Limited Partner is allocated, or there is distributed to such Limited Partner, any item described in Treasury Regulation Section 1.704-(b)(2)(ii)(d)(4), (5) or (6) in an amount not reasonably expected at the end of such year, and such treatment creates a deficit balance in such Limited Partner’s tax basis, then such Limited Partner shall be allocated all items of income and gain of the Partnership for such year and for all subsequent taxable years of the Partnership until such deficit balance has been eliminated.  In the event that any such unexpected adjustments, allocations or distributions create a deficit balance in the tax basis accounts of more than one Limited Partner in any Partnership taxable year, all items of income and gain of the Partnership for such taxable year and all subsequent taxable years shall be allocated among all such Limited Partners in proportion to their respective deficit balances until such deficit balances have been eliminated.  Upon the dissolution and termination of the Partnership, the General Partner must contribute to the Partnership an amount equal to any deficit balance in its tax basis account.  This paragraph is intended to constitute a “qualified income offset” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.  Under no circumstances shall any Limited Partner be obligated to the Partnership to restore any deficit balance in his tax basis account.

Section 9.4. Section 754 Election

The General Partner may, in its sole and absolute discretion, make an election on behalf of the Partnership under Section 754 of the Code to adjust the tax basis of its assets.

Section 9.5. Fiscal Year

Except as otherwise required by the Code, the fiscal year of the Partnership shall be the calendar year.

ARTICLE X

MANAGEMENT OF THE PARTNERSHIP

Section 10.1. Powers of the General Partner

(a) The General Partner shall have exclusive authority to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership.  Pursuant to the foregoing, it is understood and agreed that the General Partner shall have all of the rights and powers of a general partner as provided in the Act and as otherwise provided by law and any action taken by the General Partner shall constitute the act of and serve to bind the Partnership.  In dealing with the General Partner acting on behalf of the Partnership, no person shall be required to inquire into the authority of the General Partner to bind the Partnership.  Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partner as set forth in this Agreement.  The General Partner is hereby granted the right, power and authority to execute and deliver on behalf of the Partnership such documents or instruments relating to Partnership affairs as may be appropriate to the conduct of Partnership business including, without limitation, the Agreement, applications or reports to or with the Commodity Futures Trading Commission (the “CFTC”), the SEC, state securities commissions and with any boards of trade and other national securities or commodity exchanges and contract markets, consulting agreements, and any amendments thereto, and to execute all other agreements, documents, or instruments necessary for proper conduct of the affairs of the Partnership.  Further, the General Partner in its sole and absolute discretion shall have the power on behalf of the Partnership:

(1) To engage in all transactions involving Partnership activities on or off securities or commodity exchanges or contract markets on which the Partnership shall be authorized to be so engaged;

(2) To acquire or invest and reinvest funds in government securities (as that term is defined in the 1940 Act), foreign exchange, Eurodollar deposits, certificates of deposit, futures contracts, currencies, precious metals, commodities, commodity instruments, cash forward transactions and options traded on commodity exchanges (collectively, “Instruments”);

(3) To borrow and to raise monies and, from time to time, to issue, accept, endorse, and execute promissory notes, drafts, bills of exchange, bonds, debentures and other negotiable or nonnegotiable instruments or evidences of indebtedness in the name of the Partnership, and to secure the payment of any other instrument of lien, conveyance or assignment in trust upon the whole or any part of the property of the Partnership, whether at that time owned or thereafter acquired, with the provision that no creditor making a loan may have or acquire, at any time, as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor;

(4) To make such arrangements with respect to bank accounts and to authorize signatures for checks, notes and other instruments of the Partnership as it shall deem appropriate;

(5) To employ, on behalf of the Partnership, a Subscription Agent, selling brokers, floor brokers and traders, agents, consultants, advisers, employees, accountants, lawyers, brokers, clerical help, and to obtain such other assistance and services as may seem proper and to pay such remuneration as the General Partner may deem reasonable and appropriate but not in excess of any other limitations set forth in this Agreement, whether or not such assistance or services are rendered by an Affiliate;

(6) To enter into such agreements with futures commission merchants, introducing brokers, government securities dealers, broker-dealers and dealers (collectively “brokers”) upon such terms and conditions as may be necessary or desirable;

(7) To deposit with any such futures commission merchants and brokers, Instruments and cash on behalf of the Partnership; and to borrow money or execute margin agreements in connection with the purchase or sale of any of the instruments or contracts described in Article IV;

(8) To possess, transfer, mortgage, pledge or otherwise deal in, and to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Instruments;

(9) To sue, and be sued, complain and defend, compromise and settle claims in the name of, or on behalf of, the Partnership;

(10) To have and maintain one or more offices within or without the State of Illinois and to rent or acquire office space, engage personnel and do such other acts and things as may be necessary or desirable in the maintenance of such office or offices;

(11) To enter into, make and perform contracts, agreements, and other undertakings to the extent necessary or desirable in the accomplishment of Partnership purposes;

(12) To make representations and disclosures of information concerning the Partnership and the Partners; to pay required fees and dues and to perform all such additional undertakings to the extent necessary or desirable in connection with such applications;

(13) In connection with any offering of Units, to: (i) cause to be filed one or more offering statements or registration statements and related documentation, and all amendments thereto, with the SEC, the National Association of Securities Dealers, Inc. (“NASD”) and/or any other domestic or foreign authorities for the registration and offering of Units in the United States or elsewhere and one or more offering circulars or prospectuses and amendments and supplements thereto with the CFTC and the National Futures Association (the “NFA”); (ii) register or otherwise qualify Units for offering and sale under the “blue sky” and/or securities laws of any states of the United States and other domestic or foreign jurisdictions; (iii) make all arrangements for the offering and sale of Units, including, without limitation, the execution on behalf of the Partnership of a soliciting dealer agreement with one or more soliciting dealers for the offer and sale of the Units; and (iv) take all such action with respect to the matters described in the preceding clauses (i) through (iii) as the General Partner deems appropriate;

(14) To take all such action as the General Partner deems appropriate to avoid the requirement that the Partnership register as an investment company under the 1940 Act; and

(15) To do all such other things and engage in all other transactions, including the borrowing and lending of money and other property, as the General Partner shall deem necessary or appropriate to the exercise of the foregoing powers or to carry out the purpose of the Partnership, though not expressly enumerated herein.  No rule of law for construction of contracts shall limit the powers of the General Partner to the powers specifically enumerated herein.

Section 10.2. Additional Limited Partners

The General Partner shall have the authority and right to admit Additional Limited Partners and Substituted Limited Partners in accordance with the procedures provided for in Section 8.3, in its sole and absolute discretion. By executing or otherwise adopting this Agreement, each Limited Partner shall be deemed to have consented to the admission of all Additional Limited Partners admitted to the Partnership by the General Partner.

Section 10.3. Duties

The General Partner shall manage and control the Partnership, its business and affairs, to the best of its ability and shall use its best efforts to carry out the business of the Partnership as set forth in Article IV. The General Partner shall devote such time to the Partnership business as it, in its sole and absolute discretion, shall deem to be necessary to manage and supervise the Partnership business and affairs in an efficient manner; provided, however, that nothing in this Agreement shall preclude the employment, of any agent or third party to manage or provide other services to the Partnership.

The General Partner may delegate its responsibility, in whole or in part, for the investment of the Partnership’s assets to one or more qualified trading advisors and may delegate trading discretion to such persons.  If the General Partner elects to direct trading for the Partnership itself, the General Partner may nonetheless render advisory services to other clients or accounts and may employ and use the same trading strategies which are utilized in managing the Partnership’s investments.  However, the General Partner agrees and represents that any such other services will not affect its capacity to continue to render services to the Partnership of the quality and nature contemplated by this Agreement.  If the General Partner determines to delegate its responsibility for trading decisions to one or more trading advisors, it may negotiate and enter into one or more management agreements with the advisor(s) on behalf of the Partnership, including a management agreement under which the General Partner is one of the advisors.

Section 10.4. Independent Activities of the General Partner

The General Partner shall not be required to manage the Partnership as its sole and exclusive function and the General Partner as well as any one or more of the Affiliates of the General Partner may have other business interests and may engage in other activities in addition to those relating to the Partnership, including the rendering of advice or services of any kind to other investors and the making or management of other investments and/or trading vehicles, including those similar to those of the Partnership.  Neither the Partnership nor any Partner shall have any interest or right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom; and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

The parties hereto further expressly acknowledge that the engagement of any Partners in such other activities shall not be considered a breach of any fiduciary or other duty such Partner may have to the Partnership or to the other Partners.  The General Partner, on behalf of the Partnership, may employ from time to time an Affiliate to provide services for or to the Partnership, or may enter into other agreements or arrangements with any such person, provided that the General Partner shall not enter into any agreement or arrangement with the General Partner or one or more Affiliates on terms less favorable to the Partnership than those customarily charged by an unrelated party for similar services.  The validity of any transaction, agreement or payment involving the Partnership and an Affiliate otherwise permitted by the terms of this Agreement shall not be affected by reason of the relationship between a General Partner and such Affiliate.

Section 10.5. Tax Matters Partner

The General Partner shall, initially, be the Partnership’s Tax Matters Partner, and shall have complete authority and discretion with respect to all federal and state tax matters, including, without limitation, conducting all audits and other proceedings with the Internal Revenue Service, settlement of all tax controversies, selection of the forum for any contest relating thereto and employment of all auditors and attorneys.  The Tax Matters Partner will keep the Partners advised of the status thereof.  The General Partner may appoint successor or substituted Tax Matters Partner(s) in its sole discretion.

Section 10.6. Limited Partner Interest of General Partner

The General Partner and any Affiliates of the General Partner shall have the right to become Limited Partners of the Partnership by making appropriate Capital Contributions and purchasing Units, as provided in Article VIII.

ARTICLE XI

COMPENSATION OF GENERAL PARTNER

Section 11.1. Management Fee

(a) In consideration for all of its management and trading services, the General Partner will receive a monthly “Management Fee” of 0.0833% (1% annually) of the net assets of the Index Fund as of the end of the preceding month.  The Management Fee shall be paid by the Partnership within ten (10) business days of the close of each month.

 (b) For federal income tax purposes, the above compensation shall be treated as ordinary and necessary expenses of the Partnership paid to the General Partner (not acting in its capacities as Partner) in accordance with Section 707(a) of the Code.

Section 11.2. Partnership Expenses

The Partnership shall pay (i) administrative expenses including operating expenses and third party suppliers of goods and services; (ii) any expenses reasonably incurred in connection with the transfer, withdrawal, purchase or sale of Units, which shall include, without limitation, professional legal, accounting and/or transfer agent fees in connection with the disposition of Units; and (ii) any and all brokerage commissions, clearing house charges, exchange or regulatory fees and similar charges attendant to the execution of futures or forwards trades (but not with respect to the execution of trades in United States Government Securities) by the Partnership.

In any event, the Management Fee, any advisory fees and all other fees, except for incentive fees and commodity brokerage commissions, when added to the customary and routine administrative expenses of the Partnership shall not exceed 1/2 of 1% of Net Assets per month (not to exceed 6% annually).  For the purpose of this limitation, customary and routine administrative expenses shall include all expenses of the Partnership other than commodity brokerage commissions, incentive fees, the actual cost of legal and audit services and extraordinary expenses.  The General Partner shall not receive a Net Asset fee if it receives, directly or indirectly, any portion of the brokerage commissions.

ARTICLE XII

EXCULPATION AND INDEMNIFICATION

Section 12.1. Liability to Partnership or Limited Partners

(a) None of the Partners shall be liable, responsible or accountable in damages or otherwise to the Partnership or any other Partner for any action taken or failure to act on behalf of the Partnership within the scope of the authority conferred on the Partners by this Agreement or by law unless such act or omission constituted misconduct or was performed or omitted fraudulently or in bad faith or constituted negligence.

(b) None of the Partners shall be liable for the return or repayment of all or any portion of the capital or profits, including a Partner’s Capital Contribution and Capital Account, of any Partner (or transferee), it being expressly agreed that any such return of capital or payment of profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

Section 12.2. Indemnification

(a) The Partnership shall indemnify and hold harmless each Partner (as well as each Member, manager, agent, officer or employee of the General Partner and each Partner, Trustee, Officer or Director of a Member of the General Partner, when acting on behalf of the Partnership or in connection with, Partnership business) from and against any loss, expense, damage or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Partnership or in furtherance of the interests of the Partnership, or the issuance and sale of Units including but not limited to any judgment, award, settlement, attorney’s fee and other cost or expense incurred in connection with the defense of any actual or threatened action, proceeding or claim; if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were for a purpose reasonably believed to be in the best interests of the Partnership and did not constitute misconduct or were not performed or omitted fraudulently or in bad faith or as a result of negligence by the Partners.  Any such indemnification shall be only from the assets of the Partnership.

(b) The Partnership shall indemnify and hold harmless each Limited Partner from and against any expense, including reasonable attorney’s fees, incurred in connection with the defense of any actual or threatened action, proceeding or claim arising from the personal liability of any Limited Partners to creditors of the Partnership, except to the extent provided in Section 8.5(f) for debts, liabilities and other obligations of the Partnership.

(c) Notwithstanding anything to the contrary contained in this Section 12.2, the General Partner and any person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless the following conditions are met:

(1) There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or

(2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or

(3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and

(4) in the case of subsection (c)(3), a court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority where Units were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised and consider the positions of the securities regulatory authorities of those states (i) which are specifically set forth in this Agreement and (ii) in which plaintiffs claim they were offered or sold Units.

(d) The Partnership may not incur the cost of that portion of liability insurance which insures the General Partner for any liability as to which the General Partner is prohibited from being indemnified under this section.

(e) The provision of advancement from Partnership funds to a General Partner or its Affiliates for legal expenses and other costs incurred as a result of any legal action is permissible if the following conditions are satisfied:

(1) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership;

(2) the legal action is initiated by a third party who is not a Partner, or the legal action is initiated by a Partner and a court of competent jurisdiction specifically approves such advancement; and

(3) the General Partner or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such person is not entitled to indemnification under this section.

ARTICLE XIII

LIMITED PARTNERS

Section 13.1. No Role in Management

The Limited Partners shall not participate in the management or control of the Partnership’s business nor shall they transact any business for the Partnership, nor shall they have the power to act for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

Section 13.2. Bankruptcy, Death or Incompetency

The termination, dissolution, bankruptcy (as defined in Section 16.2), death or incompetency (as defined in Section 14.3) of a Limited Partner shall not cause a dissolution of the Partnership, but the right of such Limited Partner to share in the Net Profits and Net Losses of the Partnership shall, on the happening of such an event, devolve on its legal representatives, heirs, administrators, executors or successors, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership.  The legal representatives, heirs, administrators, executors or successors of such Limited Partner shall be liable for all the obligations of such Limited Partner under this Agreement.  However, in no event shall such representatives, heirs, administrators, executors or successors become a Limited Partner without the consent of the General Partner.

Section 13.3.  Limited Liability of Limited Partners

Upon acceptance of a Limited Partner’s Subscription Agreement by the General Partner and receipt by the General Partner of the entire Capital Contribution of that Limited Partner, the interest in the Partnership owned by that Limited Partner shall be fully paid and nonassessable.  Except as provided under the Act, no Limited Partner shall be liable for Partnership obligations in excess of the capital contributed by him, plus his share of undistributed Net Profits credited to his Capital Account.

ARTICLE XIV

TRANSFER OF INTERESTS BY LIMITED PARTNERS

Section 14.1.  Restriction on Transfers

A Limited Partner may not sell, transfer, assign, donate or otherwise convey the whole or any part of his Partnership Interest except as provided in this Article XIV.

Section 14.2.  Bankruptcy, Death or Incompetency

Upon the termination, dissolution, bankruptcy (as defined in Section 16.2), death or incompetency (as defined in Section 14.3) of a Limited Partner, the legal representatives, heirs, administrators, executors or successors (hereinafter “Representative”) shall succeed to the right of the Limited Partner to share in the Net Profits and Losses of the Partnership, subject to the terms and conditions of this Agreement.  At the end of the Accounting Period in which the termination, dissolution, bankruptcy, death or incompetency occurs, the interest of the referenced Limited Partner shall be redeemed completely in the manner provided in Section 8.5.

Section 14.3.  Definition of Incompetency

For purposes of this Agreement, a Partner shall be considered “incompetent” upon the appointment by a court of a guardian, committee, conservator, curator or similar personal representative to manage his property, business and affairs.

Section 14.4.  Admission of Substituted Limited Partners

(a) Anything in this Agreement to the contrary notwithstanding, no assignee of the whole or any portion of a Limited Partner’s interest in the Partnership shall have the right to become a Substituted Limited Partner in place of his assignor unless the assigning Limited Partner shall designate his intention in a written instrument of assignment and unless the written consent of the General Partner to such substitution shall be obtained (which consent shall be within the sole and absolute discretion of the General Partner to grant or deny), except that the economic benefits of ownership may be transferred or assigned without regard to such consent if the transfer or assignment will not cause a violation of any applicable securities laws, cause a termination of the Index Fund or cause the Index Fund to be classified as an association taxable as a corporation.

(b) Notwithstanding the granting of the aforementioned consent by the General Partner, the admission of an assignee as a Substituted Limited Partner shall be further conditioned upon:

(1) The assignment instrument being in form and substance reasonably satisfactory to the General Partner;

(2) The assignor and assignee named therein executing and acknowledging such other instrument or instruments as the General Partner may deem necessary or desirable to effectuate such admission;

(3) The assignee’s written acceptance and adoption of all of the terms and provisions of this Agreement as the same may have been amended;

(4) The assignee’s execution of a Power of Attorney in the form described in Article XXI;

(5) Such assignee paying or obligating himself to pay all reasonable expenses connected with such admission (the amount of such expenses to be determined by the General Partner); and

(6) The submission to the General Partner of an opinion of counsel, in form and substance satisfactory to the General Partner, that the transfer of the interest in the Partnership and the admission of the Substituted Limited Partner, will not cause a violation of any applicable securities laws, cause a termination of the Partnership pursuant to the Code or cause the Partnership to be classified as an association taxable as a corporation.

(c) In no event shall an interest in the Partnership be assigned or transferred to a minor or incompetent.  Any such transfer shall be void and ineffectual and shall not bind the Partnership.

(d) No transfers may be made where, after the transfer, either the transferee or transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates, except this restriction will not prevent a transferor from transferring all of the remaining Units held by the transferor.

(e) Upon advice of counsel, the General Partner shall eliminate or modify any restrictions on substitutions or assignment at such time as the restriction is no longer necessary.

ARTICLE XV

WITHDRAWAL OR SUBSTITUTION OF GENERAL PARTNER

Section 15.1.  Withdrawal of a General Partner

(a) The General Partner may not withdraw as General Partner prior to January 1, 2006.  Thereafter, no withdrawal shall be effective unless and until the withdrawing General Partner tenders at least one hundred twenty (120) days’ prior written notice of withdrawal to all the then Partners.  If the General Partner withdraws as General Partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal.  In the event of removal or withdrawal of the General Partner, the General Partner is entitled to a redemption of its interest in the Partnership at its Net Asset Value on the next date as of which the Net Assets of the Partnership are determined following the date of the General Partner’s removal or withdrawal.

(b) If the General Partner should, at any time, be an individual, such General Partner may, at any time, substitute for himself as a General Partner, any entity in which he has not less than a 75% beneficial ownership interest in the substituted entity and any General Partner which is an entity may, at any time, substitute for itself any individual who has at least a 75% beneficial interest in such entity.

(c) In any substitution provided for in paragraph (b) of this Section 15.1, the substituting Partner must agree in writing to (i) continue to fully perform, as the designated representative of such entity, his or its duties and responsibilities and (ii) maintain such ownership interest as long as such individual or entity is a Partner.

ARTICLE XVI

DISSOLUTION OF THE PARTNERSHIP

Section 16.1.  Dissolution Events

The happening of any one of the following events shall work an immediate dissolution of the Partnership:

(1) The bankruptcy (as defined in Section 16.2) or withdrawal from the Partnership of the General Partner;

(2) The disposition of all or substantially all of the Partnership’s assets;

(3) The decision by the General Partner to dissolve the Partnership;

(4) The agreement by Limited Partners holding more than fifty percent (50%) of the then outstanding Partnership Interests owned by Limited Partners to dissolve the Partnership (subject to the provisions of Section 22.1); or

(5) The expiration of the term of the Partnership as provided in Article VI.

Section 16.2.  Definition of Bankruptcy

For purposes of this Agreement, the “bankruptcy” of a Partner shall be deemed to have occurred upon the happening of any of the following: (i) the filing of an application by the Partner for, or a consent to, the appointment of a trustee of his assets, (ii) the filing by the Partner of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing his inability to pay his debts as they come due, (iii) the making by the Partner of a general assignment for the benefit of creditors, (iv) the filing by the Partner of an answer admitting the material allegations of, or his consenting to, or defaulting in answering, a bankruptcy petition filed against him in any bankruptcy proceeding, or (v) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating the Partner a bankrupt or appointing a trustee for his assets.

ARTICLE XVII

ADDITIONAL PROVISIONS CONCERNING DISSOLUTION OF THE PARTNERSHIP

Section 17.1.  Liquidation of Partnership Property

(a) In the event of the dissolution of the Partnership, the General Partner shall commence to wind up the affairs of the Partnership and to liquidate the Partnership’s property.  The Partners shall continue to share Net Profits and Net Losses during the period of liquidation in the same proportion as before the dissolution.  The General Partner shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership property, including securities positions, in a prompt, reasonable and orderly manner, having due regard to the activity and condition of the relevant market and general financial and economic conditions.  The proceeds of the liquidation and of any other funds of the Partnership shall be distributed and allocated among all Partners in proportion to the credit balances in their respective Capital Accounts, after all allocations of Net Profits and Net Losses earned and incurred in the course of liquidation, pursuant to Article IX.  The General Partner shall set up such cash reserves as it may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership.  Any such cash reserves shall be held and applied by the General Partner until the General Partner in its sole and absolute discretion shall determine that such reserves may be terminated, at which time the balance shall be allocated among all Partners in proportion to the credit balances in their respective Capital Accounts.

(b) If, at the appropriate time, there is no General Partner, a majority of the Limited Partners, voting by Units, may elect a liquidating trustee who shall have all of the powers of a General Partner in liquidating the Partnership.  For purposes of this Article 17 only, the term “General Partner” shall also include any such liquidating trustee.

Section 17.2.  Final Accounting

Within a reasonable time following the completion of the liquidation of the Partnership’s Property, the General Partner shall supply to each of the Partners a statement, audited by the Partnership’s regular independent public accountants, which shall set forth the assets and the liabilities of the Partnership as of the date of complete liquidation and each Partner’s pro rata portion of Distributions pursuant to Section 17.1.

Section 17.3.  Rights of Partners on Liquidation

Each Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his Capital Contribution thereto and share of Net Profits or Losses thereof, and shall have no recourse therefore (upon dissolution or otherwise) against the General Partner or any Limited Partner.  No Partner shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership, except as otherwise determined by the General Partner.

Section 17.4.  Filing Final Documents

Upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Partnership shall terminate and the General Partner, shall have the authority to execute and record a Certificate of Cancellation of the Partnership, as well as any and all other documents required to effectuate the dissolution and termination of the Partnership.

ARTICLE XVIII

NOTICES

All notices and demands required or permitted under this Agreement shall be in writing and may (except in the event of a strike involving the U.S. Postal Service) be sent by certified or registered mail, postage prepaid, to the Partners at their addresses as shown from time to time on the records of the Partnership.  Any Partner may specify a different address by notifying the General Partner in writing of such different address.

ARTICLE XIX

BOOKS OF ACCOUNT, ACCOUNTING AND REPORTS

Section 19.1. Books of Account and Monthly Report

The General Partner shall keep proper and complete records and books of account of the Partnership in which shall be entered fully and accurately all transactions and other matters relative to the Partnership’s business as are usually entered into records and books of account maintained by persons engaged in businesses of a like character.  The records and books of account shall be kept at the principal place of business of the Partnership and each Limited Partner and his authorized representatives shall have at all times, during reasonable business hours, free access to and the right to inspect such books of account; provided that such inspection is made in good faith and without any intent to damage the Partnership or any of the Partners.  A copy of the list of names and addresses of all Partners, shall be mailed to any Limited Partner or his representative requesting, in writing, such a list, within ten days of the request; provided, however, that the General Partner may require written confirmation that such information will be used only for a bona fide Partnership, and not a commercial, purpose.  The cost of reproduction and mailing of such is to be borne by the requesting Limited Partner and paid in advance.  In addition, the General Partner shall furnish to the Limited Partners monthly account statements reporting the activities of the Partnership during such month.  The general partner shall maintain and preserve the above records for a period of at least five years.

Section 19.2.  Annual Report and Other Reports

The Partnership books and records shall be audited annually by independent accountants.  The Partnership will cause each Partner to receive (i) within 90 days after the close of each fiscal year, audited financial statements including a balance sheet and statements of income and partners’ equity for the fiscal year then ended and the average round turn rate for the fiscal year, and (ii) within 75 days after the close of each fiscal year, such tax information as is necessary for each Partner to complete his or her federal income tax return.  Within 45 days after each fiscal quarter, the Partnership shall cause each Partner to receive unaudited financial statements including a balance sheet and statements of income and Partner’s equity for the fiscal quarter then ended.  In addition, within 30 days after the end of each month the Partnership will provide each Limited Partner with reports showing Net Assets and Net Asset Value per Unit of Partnership Interest as of the end of such month, as well as information relating to the advisory and brokerage fees and other expenses incurred by the Partnership during such month.  Both annual and monthly reports shall include such additional information as the CFTC may require under the Commodity Exchange Act to be given to participants in commodity pools such as the Partnership.  The General Partner shall calculate the Net Asset Value per Unit of Partnership Interest daily and shall make such information available upon the request of a Limited Partner for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership.  The General Partner will submit to state securities law administrators any information which such administrators require to be filed, including, but not limited to, copies of the annual and monthly reports to be provided to Limited Partners.

In addition, if any of the following events occur, notice of such event shall be mailed to each Limited Partner within seven business days of the occurrence of the event: (i) a decrease in the Net Asset Value of a Unit of Partnership Interest to 50% or less of the Net Asset Value most recently reported; (ii) any material change in contracts with advisors including any change in advisors or any modification in connection with the method of calculating the General Partner Profit Distribution; (iii) any change in futures commission merchants of the Index Fund or any change in payment of brokerage commissions on a round turn basis; (iv) any change in the General Partner; (v) any material change in the Partnership’s trading policies; or (vi) any other material change affecting the compensation of any party.  Any notice sent pursuant to this paragraph will include a description of the Limited Partners’ voting rights and/or redemption rights under this Agreement.

Section 19.3.  Tax Returns and Elections

The General Partner shall cause income tax returns for the Partnership to be prepared and filed with the appropriate governmental authorities.  Within seventy-five (75) days after the close of each fiscal year of the Partnership, the General Partner shall send to each person who was a Partner at any time during the fiscal year then ended such information as will be sufficient to prepare documents which may be required to be filed under Federal income tax laws and other Federal laws.  The General Partner shall, in its sole and absolute discretion, make all elections under applicable provisions of the Code as shall be necessary or, when optional, in the interest of the Partnership, and shall timely file all such elections as made.

Section 19.4.  Partnership Funds

The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

The funds of the Partnership shall be deposited in such bank account or accounts in the name of the Partnership, or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the General Partner.  Amounts deposited in the Partnership accounts shall be used solely for the business of the Partnership.  All withdrawals from any such bank accounts and all liquidations of such investments shall be made by the duly authorized agent or agents of the General Partner.  Partnership funds shall be separately identified from those of any other person.

The Partnership shall make no loans.  Assets of the Partnership shall not be commingled with assets of any other entity.  Deposit of assets with a futures commission merchant, broker-dealer or government securities dealer shall not constitute commingling.  Except as provided herein, no person may receive, directly or indirectly, any fee for investment advice or management who shares or participates in any brokerage commissions or fees from transactions for the Partnership; no broker (including the General Partner and its affiliates) may pay, directly or indirectly, rebates or “give ups” to any trading advisor; and such prohibitions shall not be circumvented by any reciprocal business arrangements.

No loans shall be made available to the Partnership by the General Partner or any of its affiliates.

ARTICLE XX

AMENDMENT OF LIMITED PARTNERSHIP AGREEMENT; MEETINGS

Section 20.1.  Amendment with Consent of the General Partner

If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement (including the Partnership’s basic investment policies set forth in Article IV hereof), such amendment shall be effective only if approved in writing by the General Partner and by Limited Partners owning more than 50% of the Units of Partnership Interest then outstanding and if made in accordance with the Act.  Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement.  The General Partner may amend this Agreement without the consent of the Limited Partners in order to (i) clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus); (ii) delete or add any provision of or to the Agreement required to be deleted or added by the staff of any federal or state agency (including, without limitation, the SEC or CFTC); or (iii) make any amendment to the Agreement which the General Partner deems advisable (including but not limited to amendments necessary to effect the allocations proposed herein or to change the name of the Partnership), provided that such amendment is not adverse to the Limited Partners or is required by law.

Section 20.2.  Meetings

Upon receipt of a written request signed by Limited Partners owning at least 10% of the Units of Partnership Interest then outstanding, delivered in person or by certified mail, that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within fifteen days after receipt of such request, call a meeting of the Partnership.  Such meeting shall be held at least thirty but not more than sixty days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

Section 20.3.  Amendments and Actions Without Consent of the General Partner

At any meeting called pursuant to Section 20.2, upon the approval by an affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the outstanding Units of Partnership Interest, the following actions may be taken: (i) this Agreement may be amended in accordance with the Act; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new General Partner may be admitted immediately prior to the removal of the General Partner provided that the new General Partner of the Partnership shall continue the business of the Partnership without dissolution; (iv) if the General Partner elects to withdraw from the Partnership a new General Partner or General Partners may be admitted immediately prior to withdrawal of the General Partner provided that the new General Partner of the Partnership shall continue the business of the Partnership without dissolution; (v) any contracts with the General Partner, any of its affiliates or any commodity trading advisor to the Partnership may be terminated on sixty days’ notice without penalty; and (vi) the sale of all the assets of the Partnership may be approved.

Section 20.4.  Continuation

Upon the assignment by the General Partner of all of its interest in the Partnership, or the withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Act, the Partnership is not dissolved and is not required to be wound up by reason of such event if, within 90 days after such event, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of a successor General Partner.  In the event of the withdrawal by the General Partner and the continuation of the Partnership pursuant to this paragraph, the General Partner shall pay all expenses incurred as a result of its withdrawal.

Section 20.5.  Amendment of Certificate of Limited Partnership

In the event this Agreement shall be amended pursuant to this Article XX, the General Partner shall amend the Certificate of Limited Partnership to reflect the change if it deems such amendment of the Certificate to be necessary or appropriate.

ARTICLE XXI

POWER OF ATTORNEY

Each of the Limited Partners irrevocably constitutes and appoints the General Partner, as its true and lawful attorney, in its name, place and stead, to make, execute, acknowledge and file:

(1) A Certificate of Limited Partnership under the laws of the State of Illinois;

(2) Any certificate or other instrument which may be required to be filed by the Partnership, including an Application for an Assumed Name Certificate under the laws of the State of Illinois (or any other state for which the General Partner shall deem it advisable to file, upon advice of counsel); and

(3) Any and all amendments or modifications of the instruments described above; it being expressly intended by each of the Limited Partners that the foregoing power of attorney is coupled with an interest.  The foregoing power of attorney shall survive the delivery of an assignment by any of the Limited Partners of the whole or any portion of his Partnership Interest except that where an assignee of such Partnership Interest has been approved by the General Partner as a Substituted Limited Partner, then the foregoing power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any and all instruments necessary to effectuate such substitution.  A similar power of attorney shall be one of the instruments which the General Partner shall require an assignee of a Limited Partner to execute as a condition of his admission as a Substituted Limited Partner.

ARTICLE XXII

MISCELLANEOUS

Section 22.1.  Limitation of Limited Partners’ Voting Rights

Notwithstanding any other provisions of this Agreement, the rights to vote provided to the Limited Partners under this Agreement shall be null and void and of no effect or existence and shall not be exercisable if the Partnership shall have received an opinion of counsel (obtained by the General Partner or any Limited Partner), other than counsel for the General Partner (unless such counsel shall have been approved by Limited Partners holding more than half of the then outstanding Partnership Interests owned by Limited Partners), to the effect that the exercise of such rights will adversely affect the status of such holders as Limited Partners, including their limited liability.  If the General Partner does not intend to obtain such opinion, it will so indicate by written notice to the Limited Partners.  If no such opinion has been obtained by a Limited Partner within 15 days of such notice, the Limited Partners shall proceed with a vote on the particular contemplated action; provided, however, that the approval of an opinion of counsel by the Limited Partners with respect to a particular contemplated Partnership action shall not affect their rights to vote on other future actions as provided in this Agreement.

Section 22.2.  Entire Agreement

This Agreement constitutes the entire agreement among the parties.  It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

Section 22.3.  Governing Law

This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Illinois, without regard to conflicts of law issues.

Section 22.4.  Binding on Successors and Assigns

Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

Section 22.5.  Singular and Plural, Masculine and Feminine

Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

Section 22.6.  Captions

Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

Section 22.7.  Severability

If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

Section 22.8.  Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.  In addition, each Limited Partner may become a signatory to this Agreement by executing a Subscription Agreement.  By such execution, each Limited Partner shall be deemed to have adopted, and to have agreed to be bound by, all of the provisions of this Agreement.  The original of this Agreement executed by the General Partner and the Original Limited Partner, and the duly executed Subscription Agreements, taken together, shall constitute a single instrument.

Section 22.9. Further Assurances

Each of the Limited Partners agrees hereafter to execute, acknowledge, deliver, file, record and publish such further certificates, instruments, agreements and other documents and to take all such further action as may be required by law or deemed by the General Partner to be necessary or useful in furtherance of the Partnership’s purposes and the objectives and intentions underlying this Agreement and not inconsistent with the terms of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

BEELAND MANAGEMENT COMPANY, L.L.C

By:	/S/ WALTER T. PRICE III
Walter T. Price III
Managing Member, As General Partner

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner:

BEELAND MANAGEMENT COMPANY, L.L.C

By:	/S/ WALTER T. PRICE III
Walter T. Price III
Managing Member

ANNEX A TO LIMITED PARTNERSHIP AGREEMENT

REQUEST FOR REDEMPTION OF UNITS IN

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

The undersigned, a limited partner of Rogers International Raw Materials Fund, L.P. (the “Partnership”), hereby provides notice to DPM Mellon, LLC, Two Worlds Fair Drive, Somerset, New Jersey 08875-6741 (the “Redemption Agent”), and to Beeland Management Company, L.L.C., 141 W. Jackson Blvd., Suite 1340A, Chicago, Illinois 60604 (the “General Partner”) of its desire to withdraw or redeem all or a portion of the credit balance from its capital account.

1.               Type of Withdrawal (check one):

☐ Complete Withdrawal

☐ Partial Withdrawal

If a Partial Withdrawal, specified below is either the percentage of the credit balance in the Capital Account that the limited partner wishes to withdraw or the dollar amount of capital which the limited partner wishes to have returned to him.  (Any such withdrawals may only be in increments of a unit’s Net Asset Value, as defined in the Partnership’s Agreement of Limited Partnership, as amended):

           %  OR  $

The redemption price per unit will be the Net Asset Value per unit as of the close of business on the withdrawal date.

2.               Desired Withdrawal Date:

(Note: The withdrawal date must be the last trading day of a month and at least 60 days following the date hereof.  Withdrawals may be made only after an initial holding period of three months.)

3.               The undersigned requests that the withdrawn amounts be delivered to:            at the following address:

Any redemption request approved by the general partner or its agent shall be effective as of the close of business on the redemption date specified above.

Name of Limited Partner

Signature of Limited Partner

SUBSCRIPTION INSTRUCTIONS

Rogers International Raw Materials Fund, L.P.

Any person considering subscribing for the Units should carefully read and review a current Prospectus.

This Subscription Agreement accompanies the Prospectus dated [•].

SECTION

1.               Check box for new investment or additional investment.  Enter the dollar amount being invested in Section 1.

2.               Indicate method of payment.  If a brokerage account is to be debited for investment enter the investor’s brokerage account number and check the box,

3.               Check the appropriate box to indicate ownership type.

4.               Enter the name and the legal address of the investor (which is the residence or domicile address used for tax purposes) in Section 4A.

For joint accounts, Sections 4A and 4B must be completed and signed by both parties.

•                       If this is an IRA account, please provide Tax ID of Custodian AND Social Security # of individual; both Custodian and individual must sign

•                       Investors who are not individuals (Trusts, Corporations, Limited Partnerships, etc.) must furnish a copy of organizing or other documents evidencing authority of such entity to invest in the Fund.

•                       Check withholding box if applicable

5.               If duplicate statements are needed, please check box and complete

6.               The Financial Advisor (if applicable) must fill out and sign in Section 6.  Broker/dealers may also require the signature of an office manager.

Subscription Representations and Warranties, Subscription Agreement and Power of Attorney together with payment, and all required documents should be sent to either:

1)              the administration office of the selling firm, if firm procedures require, or

2)              to the custodian firm if one is required (sending document early in the month is best if it is to reach the Index Fund before month end), or

3)              to Rogers International Raw Materials Fund, L.P., c/o DPM Mellon, LLC, Two Worlds Fair Drive, Somerset, New Jersey 08873, Attn: Fund Administration or via facsimile to DPM at (732) 563-1193.

Subscriptions close on the last business day of each month and must be received by the Index Fund’s Administration Department AT LEAST (5) CALENDAR DAYS prior to the last business day of the month.

NOTE: The selling firm’s administration department may have an earlier cut-off for subscriptions.

Payment instructions:

BY CHECK:

Rogers International

Raw Materials Fund, L.P.

c/o DPM Mellon, LLC

2 Worlds Fair Drive

Somerset, NJ 08873

BY WIRE:

Mellon Bank

Pittsburgh, PA 15259

ABA #: 043-000-261

f/f/c to Rogers International

Raw Materials Fund, L.P.

account: 043-9355

BY BROKERAGE ACCOUNT:

Check box under SECTION 2 of

Subscription Agreement and

Supply Account number to debit.

B-1

If Investors have specific questions about the subscription process, please contact Refco Securities, LLC at (xxx) xxx-xxxx, or your firm’s administration department.

B-2

EXHIBIT C

Rogers International Raw Materials Fund, L.P.

SUBSCRIPTION REPRESENTATIONS AND WARRANTIES

Investors Name(s):
Social Security #:	or Taxpayer ID #:

As an inducement to the General Partner to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser’s shareholders, partners or beneficiaries), by executing and delivering Purchaser’s Subscription Agreement and Power of Attorney, represents and warrants to the General Partner, the clearing broker, any selling agent who solicited Purchaser’s subscription and the Index Fund, as follows:

(PLEASE INITIAL EACH ITEM TO INDICATE YOUR ACKNOWLEDGEMENT OR REPRESENTATION)

                 (a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so.  Purchaser acknowledges that Purchaser has received a copy of the prospectus, including the Limited Partnership Agreement.

                 (b) All information that Purchaser has furnished to the General Partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser’s subscription, Purchaser will immediately furnish such revised or corrected information to the General Partner.

                 (c) Unless (d) or (e) below is applicable, Purchaser’s subscription is made with Purchaser’s funds for Purchaser’s own account and not as trustee, custodian or nominee for another.

                 (d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

                 (e) If Purchaser is subscribing in a representative capacity, purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which Purchaser is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and become a Limited Partner pursuant to the Limited Partnership Agreement which is attached to the Prospectus as Exhibit A.

                 (f) Purchaser acknowledges receipt, not less than five (5) business days prior to signing the Subscription Agreement and Power of Attorney, of the Prospectus, describing among other things certain risk factors and restrictions on ownership and transfer of Units.

                 (g) If the undersigned is, or is acting on behalf of, an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Plan”), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the Plan responsible for purchasing units (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in the Index Fund for such plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Index Fund is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in the Index Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Index Fund has been duly authorized and approved by all necessary parties; (e) none of the General Partner, Diapason Commodities Management S.A., DPM Mellon, LLC, LLC, Refco Securities, LLC, Price Futures Group, Refco, LLC, any selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Index Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the General Partner, Diapason Commodities Management S.A., DPM Mellon, LLC, Refco Securities, LLC, Price Futures Group, Refco, LLC, each selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision.  The undersigned will, at the request of the General Partner, furnish the General Partner with such information as the General Partner may reasonably require to establish that the purchase of the Units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

                 (h) If the undersigned is acting on behalf of a trust (the “Subscriber Trust”), the individual signing the Subscription Agreement and Power of Attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the Trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

                 (i) Purchaser represents and warrants that Purchaser has (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (similarly calculated) of at least $45,000.  In addition, purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in the Index Fund.  Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles).

State	Income Requirements	Net Worth Requirements

Alabama, Alaska, Arizona, Arkansas, California, Indiana, Massachusetts, Michigan, Missouri, Nebraska, North Carolina, Oregon and South Carolina	Minimum annual gross income of $60,000 if net worth is less than $225,000	Minimum of $225,000* or Minimum of $60,000* (with minimum annual gross income of $60,000)

Iowa and Texas	Minimum annual taxable income of	Minimum of $225,000* or Minimum of
	$60,000 if net worth is less than	$60,000* (with minimum taxable income
	$225,000	of $60,000)

Maine	Minimum annual gross income of	Minimum of $200,000 or Minimum of
	$50,000 if net worth is less than	$50,000 (with minimum annual gross
	$200,000.	income of $50,000).

Pennsylvania	Minimum annual taxable income of	Minimum of $175,000 or Minimum of
	$50,000 if net worth is less than	$100,000 (with minimum annual taxable
	$175,000. In addition, the investment	income of $50,000). In addition, the
	cannot exceed 10% of investor’s net	investment cannot exceed 10% of
	worth.	investor’s net worth.

Ohio		Investment may not exceed 10% of the investor’s liquid net worth.

Exhibit C

Signature Page

The Rogers International Raw Materials Fund, L.P.: INVESTOR INFORMATION

Subscription Agreement and Power of Attorney

1)	CHECK ONE	☐ INITIAL INVESTMENT	☐ ADDITIONAL INVESTMENT

Subscription Amount: $
(minimum $10,000 initial investment; $1,000 additional investment)
2)	Method of payment ☐ CHECK ☐ WIRE (Payable to: The Rogers International Raw Materials Fund, L.P. )	☐	IF PAYMENT IS MADE FROM INVESTOR SECURITY ACCOUNT, ENTER THE
BROKERAGE ACCOUNT NUMBER

ALL DOCUMENTS MUST BE ACCOMPANIED BY A STATE ISSUED PICTURE ID OR DRIVERS LICENSE

3)	Investor Tax Type (check one)
☐	Individual Ownership	☐	Revocable Trust/Grantor*
☐	Tenants in Common	☐	UGMA/UTM (Minor)
☐	Joint Tenants w/ Rights of Survivorship (JTWROS)	☐	Profit Sharing/Pension Plan*
☐	Community Property	☐	Defined Benefit Plan*
☐	Corporation*	☐	SEP	☐	IRA	☐	IRA ROLLOVER
☐	Partnership*	☐	Other (please specify)
☐	Limited Liability Company*

Account Ownership Information	(*APPROPRIATE AUTHORIZATION DOCUMENTS MUST ACCOMPANY SUBSCRIPTION)

4A)	Name & Address Primary Account Owner/Custodian/Trustee/Executor	4B)	Name & Address Joint Owner/Trustee/Additional Executors/Other Fiduciary
☐ MR	☐ MRS	☐ MISS	☐ MS	☐ MR & MRS	☐ CUSTODIAN	☐ MR	☐ MRS	☐ MS	☐ MR & MRS	☐ OTHER
Social Security Number	Date of Birth	Social Security Number	Date of Birth
/ /	/ /
Taxpayer Identification Number	Taxpayer Identification Number
Business Phone	Home Phone	Business Phone	Home Phone
Signature	Signature (Joint Tenant or Custodian when Applicable)

Under penalty of perjury, by signature above, I hereby certify that: (A) the Social Security Number or Taxpayer Identification Number set forth above is my true, correct and complete Social Security Number or Taxpayer Identification Number; (B) I am not subject to backup withholding because I am exempt from backup withholding or because (i) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding, or (ii) the IRS has notified me that I am no longer subject to backup withholding [Cross out item (B) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return] and (C) I am a U.S. person.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications above required to

5)	DUPLICATE STATEMENTS TO:	NAME	ADDRESS

Executing and delivering this Subscription Agreement and Power of Attorney Shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

6) FINANCIAL ADVISOR (IF APPLICABLE) MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the General Partner with respect to an investment in the Units, as set forth in the Prospectus dated [•], 2005 accompanying this Subscription Agreement. I have also informed the investor of the unlikelihood of a secondary public trading market developing in the Units.

I have reasonable grounds to believe, based on information obtained from this investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.

The Financial Advisor MUST sign below in order to substantiate compliance with NASD Rule 2810.

X	X	X	X

Financial Advisor Signature	Date	Office Manager Signature	Date

Selling Firm	F.A. Name

F.A. Phone	F.A. Fax

F.A. Email Address

F.A. Address: Street (P.O. Box not acceptable)	City	State	Zip Code
(for confirmations)

ADMINISTRATOR/GENERAL PARTNER COPY

EXHIBIT D

Rogers International Raw Materials Fund, L.P.

UNITS OF LIMITED PARTNERSHIP INTEREST

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

Rogers International Raw Materials Fund, L.P.

c/o DPM Mellon, LLC

Two Worlds Fair Drive

Somerset, New Jersey 08873

Dear Sir/Madam:

1.   Subscription for Units.     We hereby subscribe for the number of units of Limited Partnership Interest (“Units”) in Rogers International Raw Materials Fund, L.P. (the “Index Fund”) set forth on the reverse side of this Subscription Agreement and Power of Attorney Signature Page, at net asset value per Unit as set forth in the prospectus of the Index Fund dated [•], 2005 (the “Prospectus”).  The minimum initial subscription is $10,000.  The undersigned’s check payable to “Rogers International Raw Materials Fund, L.P.,” in the full amount of the undersigned’s subscription accompanies the Subscription Agreement and Power of Attorney Signature Page or payment has been transmitted by bank wire transfer to Mellon Bank, Pittsburgh, Pennsylvania, ABA Routing No. 043000261, for credit to Rogers International Raw Materials Fund, L.P.; Account No. 043-9355.  Subscriptions must be received at least five (5) business days prior to month end as described in the Prospectus.  If this subscription is accepted, subscriber(s) will earn additional Units in lieu of interest earned on the undersigned’s subscription while held in escrow.  The General Partner, in its sole and absolute discretion, may accept or reject this subscription in whole or in part.  If this subscription is rejected, all funds remitted by the undersigned herewith will be returned, together with any interest actually earned thereon.  All Units are offered subject to prior sale.

2.   If this subscription is accepted, I/we agree to contribute my/our subscription to the Index Fund and to be bound by the terms of the Index Fund’s Limited Partnership Agreement, attached as Exhibit A to the Prospectus.  I/we agree to reimburse the Index Fund and Beeland Management Company, L.L.C. (the “General Partner”) for any expense or loss incurred as a result of the cancellation of my/our Units due to my/our failure to deliver good funds in the amount of the subscription price.  By execution of the Subscription Agreement and Power of Attorney, I/we shall be deemed to have executed the Limited Partnership Agreement.

3.  Representations and Warranties of Subscriber.       I/We have received the Prospectus at least five (5) business days prior to the date of execution hereof.  By submitting this Subscription Agreement and Power of Attorney I/we am/are making the representations and warranties set forth in “Exhibit C—Subscription Requirements” contained in the prospectus, including, without limitation, those representations and warranties relating to my/our net worth and annual income set forth therein.

4.  Power of Attorney.   In connection with my/our acceptance of an interest in the Index Fund, I/we do hereby irrevocably constitute and appoint the General Partner, its successors and assigns, as my/our true and lawful Attorney-in-Fact, with full power of substitution, in my/our name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Index Fund and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Index Fund, a copy of which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of such Agreement itself and by effecting all amendments permitted by the terms thereof.  The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my/our subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me/us of an assignment of the whole or any portion of my/our interest in the Index Fund.

5.  Irrevocability; Governing Law.  I/We hereby acknowledge and agree that I/we am/are not entitled to cancel,

D-1

terminate or revoke this subscription or any of my/our agreements hereunder after the Subscription Agreement and Power of Attorney has been submitted (and not rejected) and that this subscription and such agreements shall survive my/our death or disability, but shall terminate with the full redemption of my/our units in the Index Fund.  The Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

D-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the costs incurred in connection with preparing and filing this Post-Effective Amendment No. 4 to the Index Fund’s Registration Statement.

Approximate Amount

Printing Expenses	85,000
Fees of Certified Public Accountants	25,000
Blue Sky Expenses (Excluding Legal Fees)	5,000
Fees of Counsel	50,000
Miscellaneous Offering Costs	20,000

Total	$185,000

Item 14. Indemnification of Directors and Officers.

The Index Fund’s limited partnership agreement provides that the Index Fund shall indemnify and hold harmless each partner (as well as each member, manager, agent, officer or employee of the general partner and each partner, trustee, officer or director of a member of the general partner, when acting on behalf of the Index Fund or in connection with, Index Fund business) from and against any loss, expense, damage or injury suffered or sustained by them by reason of any acts, omissions or alleged acts or omissions arising out of their activities on behalf of the Index Fund or in furtherance of the interests of the Index Fund, or the issuance and sale of units including but not limited to any judgment, award, settlement, attorney’s fee and other cost or expense incurred in connection with the defense of any actual or threatened action, proceeding or claim; if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were for a purpose reasonably believed to be in the best interests of the Index Fund and did not constitute misconduct or were not performed or omitted fraudulently or in bad faith or as a result of negligence by the partners. Any such indemnification shall be only from the assets of the Index Fund.

The Index Fund’s limited partnership agreement also provides that the Index Fund shall indemnify and hold harmless each limited partner from and against any expense, including reasonable attorney’s fees, incurred in connection with the defense of any actual or threatened action, proceeding or claim arising from the personal liability of any limited partners to creditors of the Index Fund, except to the extent provided in Section 8.5(f) of the limited partnership agreement for debts, liabilities and other obligations of the Index Fund. Section 8.5(f) of the limited partnership agreement provides that a limited partner will have no personal liability for the debts, liabilities and other obligations of the Index Fund from and after the effective date of a complete return of the credit balance in his or her capital account except to the extent provided under Illinois law for debts and liabilities of the Index Fund incurred prior to such effective date, and then only for amounts withdrawn by and distributed to that limited partner.

Item 15. Recent Sales of Unregistered Securities.

The Index Fund sold 50 units to Clyde C. Harrison on May 8, 2000, for $5,000 in order to create an original limited partner, thereby allowing the Index Fund to be formed.

No sales commissions or other consideration were paid in connection with this sale. The Index Fund claims an exemption from registration based on Section 4(2) of the Securities Act of 1933 as a sale not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless indicted) are filed herewith and made a part of this Post-Effective Amendment No. 4 to the Index Fund’s Registration Statement.

(a)           Exhibits.

Exhibit Number	Description of Document
1.1	Form of Amended Selling Agent Agreement (including Selected Additional Agent Agreement)

3.1	Form of Fifth Amended and Restated Limited Partnership Agreement of Registrant (included as Exhibit A to the Prospectus).

5.1	Opinion of Sidley Austin Brown & Wood LLP with respect to the legality of the units.

8.1	Opinion of Sidley Austin Brown & Wood LLP with respect to Federal Tax Aspects.

10.1	Form of Subscription Agreement and Power of Attorney (included as Exhibit D in the Prospectus).

10.2	Form of Customer Agreement with Refco, LLC.

23.1	Consent of Altschuler, Melvoin and Glasser LLP, an independent registered accounting firm.

23.2	Consent of Altschuler, Melvoin and Glasser LLP, an independent registered accounting firm.

23.3	Consent of Vorisek & Company, LLC, an independent public accounting firm.

23.4	Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 8.1).

The following exhibit is incorporated by reference herein from the exhibit of the same description and number filed on May 6, 2003 with Registrant’s Registration Statement on Form S-1 (Reg. No. 333-105040).

5.1	Opinion of Henderson & Lyman relating to the legality of the units.

The following exhibit is incorporated by reference herein from the exhibit of the same description and number filed on July 19, 2000 with Registrant’s Registration Statement on Form S-1 (Reg. No. 333-41780).

10.2	Service Agreement between Registrant and Derivatives Portfolio Management LLC, dated as of June 21, 2000.

(b)	Financial Statement Schedules.

No Financial Schedules are required to be filed herewith.

Item 17. Undertakings.

(a)	(1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago in the State of Illinois on the 16th day of September 2005.

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.
By:	Beeland Management Company, L.L.C.
General Partner

By	/s/ Walter T. Price III
Walter T. Price III
Managing Member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of Beeland Management Company, L.L.C., General Partner of the Registrant, in the capacities and on the date indicated.

/s/ WALTER T. PRICE III	Managing Member (serving as Principal
Walter T. Price III	Executive Officer)

/s/ ALLEN D. GOODMAN	Managing Member (serving as Principal
Allen D. Goodman	Financial Officer and Principal
Accounting Officer)

/s/ JAMES BEELAND ROGERS, JR.	Member
James Beeland Rogers, Jr.

(Being the principal executive officer, principal financial officer, principal accounting officer and constituting a majority of the managing members (the equivalent of the majority of the directors) of Beeland Management Company, L.L.C.)

BEELAND MANAGEMENT COMPANY L.L.C.
General Partner of Registrant

By	/s/ WALTER T. PRICE III
Walter T. Price III
Managing Member

EXHIBIT INDEX

The following documents (unless indicted) are filed herewith and made a part of this Post-Effective Amendment No. 4 to the Index Fund’s Registration Statement.

(a)           Exhibits.

Exhibit Number	Description of Document
1.1	Form of Amended Selling Agent Agreement (including Selected Additional Agent Agreement)

3.1	Form of Fifth Amended and Restated Limited Partnership Agreement of Registrant (included as Exhibit A to the Prospectus).

5.1	Opinion of Sidley Austin Brown & Wood LLP with respect to the legality of the units.

8.1	Opinion of Sidley Austin Brown & Wood LLP with respect to Federal Tax Aspects.

10.1	Form of Subscription Agreement and Power of Attorney (included as Exhibit D in the Prospectus).

10.2	Form of Customer Agreement with Refco, LLC.

23.1	Consent of Altschuler, Melvoin and Glasser LLP, an independent registered accounting firm.

23.2	Consent of Altschuler, Melvoin and Glasser LLP, an independent registered accounting firm.

23.3	Consent of Vorisek & Company, LLC, an independent public accounting firm.

23.4	Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 8.1).

The following exhibit is incorporated by reference herein from the exhibit of the same description and number filed on May 6, 2003 with Registrant’s Registration Statement on Form S-1 (Reg. No. 333-105040).

5.1	Opinion of Henderson & Lyman relating to the legality of the units.

The following exhibits are incorporated by reference herein from the exhibits of the same description and number filed on July 19, 2000 with Registrant’s Registration Statement on Form S-1 (Reg. No. 333-41780).

10.2	Service Agreement between Registrant and Derivatives Portfolio Management LLC, dated as of June 21, 2000.